Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

RA PHARMACEUTICALS, INC.
87 Cambridgepark Drive
Cambridge, MA 02140

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

November 15, 2019

Dear Stockholders of Ra Pharmaceuticals, Inc.:

        You are cordially invited to attend a special meeting of the stockholders of Ra Pharmaceuticals, Inc., a Delaware corporation (referred to as "Ra Pharma," the "Company," "we," "us" or "our"), to be held on Tuesday, December 17, 2019 at 9:00 a.m., local time, at the offices of Latham & Watkins LLP, located at 200 Clarendon Street, Boston, MA 02116 (the special meeting and any adjournments or postponements thereof, referred to as the "Special Meeting").

        We have entered into an Agreement and Plan of Merger (as it may be amended from time to time, referred to as the "Merger Agreement"), dated as of October 9, 2019, with UCB S.A., a société anonyme formed under the laws of Belgium (referred to as "UCB"), and Franq Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of UCB (referred to as "Merger Sub"). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Ra Pharma, with Ra Pharma surviving the merger as an indirect wholly owned subsidiary of UCB (referred to as the "Merger").

        At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (referred to as the "Merger Proposal"). The affirmative vote of the holders of a majority of the shares of Ra Pharma common stock issued and outstanding as of the close of business on November 12, 2019 (referred to as the "Record Date") is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (referred to as the "Adjournment Proposal").

        If the Merger is consummated, you will be entitled to receive $48.00 in cash, without interest and less any applicable withholding taxes, for each share of Ra Pharma common stock that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). Such merger consideration represents a premium of approximately 111% over the Ra Pharma common stock closing price of $22.70 on October 9, 2019, the last trading day before the public announcement that Ra Pharma entered into the Merger Agreement.

        The Board of Directors of Ra Pharma (the "Board"), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement, the Voting Agreement (as defined below) and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Ra Pharma and its stockholders, (ii) adopted, approved and declared advisable the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that Ra Pharma's stockholders vote to approve the adoption of the Merger Agreement. The Board unanimously recommends that Ra Pharma stockholders vote "FOR" the Merger Proposal. In addition, the Board unanimously recommends that Ra Pharma stockholders vote "FOR" the Adjournment Proposal.

        Certain stockholders of Ra Pharma, collectively representing ownership of approximately 24% of the outstanding shares of Ra Pharma common stock as of the Record Date, have each entered into a voting and support agreement, dated as of October 9, 2019, with UCB, pursuant to which, among other matters and subject to the terms thereof, each of them has agreed to vote their shares of Ra Pharma common stock in favor of the Merger Proposal and against certain competing transactions (referred to as the "Voting Agreement").

        The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement and incorporated herein by reference. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the accompanying proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Ra Pharma from documents we file with the Securities and Exchange Commission from time to time.

        Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage prepaid envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

        Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Ra Pharma's common stock entitled to vote thereon.

        If you have questions or need assistance voting your shares of Ra Pharma common stock, please contact:

1407 Broadway, 27th Floor
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
 Toll-Free (800) 322-2885

        On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.

Very truly yours,

Edward T. Mathers Chairman of the Board

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

 PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

        This proxy statement is dated November 15, 2019 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about November 15, 2019.

RA PHARMACEUTICALS, INC.
87 Cambridgepark Drive
Cambridge, MA 02140

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 17, 2019

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Ra Pharmaceuticals, Inc., a Delaware corporation (referred to as "Ra Pharma," the "Company," "we," "us" or "our"), will be held on Tuesday, December 17, 2019 at 9:00 a.m., local time, at the offices of Latham & Watkins LLP, located at 200 Clarendon Street, Boston, MA 02116, for the following purposes:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, and referred to as the "Merger Agreement"), dated as of October 9, 2019, among UCB S.A., a société anonyme formed under the laws of Belgium (referred to as "UCB"), Franq Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of UCB (referred to as "Merger Sub"), and Ra Pharma, pursuant to which Merger Sub will be merged with and into Ra Pharma, with Ra Pharma surviving the merger as an indirect wholly owned subsidiary of UCB (referred to as the "Merger"); and

  2.
  To consider and vote on a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement at the time of the special meeting (the special meeting and any adjournments or postponements thereof, referred to as the "Special Meeting").

        Only stockholders of record as of the close of business on November 12, 2019 (referred to as the "Record Date") are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof.

        The Board unanimously recommends that you vote:

  1.
  "FOR" the proposal to adopt the Merger Agreement (referred to as the "Merger Proposal"); and

  2.
  "FOR" the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (referred to as the "Adjournment Proposal").

        Your vote is very important, regardless of the number of shares you own.    Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

        Under Delaware law, stockholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares of Ra Pharma common stock as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

By Order of the Board of Directors,

David C. Lubner
Executive Vice President, Chief Financial Officer and Secretary

Cambridge, Massachusetts
November 15, 2019

YOUR VOTE IS VERY IMPORTANT!

        If your shares are registered directly in your name:    If you are a stockholder of record, you may grant a proxy to vote your shares through the Internet, by telephone or by mail as described below. Please help us save time and postage costs by granting a proxy through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your proxy to vote your shares is confirmed and posted immediately. To grant a proxy to vote your shares:

1.     BY INTERNET

  a.
  Go to the website at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on December 16, 2019, the day preceding the Special Meeting.

  b.
  Please have your proxy card available to verify your identity and create an electronic proxy.

  c.
  Follow the simple instructions provided.

2.     BY TELEPHONE

  a.
  On a touch-tone telephone, call toll-free 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on December 16, 2019, the day preceding the Special Meeting.

  b.
  Please have your proxy card available to verify your identity.

  c.
  Follow the simple instructions provided.

3.     BY MAIL

  a.
  Complete sign and date your proxy card.

  b.
  Return it prior to December 16, 2019, the day preceding the Special Meeting, in the postage-paid envelope that will be provided.

        If your shares are held in the name of a bank, broker or other nominee:    You will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted. Telephone and Internet voting instructions also may be offered to stockholders owning shares through certain banks and brokers. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting, including the Merger Proposal, without your instructions.

        If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you hold your shares through a bank, broker or other nominee, you must obtain from such nominee a valid "legal proxy" issued in your name in order to vote in person at the Special Meeting.

        We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your shares of Ra Pharma common stock, please contact our proxy solicitor or us by using the contact information provided below:

1407 Broadway, 27th Floor
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

or

Ra Pharmaceuticals, Inc.
87 Cambridgepark Drive
Cambridge, MA 02140
Attention: Investor Relations
Call: 617-401-4060

i

ii

 QUESTIONS AND ANSWERS

        The following questions and answers address some commonly asked questions regarding the special meeting (together with any adjournments or postponements thereof, referred to as the "Special Meeting"), the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, pursuant to which Merger Sub (as defined below) will be merged with and into Ra Pharma (as defined below), with Ra Pharma surviving the merger as an indirect wholly owned subsidiary of UCB (as defined below) (referred to as the "Merger"). Please refer to the "Summary" beginning on page 12 of this proxy statement and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

        Except as otherwise specifically noted in this proxy statement or as context otherwise requires, "Ra Pharma," "we," "our," "us," the "Company" and similar words in this proxy statement refer to Ra Pharmaceuticals, Inc. including, in certain cases, our subsidiaries. Throughout this proxy statement we refer to UCB S.A. as "UCB" and Franq Merger Sub, Inc. as "Merger Sub." In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of October 9, 2019, as it may be amended from time to time, among UCB, Merger Sub and Ra Pharma, as the "Merger Agreement."

Q:
Why am I receiving these materials?

A:
On October 9, 2019, Ra Pharma entered into the Merger Agreement providing for the merger of Merger Sub, an indirect wholly owned subsidiary of UCB, with and into Ra Pharma, with Ra Pharma surviving the merger as an indirect wholly owned subsidiary of UCB. The Board of Directors of Ra Pharma (referred to as the "Board") is furnishing this proxy statement and form of proxy card to the holders of Ra Pharma common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of Ra Pharma by UCB. If the proposal to adopt the Merger Agreement is approved by the holders of a majority of the shares of Ra Pharma common stock issued and outstanding and entitled to vote thereon and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will be merged with and into Ra Pharma, with Ra Pharma surviving the Merger as an indirect wholly owned subsidiary of UCB. As a result of the Merger, Ra Pharma common stock will no longer be publicly traded and will be delisted from the Nasdaq Global Market (referred to as "Nasdaq"). In addition, Ra Pharma common stock will be deregistered under the Securities Exchange Act of 1934, as amended (referred to as the "Exchange Act"), and Ra Pharma will no longer file periodic reports with the U.S. Securities and Exchange Commission (referred to as the "SEC").

Q:
What will I receive if the Merger is consummated?

A:
Upon consummation of the Merger, you will be entitled to receive $48.00 in cash, without interest (referred to as the "Merger Consideration"), less any applicable withholding taxes, for each share of Ra Pharma common stock that you own as of the Effective Time (as defined below), unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (referred to as the "DGCL"). For example, if you own 100 shares of our common stock as of the Effective Time, you will receive $4,800.00 in cash in exchange for your shares of our common stock (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in UCB as a result of the Merger.

Q:
How does the Merger Consideration compare to the unaffected market price of Ra Pharma common stock prior to the public announcement that Ra Pharma entered into the Merger Agreement? How does the Merger Consideration compare to the unaffected market price of Ra Pharma common stock as of a recent trading date?

A:
The Merger Consideration represents a premium of approximately 111% over the closing price of Ra Pharma common stock on Nasdaq of $22.70 on October 9, 2019, the last trading day before the public announcement that Ra Pharma entered into the Merger Agreement. On November 14, 2019, the last practicable trading day before the printing of this proxy statement, the closing price of Ra Pharma common stock on Nasdaq was $46.62 per share. You are encouraged to obtain current market quotations for Ra Pharma common stock.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will take place on Tuesday, December 17, 2019 at the offices of Latham & Watkins LLP, located at 200 Clarendon Street, Boston, MA 02116, at 9:00 a.m., local time.

Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to consider and vote on the following proposals:

•
To adopt the Merger Agreement (referred to as the "Merger Proposal"); and

•
To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting (referred to as the "Adjournment Proposal").

Q:
Who is entitled to vote at the Special Meeting?

A:
Only holders of record of Ra Pharma common stock as of the close of business on November 12, 2019 (referred to as the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were 47,145,946 shares of Ra Pharma common stock issued and outstanding. Each outstanding share of Ra Pharma common stock on that date will entitle its holder to one vote, in person or by proxy, on all matters to be voted on at the Special Meeting.

Q:
What vote is required to approve the proposal to adopt the Merger Agreement?

A:
The affirmative vote of the holders of a majority of the shares of Ra Pharma common stock issued and outstanding as of the Record Date is required to approve the Merger Proposal.

The failure to grant a proxy to vote your shares of common stock by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Special Meeting will have the same effect as a vote "AGAINST" the Merger Proposal. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee on how to vote your shares of Ra Pharma common stock on the Merger Proposal will result in a broker non-vote and will have the same effect as a vote "AGAINST" the Merger Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as a vote "AGAINST" the Merger Proposal.

Q:
Are there any stockholders of Ra Pharma who have committed to vote in favor of the Merger?

A:
Pursuant to a voting and support agreement dated as of October 9, 2019 (referred to as the "Voting Agreement"), Douglas A. Treco (Chief Executive Officer and a director of Ra Pharma), as well as New Enterprise Associates 13, L.P. and RA Capital Management, LLC, each of which is affiliated with a member of the Board, in each case in their respective capacities as holders of Ra Pharma common stock or other equity interests of Ra Pharma, each agreed, among other things and subject to the terms and conditions therein, to vote their shares of Ra Pharma common stock "FOR" the Merger Proposal. As of the Record Date, such stockholders hold, in the aggregate, 11,213,305 shares of Ra Pharma common stock or approximately 24% of the outstanding shares of Ra Pharma common stock entitled to vote at the Special Meeting.

Q:
What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the approval of the Merger Proposal and Adjournment Proposal?

A:
In reaching its decision to unanimously approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend that our stockholders approve the Merger Proposal and the Adjournment Proposal, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 43 of this proxy statement.

Q:
What is a quorum and how many shares are needed to constitute a quorum?

A:
A quorum of stockholders is the presence of stockholders holding the minimum number of shares necessary to transact business at the Special Meeting. The holders of a majority of the voting power of the issued and outstanding shares entitled to vote at the Special Meeting, either present in person or represented by proxy, will constitute a quorum at the Special Meeting. If a quorum is not present, then under our amended and restated bylaws, either (i) the holders of voting stock representing a majority of the voting power present at the Special Meeting or (ii) the presiding officer of the Special Meeting, may each adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting.

If you submit a signed proxy card, grant a proxy electronically over the Internet or by telephone, or submit a ballot in person at the Special Meeting (regardless of whether you indicate how you wish to vote), your shares of Ra Pharma common stock will be counted for purposes of determining the presence of a quorum. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee on how to vote your shares of Ra Pharma common stock will result in a broker non-vote and such shares will not be counted for purposes of determining the presence of a quorum. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.

Q:
What vote is required to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies?

A:
The affirmative vote of the holders of Ra Pharma common stock issued and outstanding representing a majority of the votes properly cast (excluding abstentions), either in person or by proxy, at the Special Meeting is required to approve the Adjournment Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Special Meeting will not have any effect on the Adjournment Proposal. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee on how to vote your shares will result in a broker non-vote and will not have any effect on the Adjournment Proposal. Abstentions will not have any effect on the Adjournment Proposal.

Q:
How does the Board recommend that I vote?

A:
The Board, after considering the various factors described under "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 43 of this proxy statement, unanimously (i) determined that the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Ra Pharma and its stockholders, (ii) adopted, approved and declared advisable the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that our stockholders vote to approve the adoption of the Merger Agreement.

The Board unanimously recommends that you vote "FOR" the Merger Proposal and "FOR" the Adjournment Proposal.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement, including the Merger Agreement, and the documents we include by reference and refer to in this proxy statement carefully and consider how the Merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in "street name," please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:
How do I vote?

A:
If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (referred to as "AST")), there are four ways to cause your shares to be voted at the Special Meeting:

•
by attending the Special Meeting and voting in person by ballot;

•
by visiting the Internet at the address on your proxy card and granting your proxy;

•
by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card and granting your proxy; or

•
by completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted "FOR" each of the Merger Proposal and the Adjournment Proposal.

A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting in person, you are strongly encouraged to grant a proxy to vote your shares of common stock.

  If your shares are held in "street name" through a bank, broker or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting "AGAINST" the Merger Proposal.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, AST, you are considered, with respect to those shares, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Ra Pharma.

If your shares are held through a bank, broker or other nominee, you are considered the "beneficial owner" of such shares of Ra Pharma common stock and are considered to hold them in "street name." In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid "legal proxy" from your bank, broker or other nominee.

Q:
Will my shares of Ra Pharma common stock held in "street name" or another form of record ownership be combined for voting purposes with shares I hold as the stockholder of record?

A:
No. Because any shares of Ra Pharma common stock you may hold in "street name" will be deemed to be held by a different stockholder than any shares of Ra Pharma common stock you hold as the stockholder of record, any shares of Ra Pharma common stock held in "street name" will not be combined for voting purposes with the shares of Ra Pharma common stock you hold as the stockholder of record. Similarly, if you own shares of Ra Pharma common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Ra Pharma common stock because they are held in a different form of record ownership. Shares of Ra Pharma common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Ra Pharma common stock held in an individual retirement account must be voted under the rules governing the account.

Q:
If I hold my shares of Ra Pharma common stock in "street name," will my bank, broker or other nominee vote my shares for me on the proposals to be considered at the Special Meeting?

A:
Not without your direction. Your bank, broker or other nominee will only be permitted to vote your shares of Ra Pharma common stock on any "non-routine" proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your shares of Ra Pharma common stock with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your shares of Ra Pharma common stock. Without such instructions, a broker non-vote will result, and your shares will not be voted at the Special Meeting. A broker non-vote will have the same effect as if you voted "AGAINST" the Merger Proposal.

Q:
What happens if I do not vote?

A:
The required vote to approve the Merger Proposal is based on the total number of shares of Ra Pharma common stock issued and outstanding as of the close of business on the Record Date, not just the shares that are voted at the Special Meeting. If you do not vote in person or by proxy, it will have the same effect as a vote "AGAINST" the Merger Proposal.

Q:
May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•
delivering a written notice of revocation of your proxy to our Corporate Secretary at Ra Pharmaceuticals, Inc., Attention: Investor Relations, 87 Cambridgepark Drive, Cambridge, MA 02140;

•
signing and submitting, as applicable, a new proxy card with a later date and returning it to us prior to 11:59 pm Eastern Time on December 16, 2019, the day preceding the Special Meeting, by the Internet or mail, in each case, dated after the date of the proxy being revoked;

•
submitting a new proxy by telephone prior to 11:59 pm Eastern Time on December 16, 2019, the day preceding the Special Meeting; or

•
attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked).

Please note that if you hold your shares of common stock in "street name," and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you should contact your bank, broker or other nominee for instructions regarding how to change or revoke your vote. You may also vote in person at the Special Meeting if you obtain a valid "legal proxy" from your bank, broker or other nominee.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person (referred to as a "proxy") to vote your shares of Ra Pharma common stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Ra Pharma common stock is called a "proxy card." The Board has designated each of Douglas A. Treco and David C. Lubner, with full power of substitution, as proxies for the Special Meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to grant a proxy to vote your shares, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted "FOR" or "AGAINST" or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) "FOR" the Merger Proposal and (ii) "FOR" the Adjournment Proposal.

Q:
May I attend the Special Meeting and vote in person?

A:
Yes. All stockholders of Ra Pharma as of the Record Date may attend the Special Meeting and vote in person. Stockholders will need to present proof of ownership of our common stock, such as a bank or brokerage account statement, and a form of personal identification, to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting. Even if you plan to attend the Special Meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or grant a proxy electronically over the Internet or via telephone to ensure that your shares will be represented at the Special Meeting. If you hold your shares in "street name," because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid "legal proxy" from your bank, broker or other nominee.

Q:
What happens if I sell or otherwise transfer my shares of Ra Pharma common stock before consummation of the Merger?

A:
If you sell or transfer your shares of our common stock before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your shares of our common stock through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your shares of Ra Pharma common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Ra Pharma in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your shares of Ra Pharma common stock, but you will have retained your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Ra Pharma common stock after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.

Q:
How will I receive the Merger Consideration to which I am entitled?

A:
If you hold your shares of common stock in certificated form, or in book-entry form but not through The Depository Trust Company (referred to as "DTC"), you will receive a letter of transmittal shortly after the Merger is consummated instructing you how to surrender your stock certificates or book-entry shares, as applicable, to a paying agent to be designated by UCB in order to receive the Merger Consideration to which you are entitled. Please do not send in your stock certificates now.

If you hold your shares of common stock through DTC in book-entry form, you will not be required under the Merger Agreement to take any specific actions to exchange your shares for the Merger Consideration.

If your shares of Ra Pharma common stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the Merger Consideration.

Q:
I do not know where my stock certificate is. How will I get the Merger Consideration for my shares?

A:
If the Merger is consummated, the transmittal materials you will receive after the consummation of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to post a bond as indemnity against any potential loss.

Q:
When do you expect the Merger to be consummated?

A:
Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement by the holders of a majority of the shares of Ra Pharma common stock issued and outstanding and entitled to vote thereon, the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to as the "HSR Act"), and certain other customary conditions.

We currently anticipate that the Merger will be consummated by the end of the first quarter of 2020, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible that factors outside the control of Ra Pharma and UCB could result in the Merger being consummated earlier, at a later time or not at all.

Q:
What effects will the Merger have on Ra Pharma?

A:
Our common stock is currently registered under the Exchange Act, and is listed on Nasdaq under the symbol "RARX." As a result of the Merger, Ra Pharma will cease to be a publicly traded company and will become an indirect wholly owned subsidiary of UCB. As soon as reasonably practicable following the consummation of the Merger, our common stock will cease trading on and be delisted from Nasdaq and will be deregistered under the Exchange Act, and Ra Pharma will no longer be required to file periodic reports with the SEC.

Q:
What happens if the Merger is not consummated?

A:
If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of Ra Pharma common stock entitled to vote thereon or if the Merger is not consummated for any other reason, Ra Pharma stockholders will not receive any payment for their shares of our common stock. Instead, Ra Pharma will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay UCB a termination fee of $75 million upon the termination of the Merger Agreement as described under "The Merger Agreement—Termination Fee; Certain Expenses" beginning on page 94 of this proxy statement.

Q:
Do any directors or executive officers have interests in the Merger that may differ from those of Ra Pharma stockholders generally?

A:
In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by our stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see "The Merger—Interests of the Directors and Executive Officers of Ra Pharma in the Merger" beginning on page 58 of this proxy statement.

Q:
Who will count the votes obtained at the Special Meeting?

A:
The votes will be counted by the inspector of election appointed for the Special Meeting.

Q:
Where can I find the voting results of the Special Meeting?

A:
We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the Special Meeting. All reports that we file with the SEC are publicly available when filed. See "Where You Can Find More Information" beginning on page 103 of this proxy statement.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Ra Pharma common stock for cash pursuant to the Merger?

A:
The exchange of our common stock for cash pursuant to the Merger generally will require a "U.S. Holder" (as defined below under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 68 of this proxy statement) to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder's adjusted tax basis in the shares of our common stock surrendered pursuant to the Merger. A "Non-U.S. Holder" (as defined below under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 68 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. We recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the U.S. federal income tax consequences of the Merger is provided under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 68 of this proxy statement.

Q:
What will the holders of Ra Pharma stock options, restricted stock units and the participants in Ra Pharma's employee stock purchase plan receive in the Merger?

A:
As of the Effective Time, each Ra Pharma stock option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, exercisable or not, will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to (subject to any applicable withholding taxes or other amounts required by applicable law to be withheld) the product of (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such cancelled Ra Pharma stock option multiplied by (ii) the aggregate number of shares of Ra Pharma common stock subject to such Ra Pharma stock option immediately prior to the Effective Time. Ra Pharma stock options with a per share exercise price equal to or exceeding the Merger Consideration will be cancelled without payment.

The Merger Agreement also provides that each Ra Pharma restricted stock unit that is outstanding immediately prior to the Effective Time (referred to as an "RSU"), whether vested or unvested, will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to (subject to any applicable withholding taxes or other amounts required by applicable law to be withheld) the product of (i) the Merger Consideration multiplied by (ii) the total number of shares of Ra Pharma common stock subject to such RSU.

The Merger Agreement provides that Ra Pharma, the Board and the compensation committee of the Board, as applicable, will take all actions reasonably necessary to terminate Ra Pharma's 2016

  Employee Stock Purchase Plan (referred to as the "ESPP") and all outstanding rights thereunder as of the day immediately prior to the consummation of the Merger, contingent upon the occurrence of the consummation of the Merger. If the consummation of the Merger occurs during the offering or purchase period under the ESPP that is in effect as of the date of the Merger Agreement, (i) the final exercise date under the ESPP will be the date that Ra Pharma determines in its sole discretion (which will be no later than the date that is five days prior to the date of consummation of the Merger), (ii) each participant's accumulated contributions under the ESPP will be used to purchase whole shares in accordance with the ESPP, (iii) the ESPP will terminate effective as of the Closing Date, contingent upon the occurrence of the consummation of the Merger and (iv) as promptly as practicable following the purchase of shares in accordance with the foregoing clause (ii), the participant will be returned the funds, if any, remaining in his or her account after such purchase. Participants who purchased shares of our common stock under the ESPP will receive the same Merger Consideration in the same manner as other stockholders for each such share the participant holds as of the Effective Time. For additional information regarding the ESPP, see "The Merger—Treatment of Equity Awards; ESPP" beginning on page 73 of this proxy statement.

Q:
Am I entitled to appraisal rights instead of receiving the Merger Consideration for my shares of Ra Pharma common stock under the DGCL?

A:
Yes. As a holder of Ra Pharma common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, stockholders who do not vote for the adoption of the Merger Agreement, have the right to seek appraisal of the fair value of their shares of Ra Pharma common stock as determined by the Delaware Court of Chancery, if the Merger is consummated, but only if they comply fully with all applicable requirements of Section 262 of the DGCL, which are summarized in this proxy statement and reproduced in its entirety as Annex B to this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Ra Pharma before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Because any proxy that is submitted without an indication as to how you wish to vote will be voted "FOR" the Merger Proposal, if you wish to exercise appraisal rights or preserve your right to do so, any proxy submitted by you must provide instructions to vote "AGAINST" or "ABSTAIN" on the Merger Proposal. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See "The Merger—Appraisal Rights" beginning on page 63 of this proxy statement.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your shares of common stock are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares of Ra Pharma common stock are voted.

Q:
What is householding and how does it affect me?

A:
The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of shares of our common stock held through brokerage firms. If your family has multiple accounts holding shares of our common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:
Who can help answer my questions?

A:
If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your shares of Ra Pharma common stock, please contact our proxy solicitor or us at the contact information provided below:

1407 Broadway, 27th Floor
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

or

Ra Pharmaceuticals, Inc.
87 Cambridgepark Drive
Cambridge, MA 02140
Attention: Investor Relations
Call: 617-401-4060

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY

        This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 103 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.

The Companies (page 24)

Ra Pharmaceuticals, Inc.

        Ra Pharma is a Delaware corporation with principal executive offices located at 87 Cambridgepark Drive, Cambridge, MA 02140, telephone number (617) 401-4060. Ra Pharma is a clinical-stage biopharmaceutical company focused on the field of complement biology to bring innovative and accessible therapies to patients with rare diseases. Ra Pharma develops peptides and small molecules to target key components of the complement cascade. The common stock of Ra Pharma is listed on Nasdaq under the symbol "RARX." See "The Companies—Ra Pharmaceuticals, Inc." beginning on page 24 of this proxy statement.

        Additional information about Ra Pharmaceuticals is contained in certain of its public filings that are incorporated herein by reference. See "Where You Can Find More Information" beginning on page 103 of this proxy statement.

UCB S.A.

        UCB is a Belgian company with principal executive offices located at Allée de la Recherche, 60, B-1070 Brussels, Belgium, telephone number (32) 2-559-99-99. UCB is a global biopharmaceutical company focused on the discovery and development of innovative medicines and solutions to transform the lives of people living with severe diseases of the immune system or of the central nervous system. See "The Companies—UCB S.A." beginning on page 24 of this proxy statement.

Franq Merger Sub, Inc.

        Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of UCB, with a registered office located at 1209 Orange Street, Wilmington, Delaware 19801. It was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement. See "The Companies—Franq Merger Sub, Inc." beginning on page 24 of this proxy statement.

The Special Meeting (page 25)

        This proxy statement is furnished in connection with the solicitation by the Board of proxies to be voted at a Special Meeting of Ra Pharma stockholders to be held on Tuesday, December 17, 2019, at the offices of Latham & Watkins LLP, located at 200 Clarendon Street, Boston, MA 02116, at 9:00 a.m., local time.

        At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal and (ii) the Adjournment Proposal.

The Merger Proposal (page 97)

        You will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into Ra Pharma, with Ra Pharma surviving the Merger as an indirect wholly owned subsidiary of UCB and that at the Effective Time and as a result of the Merger, each share of our common stock issued and outstanding immediately prior to the Effective Time (other than shares held by Ra Pharma, UCB, any wholly owned subsidiary of Ra Pharma or of UCB, or any stockholder who validly exercises his, her or its appraisal rights) will be automatically cancelled and converted into the right to receive the Merger Consideration.

        Following the Merger, Ra Pharma common stock will no longer be publicly listed and traded on Nasdaq, and existing Ra Pharma stockholders will cease to have any ownership interest in Ra Pharma.

Record Date; Shares Entitled to Vote; Quorum (page 25)

        You are entitled to receive notice and to vote at the Special Meeting if you owned shares of Ra Pharma common stock as of the close of business on the Record Date for the Special Meeting.

        A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares entitled to vote at the Special Meeting, will constitute a quorum at the Special Meeting, permitting Ra Pharma to transact business at the Special Meeting.

Vote Required to Approve the Merger (page 26)

        Each share of common stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

        Approval of the Merger Proposal requires the holders of a majority of the shares of Ra Pharma common stock issued and outstanding as of the close of business on the Record Date to vote "FOR" the Merger Proposal. A failure to vote your shares of common stock or an abstention from voting for the Merger Proposal will have the same effect as a vote "AGAINST" the Merger Proposal.

        As of the Record Date, there were approximately 47,145,946 shares of our common stock outstanding and entitled to vote at the Special Meeting.

Recommendation of the Board and Reasons for the Merger (page 43)

        The Board, after considering various factors more fully described under "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 43 of this proxy statement, unanimously (i) determined that the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Ra Pharma and its stockholders, (ii) adopted, approved and declared advisable the Merger Agreement, the Voting Agreement and the transactions contemplated by the Merger Agreement, including the Merger and (iii) resolved to recommend that Ra Pharma's stockholders vote to approve the adoption of the Merger Agreement. The Board unanimously recommends that Ra Pharma stockholders vote "FOR" the Merger Proposal. In addition, the Board unanimously recommends that Ra Pharma stockholders vote "FOR" the Adjournment Proposal.

Voting Agreement (page 62)

        Concurrently with the entry into the Merger Agreement, Douglas A. Treco (Chief Executive Officer and a director of Ra Pharma), as well as New Enterprise Associates 13, L.P. and RA Capital

Management, LLC, each of which is affiliated with a member of the Board, in each case solely in their respective capacities as holders of common stock or other equity interests of Ra Pharma, entered into the Voting Agreement, pursuant to which, among other things and subject to the terms and conditions therein, they agreed to vote their shares of Ra Pharma common stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, and against certain competing transactions as described under "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement. Such stockholders collectively hold approximately 24% of the outstanding shares of our common stock entitled to vote at the Special Meeting as of the Record Date. Each stockholder party to the Voting Agreement waived appraisal rights and the right to participate in any class action with respect to any claim, derivative or otherwise, related to the Merger Agreement or the transactions contemplated thereby.

        The Voting Agreement terminates upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Voting Agreement by written notice from UCB to the stockholders party thereto and (iii) the termination of the Merger Agreement in accordance with its terms. The Voting Agreement does not limit or restrict in any way the stockholders party thereto, or their respective designees, in their capacities as a director or officer of Ra Pharma, as applicable, from acting in such capacity.

        A copy of the Voting Agreement executed by such stockholders is attached as Annex D to this proxy statement.

Opinion of Centerview Partners LLC (page 48)

        Ra Pharma retained Centerview Partners LLC (referred to as "Centerview") as financial advisor to the Board in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement (collectively referred to as the "Transaction" throughout this summary section and the section below under the caption "The Merger—Opinion of Centerview Partners LLC" beginning on page 48). In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Ra Pharma common stock of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement (other than Cancelled Shares (as defined below), Dissenting Shares (as defined below) or shares of Ra Pharma common stock held by an affiliate of Ra Pharma or UCB (which shares described in this parenthetical are referred to collectively as "Excluded Shares" throughout this summary section and the summary of Centerview's opinion in the section under the caption "The Merger—Opinion of Centerview Partners LLC")). On October 9, 2019, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated October 9, 2019 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of Ra Pharma common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

        The full text of Centerview's written opinion, dated October 9, 2019, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Centerview's financial advisory services and opinion were provided for the information and assistance of the members of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview's opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Ra Pharma common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview's opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Ra Pharma or any other person as to how such stockholder or other person should vote with respect to the Merger Proposal or otherwise act with respect to the Transaction or any other matter.

        The full text of Centerview's written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Certain Effects of the Merger on Ra Pharma (page 33)

        Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Ra Pharma, with Ra Pharma surviving as an indirect wholly owned subsidiary of UCB. Throughout this proxy statement, we use the term "surviving corporation" to refer to Ra Pharma as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

        The effective time of the Merger (referred to as the "Effective Time") will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and UCB may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term "Closing Date" to refer to the date on which the closing of the Merger occurs.

Effect on Ra Pharma if the Merger is Not Consummated (page 33)

        If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of Ra Pharma common stock entitled to vote thereon or if the Merger is not consummated for any other reason, Ra Pharma stockholders will not receive any payment for their shares of Ra Pharma common stock. Instead, Ra Pharma will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Ra Pharma may be required to pay UCB a termination fee, as described under "The Merger Agreement—Termination Fee; Certain Expenses" beginning on page 94 of this proxy statement.

        Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is likely that the price of our common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Merger Consideration (page 34)

        In the Merger, each outstanding share of our common stock (other than Cancelled Shares and Dissenting Shares, each as defined below) will be converted into the right to receive the Merger Consideration. All shares of Ra Pharma common stock converted into the right to receive the Merger Consideration will automatically be cancelled, and will cease to exist, and each share represented by a certificate (referred to as "Certificates") or non-certificated share represented by book-entry (referred to as "Book-Entry Shares", with those held through DTC referred to as "DTC Book-Entry Shares" and those not held through DTC are referred to as "Non-DTC Book-Entry Shares"), which immediately prior to the Effective Time represented shares of Ra Pharma common stock, will cease to have any rights with respect to such shares of Ra Pharma common stock other than the right to receive the Merger Consideration. As described further under "The Merger Agreement—Payment for Ra Pharma Common Stock" beginning on page 74 of this proxy statement, on the Closing Date, UCB will deposit or cause to be deposited cash in an amount necessary to pay the aggregate Merger Consideration with a paying agent designated by UCB that is reasonably acceptable to Ra Pharma (referred to as the "paying agent") (which amount will not include any amounts payable to the holders of Ra Pharma stock options or RSUs). Promptly after consummation of the Merger, you will receive a letter of transmittal instructing you to send your Certificates or Non-DTC Book-Entry Shares to the paying agent in order to receive the Merger Consideration for each share of our common stock represented by such Certificates or Book-Entry Shares.

        At the Effective Time, any shares of Ra Pharma common stock held, in each case immediately prior to the Effective Time, directly by Ra Pharma as treasury stock, directly by UCB or any wholly owned subsidiary of UCB (including Merger Sub) or any wholly owned subsidiary of Ra Pharma (referred to as "Cancelled Shares") will automatically be cancelled and will cease to exist, and no consideration or payment will be delivered in exchange for such shares.

        Further, any shares of Ra Pharma common stock owned by stockholders who did not vote in favor of approving the Merger Proposal and who are entitled to demand and have properly made a demand for appraisal and who comply with all applicable provisions of Section 262 of the DGCL (referred to as "Section 262") and do not thereafter fail to perfect, waive, effectively withdraw, or otherwise lose their appraisal rights under Delaware law (referred to as "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, and the holders thereof will be entitled only to such rights as are granted by Section 262 of the DGCL.

        After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Ra Pharma stockholder as a result of the Merger (except that any holder of Dissenting Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in UCB or the surviving corporation.

Treatment of Ra Pharma Stock Options and Restricted Stock Units (page 73)

        Under the Merger Agreement, each Ra Pharma stock option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, exercisable or not, will be cancelled and converted into the right to receive, after the Effective Time, an amount in cash equal to (subject to any applicable withholding taxes or other amounts required by applicable law to be withheld) the product of (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such cancelled Ra Pharma stock option multiplied by (ii) the aggregate number of shares of Ra Pharma common stock subject to such Ra Pharma stock option immediately prior to the Effective Time. Ra Pharma stock options with a per share exercise price equal to or exceeding the Merger Consideration will be cancelled without payment.

        The Merger Agreement also provides that each RSU, whether vested or unvested, will be cancelled and converted into the right to receive, after the Effective Time, an amount in cash equal to (subject to any applicable withholding taxes or other amounts required to be withheld by applicable law) the product of (i) the Merger Consideration multiplied by (ii) the total number of shares of Ra Pharma common stock subject to such RSU.

Effect Upon Employee Stock Purchase Plan (page 73)

        The Merger Agreement provides that Ra Pharma, the Board and the compensation committee of the Board, as applicable, will take all actions reasonably necessary to terminate the ESPP and all outstanding rights thereunder as of the day immediately prior to the Closing Date, contingent upon the occurrence of the consummation of the Merger. If the Closing Date occurs during the offering or purchase period under the ESPP that is in effect as of the date of the Merger Agreement, (i) the final exercise date under the ESPP will be the date that Ra Pharma determines in its sole discretion (which will be no later than the date that is five days prior to the Closing Date), (ii) each participant's accumulated contributions under the ESPP will be used to purchase whole shares in accordance with the ESPP, (iii) the ESPP will terminate effective as of the Closing Date, contingent upon the occurrence of the consummation of the Merger and (iv) as promptly as practicable following the purchase of shares in accordance with the foregoing clause (ii), the participant will be returned the funds, if any, remaining in his or her account after such purchase. Participants who purchased shares of our common stock under the ESPP will receive the same Merger Consideration in the same manner as other stockholders for each such share the participant holds as of the Effective Time. For additional information regarding the ESPP, see "The Merger—Treatment of Equity Awards; ESPP" beginning on page 73 of this proxy statement.

Interests of the Directors and Executive Officers of Ra Pharma in the Merger (page 58)

        In considering the recommendation of the Board with respect to the Merger Proposal, our stockholders should be aware that members of the Board and Ra Pharma's executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of Ra Pharma stockholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that the Ra Pharma stockholders adopt the Merger Agreement. These potential interests include, but may not be limited to:

  •
  accelerated vesting of equity awards;

  •
  entitlement to severance benefits under preexisting severance arrangements;

  •
  the anticipated payment, at or prior to the Effective Time, of transaction bonuses that may be approved by the Board to certain key individuals, including certain executive officers, subject to continued employment through the Effective Time; and

  •
  continued indemnification in favor of the current and former directors and officers of Ra Pharma, as well as certain obligations related to maintenance of directors' and officers' liability insurance.

        For additional information on the potential interests of members of the Board and Ra Pharma's executive officers in the Merger, see "The Merger—Interests of the Directors and Executive Officers of Ra Pharma in the Merger" beginning on page 58.

Financing of the Merger (pages 62 and 89)

        The Merger Agreement is not conditioned upon receipt of financing by UCB. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $2.459 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement and (ii) make payments in respect of outstanding Ra Pharma stock options and RSUs pursuant to the Merger Agreement.

        We understand that UCB expects to fund amounts needed for the acquisition of Ra Pharma under the Merger Agreement through the proceeds of new debt financing and the use of cash on hand. UCB has made available to us a copy of a fully executed term facility agreement (referred to as the "Facility Agreement"), dated October 10, 2019, with, among others, BNP Paribas Fortis SA/NV and Bank of America Merrill Lynch International Designated Activity Company as arrangers, and BNP Paribas Fortis SA/NV as agent. Pursuant to the Facility Agreement, and subject to the terms and conditions set forth therein, UCB has obtained, from BNP Paribas Fortis SA/NV and Bank of America, N.A., London Branch, debt financing commitments in an aggregate principal amount of $2.07 billion for the transactions contemplated by the Merger Agreement. The obligation of the lenders to provide such debt financing is contingent on the satisfaction or waiver (to the extent permitted by the Facility Agreement) of customary conditions, including the satisfaction of the conditions required for consummation of the Merger in accordance with the Merger Agreement.

        We have agreed to use our reasonable best efforts to provide to UCB and Merger Sub such cooperation as may be reasonably requested by UCB or Merger Sub in connection with the arrangement of the debt financing contemplated by the Facility Agreement, subject to the terms set forth in the Merger Agreement. For more information, see "The Merger Agreement—Financing Covenants" beginning on page 89.

Appraisal Rights (page 63)

        Pursuant to Section 262, stockholders who do not vote in favor of adoption of the Merger Agreement and who comply fully with and properly demand appraisal under the applicable requirements of Section 262 and do not otherwise fail to perfect, waive, withdraw or otherwise lose the right to appraisal under Delaware law, have the right to seek appraisal of the fair value of their shares of Ra Pharma common stock, as determined by the Delaware Court of Chancery, if the Merger is consummated. The "fair value" of such shares of Ra Pharma common stock as determined by the Delaware Court of Chancery may be more than, less than, or equal to the value of the Merger Consideration that the stockholders would otherwise be entitled to receive under the terms of the Merger Agreement. Ra Pharma stockholders also should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, "fair value" under Section 262. Ra Pharma stockholders who wish to preserve any appraisal rights they may have must submit a written demand for appraisal to Ra Pharma at Ra Pharmaceuticals, Inc., Attention: Investor Relations, 87 Cambridgepark Drive, Cambridge, MA 02140, before the vote to adopt the Merger Agreement is taken, and must otherwise follow fully the procedures prescribed by Section 262. For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of their shares of Ra Pharma common stock, see "The Merger—Appraisal Rights" beginning on page 63 of this proxy statement and the text of Section 262, which is reproduced in its entirety as Annex B to this proxy statement.

U.S. Federal Income Tax Consequences of the Merger (page 68)

        The receipt of cash for shares of Ra Pharma common stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder in exchange for such U.S. Holder's shares of Ra Pharma common stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the Merger and such U.S. Holder's adjusted tax basis in the shares of Ra Pharma common stock surrendered in the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 68 of this proxy statement and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 71)

        Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period under the HSR Act has expired or been terminated, and any other clearance, approval or consent that is required under any other applicable antitrust law has been obtained. Ra Pharma, UCB and their respective affiliates filed their respective HSR Act notifications on October 23, 2019. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Litigation Related to the Merger (page 71)

        Since the announcement of the entry into the Merger Agreement, a lawsuit entitled Elaine Wang v. Ra Pharmaceuticals, Inc., et al., was filed in the United States District Court for the District of Delaware, and a putative class action lawsuit entitled Earl M. Wheby, Jr. v. Ra Pharmaceuticals, Inc., et al., was filed in the United States District Court for the District of Delaware, in each case with Ra Pharma and the members of the Board named as defendants.

        For information regarding the pending litigation, please see the section entitled "The Merger—Litigation Related to the Merger" beginning on page 71.

No Solicitation; Ra Pharma Acquisition Proposals (page 83)

        From October 9, 2019 until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Ra Pharma is generally not permitted to (and will cause its subsidiaries and its and their respective representatives generally not to):

  •
  subject to certain limited exceptions, initiate, solicit, propose, knowingly encourage or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal (as defined and described under "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement);

  •
  subject to certain limited exceptions, engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

  •
  furnish any nonpublic information relating to Ra Pharma or any of its subsidiaries or afford access to nonpublic information relating to the business, properties, assets, books or records of Ra Pharma or any of its subsidiaries to any third party in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

  •
  amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Ra Pharma or any of its subsidiaries, subject to certain exceptions where the failure to amend or grant any waiver or release would be inconsistent with the directors' fiduciary duties under the DGCL; or

  •
  subject to certain limited exceptions, otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal.

        However, if before obtaining the affirmative vote of the holders of not less than a majority of the outstanding shares of Ra Pharma common stock in favor of the Merger Proposal (which is referred to as the "Requisite Company Vote"), Ra Pharma receives a bona fide written Acquisition Proposal that did not result from or in connection with a breach of Ra Pharma's covenants and agreements related to non-solicitation as set forth in the Merger Agreement and the Board determines in good faith, after consultation with Ra Pharma's financial advisors and outside legal counsel, that such proposal constitutes or could reasonably be expected to result in a Superior Proposal (as defined and described under "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement), Ra Pharma may:

  •
  furnish information in response to a request by the third party making such Acquisition Proposal so long as such information was or is made available to UCB, and such person enters into an acceptable confidentiality agreement; and

  •
  engage or participate in any discussions or negotiations with such third party regarding such Acquisition Proposal.

        Except as described below, neither the Board nor any committee of the Board is permitted to take any action constituting an Adverse Recommendation Change (as defined and described in more detail under "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement) or cause Ra Pharma to enter into an agreement relating to an Acquisition Proposal, as described in more detail under "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement.

        Before obtaining the Requisite Company Vote, the Board, in response to (i) a Superior Proposal that is received by Ra Pharma that did not result from a breach of Ra Pharma's covenants and agreements related to non-solicitation as set forth in the Merger Agreement or (ii) an Intervening Event (as defined and described under "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement), may authorize and cause Ra Pharma to:

  •
  effect an Adverse Recommendation Change; or

  •
  terminate the Merger Agreement and concurrently with such termination enter into a binding and definitive agreement with respect to such Superior Proposal.

        However, the Board is not permitted to take the actions described in the bullet points immediately above unless, among other things, (i) the Board determines in good faith, after consultation with Ra Pharma's outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with the Board's fiduciary duties under the DGCL (ii) we provide advance notice to UCB and (iii) during such advance notice period, we negotiate in good faith with UCB (to the extent UCB wishes to negotiate) revisions to the terms of the Merger Agreement (all as described in more detail under "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement).

        For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties, the limitations on changes of recommendation by our Board and approving or recommending a Superior Proposal, see "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement.

Conditions to the Merger (page 91)

        The obligations of Ra Pharma, UCB and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by each such party) prior to the Effective Time of the following conditions:

  •
  adoption of the Merger Agreement by holders of a majority of the outstanding shares of Ra Pharma common stock entitled to vote thereon;

  •
  the absence of any law or any injunction, order or decree that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and

  •
  (i) the expiration or termination of any applicable waiting period under the HSR Act and (ii) obtaining any other clearance, approval or consent that is required under any other applicable antitrust law.

        The obligations of UCB and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by UCB) of the following conditions:

  •
  the accuracy of the representations and warranties made in the Merger Agreement by Ra Pharma, subject to certain materiality qualifications and other exceptions;

  •
  Ra Pharma's performance of and compliance in all material respects with obligations required to be performed or complied with prior to the closing of the Merger under the Merger Agreement;

  •
  the absence of an event, state of facts, circumstance, change, occurrence, development, condition or effect, since October 9, 2019, that has had a Company Material Adverse Effect (as defined under "The Merger Agreement—Representations and Warranties" beginning on page 75 of this proxy statement) that is continuing; and

  •
  delivery of an officer's certificate by Ra Pharma certifying that the conditions described in the three preceding bullet points have been satisfied.

        The obligations of Ra Pharma to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by Ra Pharma) of the following conditions:

  •
  the accuracy of the representations and warranties made in the Merger Agreement by UCB, subject to certain materiality qualifications and other exceptions;

  •
  UCB and Merger Sub's performance of and compliance in all material respects with obligations required to be performed or complied with prior to the closing of the Merger under the Merger Agreement; and

  •
  the delivery of an officer's certificate by UCB certifying that the conditions described in the two preceding bullet points have been satisfied.

Termination (page 92)

        The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained (except as otherwise stated below), as follows:

  •
  by mutual written agreement of Ra Pharma and UCB;

  •
  by either Ra Pharma or UCB if:

  •
  the Merger is not consummated by April 9, 2020 (which date can be extended, under certain circumstances, to July 9, 2020, and subsequently to October 9, 2020, and is referred to, including as so extended, as the End Date, as defined and as described in more detail under "The Merger Agreement—Termination" beginning on page 92 of this proxy statement), provided that this right to terminate the Merger Agreement will not be available to any party that has breached in any material respect any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner that was the primary cause of or primarily resulted in the failure of a condition to the consummation of the Merger to be satisfied;

  •
  any law or injunction, order or decree permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement becomes final and non-appealable; provided that the party seeking to terminate the Merger Agreement pursuant thereto has used reasonable best efforts to prevent the entry of and to remove such restraint in accordance with the Merger Agreement and that the right to terminate the Merger Agreement will not be available to any party that has breached in any material respect any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner that was the primary cause of or primarily resulted in the failure to satisfy the conditions to the consummation of the Merger relating to the receipt of all required antitrust approvals for the Merger or the absence of any such legal restraint; or

    •
    the Special Meeting, at which a vote on the Merger Proposal has been taken, has concluded and the Requisite Company Vote has not been obtained;

  •
  by UCB if:

  •
  at any time prior to obtaining the Requisite Company Vote, the Board takes any action that would constitute an Adverse Recommendation Change; or

  •
  Ra Pharma breaches or fails to perform any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach or failure to perform would cause any of the conditions to the closing of the Merger of UCB and Merger Sub not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by Ra Pharma within the earlier of (i) 30 days of receipt by Ra Pharma of written notice of such breach or failure or (ii) three business days prior to the End Date, provided that UCB will not have the right to terminate the Merger Agreement pursuant to this provision if UCB or Merger Sub has breached in any material respect any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner that was the primary cause of or primarily resulted in the failure of a condition to the consummation of the Merger to be satisfied;

  •
  by Ra Pharma:

  •
  at any time prior to obtaining the Requisite Company Vote, in order to accept a Superior Proposal and enter into, immediately following such termination, a binding and definitive written agreement with respect to such Superior Proposal; provided that (i) Ra Pharma has materially complied with its covenants and agreements related to non-solicitation and as more fully described under "The Merger Agreement—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement and (ii) Ra Pharma pays to UCB a termination fee as more fully described under "The Merger Agreement—Termination Fee; Certain Expenses" beginning on page 94 of this proxy statement; or

  •
  if UCB or Merger Sub breaches or fails to perform any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach or failure to perform would cause any of the conditions to closing of Ra Pharma not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by Ra Pharma within the earlier of (i) 30 days of receipt by UCB of written notice of such breach or failure or (ii) three business days prior to the End Date, provided that Ra Pharma will not have the right to terminate the Merger Agreement pursuant to this provision if Ra Pharma has breached in any material respect any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner that was the primary cause of or primarily resulted in the failure of a condition to the consummation of the Merger to be satisfied.

Termination Fee (page 94)

        Under the Merger Agreement, Ra Pharma may be required to pay to UCB a termination fee of $75 million if the Merger Agreement is terminated under specified circumstances, including, but not limited to, if UCB terminates the Merger Agreement due to an Adverse Recommendation Change or if Ra Pharma terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal.

        Generally, if UCB actually receives the foregoing termination fee, Ra Pharma will have no further liability to UCB or Merger Sub under the Merger Agreement except in certain limited circumstances.

Expenses Generally (page 95)

        Except in specified circumstances, as described under "The Merger Agreement—Termination Fee; Certain Expenses" beginning on page 94 of this proxy statement, whether or not the Merger is consummated, Ra Pharma and UCB are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

        The Merger Agreement also provides that UCB will be required to reimburse Ra Pharma for the fees and expenses of counsel, accountants and consultants incurred by Ra Pharma or on Ra Pharma's behalf in connection with or related to the entry into the Merger Agreement in an amount, in the aggregate, not to exceed $5.0 million, but only if the Merger Agreement is terminated by either Ra Pharma or UCB because (i) the Merger has not been consummated by the End Date and, at the time of such termination, one or more of the conditions to the closing of the Merger relating to antitrust approvals has or have not been satisfied or (ii) there is a final, non-appealable law or injunction, order or decree prohibiting the consummation of the Merger based on any applicable antitrust law.

Market Prices and Dividend Data (page 99)

        The common stock of Ra Pharma is listed on Nasdaq under the symbol "RARX." On October 9, 2019, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of our common stock on Nasdaq was $22.70 per share. On November 14, 2019, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on Nasdaq was $46.62 per share. You are encouraged to obtain current market quotations for Ra Pharma common stock.

THE COMPANIES

Ra Pharmaceuticals, Inc.

        Ra Pharma is a Delaware corporation with principal executive offices located at 87 Cambridgepark Drive, Cambridge, MA 02140, telephone number (617) 401-4060. Ra Pharma is a clinical-stage biopharmaceutical company focused on the field of complement biology to bring innovative and accessible therapies to patients with rare diseases. Ra Pharma develops peptides and small molecules to target key components of the complement cascade. The common stock of Ra Pharma is listed on Nasdaq under the symbol "RARX." Additional information about Ra Pharma is contained in certain of its public filings that are incorporated by reference herein. See "Where You Can Find More Information" beginning on page 103 of this proxy statement.

UCB S.A.

        UCB is a Belgian company with principal executive offices located at Allée de la Recherche, 60, B-1070 Brussels, Belgium, telephone number (32) 2-559-99-99. UCB is a global biopharmaceutical company focused on the discovery and development of innovative medicines and solutions to transform the lives of people living with severe diseases of the immune system or of the central nervous system.

Franq Merger Sub, Inc.

        Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of UCB, with a registered office located at 1209 Orange Street, Wilmington, Delaware 19801. It was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement.

 THE SPECIAL MEETING

        We are furnishing this proxy statement to the Ra Pharma stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting. This proxy statement provides the Ra Pharma stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on Tuesday, December 17, 2019 at the offices of Latham & Watkins LLP, located at 200 Clarendon Street, Boston, MA 02116, at 9:00 a.m., local time, or at any adjournment or postponement thereof.

Purpose of the Special Meeting

        At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal and (ii) the Adjournment Proposal. If our holders of common stock fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under "The Merger Agreement" beginning on page 72 of this proxy statement.

        This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about November 15, 2019.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on November 12, 2019, the Record Date for the Special Meeting, are entitled to notice and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at 87 Cambridgepark Drive, Cambridge, MA 02140, during regular business hours for a period of at least 10 days before the Special Meeting and at the place of the Special Meeting during the meeting.

        As of the Record Date, there were approximately 47,145,946 shares of our common stock issued and outstanding and entitled to be voted at the Special Meeting.

        A quorum of stockholders is necessary to transact business at the Special Meeting. Our amended and restated bylaws provide that the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding shares entitled to vote at the meeting (23,572,974 shares) will constitute a quorum for Ra Pharma to transact business at a Special Meeting. In general, shares of our common stock that were outstanding as of the Record Date and are represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Shares represented by proxies received but marked "ABSTAIN" will be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum. Broker non-votes will not be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum.

        In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

        Each share of Ra Pharma common stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

        Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are issued and outstanding as of the Record Date. Adoption of the Merger Agreement by our stockholders is a condition to the closing of the Merger.

        Approval of the Adjournment Proposal requires the affirmative vote of the holders of our common stock representing a majority of the votes properly cast (excluding abstentions), either in person or by proxy, and entitled to vote at the Special Meeting.

        If a Ra Pharma stockholder fails to vote or abstains from voting, it will have the same effect as if the stockholder voted "AGAINST" the Merger Proposal.

        If a Ra Pharma stockholder fails to vote or abstains from voting, it will have no effect on the Adjournment Proposal.

        If you hold your shares in "street name" the failure to instruct your bank, broker or other nominee on how to vote your shares will result in a broker non-vote, and each broker non-vote will have the same effect as a vote "AGAINST" the Merger Proposal, but will have no effect on the Adjournment Proposal.

Shares Held by Directors and Executive Officers

        As of the close of business on the Record Date, directors and executive officers of Ra Pharma and their affiliates beneficially owned and were entitled to vote, in the aggregate, 258,996 shares of our common stock, which represented approximately 0.5% of the shares of our common stock issued and outstanding on that date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Ra Pharma common stock (i) "FOR" the Merger Proposal and (ii) "FOR" the Adjournment Proposal, although none of them is obligated to do so, except for the stockholders party to the Voting Agreement, as described in the next paragraph.

        In connection with the Merger, Douglas A. Treco (the Chief Executive Officer and a director of Ra Pharma) as well as New Enterprise Associates 13, L.P. and RA Capital Management, LLC, each of which is affiliated with a member of the Board, in each case solely in their respective capacities as holders of common stock or other equity interests of Ra Pharma, entered into the Voting Agreement with UCB pursuant to which, among other matters and subject to the terms thereof, they agreed to vote their shares of Ra Pharma common stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Such stockholders collectively hold approximately 24% of the outstanding shares of our common stock entitled to vote at the Special Meeting as of the Record Date. A copy of the Voting Agreement executed by such stockholders is attached as Annex D to this proxy statement.

Voting; Proxies

Attendance

        All holders of shares of Ra Pharma common stock as of the close of business on the Record Date, including stockholders of record and beneficial owners of common stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the Special Meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license, and proof of ownership of our common stock, such as a bank or brokerage account statement. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification and you may not vote your shares in person at the Special Meeting unless you request and obtain a valid "legal proxy" from your bank, broker or other nominee.

Voting in Person

        Stockholders of record will be able to vote in person at the Special Meeting. If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the meeting. If you are not a stockholder of record, but instead hold your shares of Ra Pharma common stock in "street name" through a bank, broker or other nominee, you must provide a "legal proxy" executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the Special Meeting.

Providing Voting Instructions by Proxy

        To ensure that your shares of Ra Pharma common stock are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your shares of Ra Pharma common stock held in "street name" to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting in person.

Shares of Ra Pharma Common Stock Held by Record Holder

        If you are a stockholder of record and your shares of Ra Pharma common stock are registered in your name with our transfer agent, AST, you may submit your proxy using one of the methods described below.

        Submit a Proxy by Telephone or via the Internet.    This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of Ra Pharma common stock will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

        Submit a Proxy Card.    If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Special Meeting, your shares of Ra Pharma common stock will be voted in the manner directed by you on your proxy card.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such shares of Ra Pharma common stock represented by your properly signed proxy will be voted "FOR" each of the Merger Proposal and the Adjournment Proposal. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, unless you attend the Special Meeting and vote in person, your shares of Ra Pharma common stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present, and your failure to vote will have the same effect as a vote "AGAINST" the Merger Proposal and will have no effect on the vote regarding the Adjournment Proposal.

Shares of Ra Pharma Common Stock Held in "Street Name"

        If your shares of Ra Pharma common stock are held in "street name" through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. You may cause your shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available.

        Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares of Ra Pharma common stock on "routine" matters if you fail to instruct your bank, broker or other nominee on how to vote your shares with respect to such matters. The Merger Proposal and the Adjournment Proposal in this proxy statement are "non-routine" matters, and your bank, broker and other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank's, broker's or other nominee's voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote in person with a "legal proxy" from your bank, broker or other nominee, such actions will result in a "broker non-vote." Broker non-votes, if any, will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as if you voted "AGAINST" the Merger Proposal and will have no effect on the Adjournment Proposal. For shares of Ra Pharma common stock held in "street name," only such shares affirmatively voted "FOR" the Merger Proposal will be counted as a vote in favor of such proposal.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to Ra Pharma prior to the Special Meeting;

  •
  delivering a written notice of revocation of your proxy to our Corporate Secretary at Ra Pharmaceuticals, Inc., Attention: Corporate Secretary 87 Cambridgepark Drive, Cambridge, MA 02140; or

  •
  attending the Special Meeting and voting in person.

        Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Ra Pharma or by sending a written notice of revocation to Ra Pharma, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Ra Pharma before the Special Meeting. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Corporate Secretary prior to the Special Meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on December 16, 2019.

        If you hold your shares of Ra Pharma common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote in person at the Special Meeting if you obtain a valid "legal proxy" from your bank, broker or other nominee. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Ra Pharma stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Ra

Pharma common stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the Merger Proposal and will have no effect on the Adjournment Proposal.

Adjournments and Postponements

        Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. If a quorum is not present, then under our amended and restated bylaws, (i) the holders of voting stock representing a majority of the voting power present at the Special Meeting or (ii) the presiding officer of the Special Meeting, each may adjourn the meeting, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting.

        In addition, the Board could postpone the Special Meeting before it commences. If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

        In the event that there is present at the Special Meeting, in person or by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the Merger Agreement by approving the Merger Proposal, we do not currently anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

        The Board, after considering the various factors more fully described under "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 43 of this proxy statement, unanimously (i) determined that the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Ra Pharma and its stockholders, (ii) adopted, approved and declared advisable the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that Ra Pharma's stockholders vote to approve the adoption of the Merger Agreement.

        The Board unanimously recommends that you vote (i) "FOR" the Merger Proposal; and (ii) "FOR" the Adjournment Proposal.

Solicitation of Proxies

        The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.

        We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $15,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

        We currently anticipate that the Merger will be consummated by the end of the first quarter of 2020, assuming satisfaction or waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible that factors outside the control of Ra Pharma and UCB could result in the Merger being consummated at a later time or not at all.

Important Notice Regarding Availability of Proxy Materials for the Special Meeting

        This proxy statement is also available at http://www.proxyvote.com.

Householding of Special Meeting Materials

        Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        We will promptly deliver a separate copy of our proxy statement to any stockholder upon written or oral request to our Corporate Secretary at Ra Pharmaceuticals, Inc., Attention: Investor Relations, 87 Cambridgepark Drive, Cambridge, MA 02140, telephone number 617-401-4060. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

        If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor or us:

1407 Broadway, 27th Floor
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

or

Ra Pharmaceuticals, Inc.
87 Cambridgepark Drive
Cambridge, MA 02140
Attention: Investor Relations
Call: 617-401-4060

        If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain "forward-looking statements" that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as "anticipate," "believe," "continue," "could," "estimate," "evolve," "expect," "forecast," "intend," "looking ahead," "project," "may," "opinion," "plan," "possible," "potential," "project," "should," "will" and similar words or expressions. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the Requisite Company Vote or the failure to satisfy the other conditions to the consummation of the Merger, including the termination or expiration of any waiting period applicable to the Merger under the HSR Act and any other mandatory waiting period or receipt of any required consent, approval or other authorization;

  •
  the risk that the Merger Agreement may be terminated in circumstances requiring us to pay UCB a termination fee of $75 million;

  •
  risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

  •
  the effect of the announcement or pendency of the Merger on our business relationships (including, without limitation, customers, suppliers and other business partners), operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

  •
  risks related to diverting the attention of our management and employees from ongoing business operations;

  •
  the inability to obtain the Requisite Company Vote with respect to the Merger;

  •
  the risk that our stock price may decline significantly if the Merger is not consummated;

  •
  the effect of the restrictions placed on our business activities and the limitations on our ability to pursue alternatives to the Merger during the pendency of the Merger, pursuant to the Merger Agreement;

  •
  the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others;

  •
  the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

  •
  the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes; and

  •
  the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company.

        Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Ra Pharma or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Any forward-looking statement made in this communication speaks only as of the date on which it is made. Ra Pharma can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Ra Pharma undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Ra Pharma does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

 THE MERGER

        This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on Ra Pharma

        If the Merger Agreement is adopted by the Ra Pharma stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Ra Pharma, with Ra Pharma continuing as the surviving corporation and a direct or indirect wholly owned subsidiary of UCB.

        At the Effective Time, each share of our common stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration.

        The common stock of Ra Pharma is listed and trades on Nasdaq under the symbol "RARX." As a result of the Merger, Ra Pharma will cease to be a publicly traded company and will be wholly owned by UCB. Prior to the Effective Time, we will cooperate with UCB and use reasonable best efforts to delist our common stock from Nasdaq as soon as reasonably practicable following the Effective Time and deregister our common stock under the Exchange Act as promptly as practicable after such delisting. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation or UCB.

Effect on Ra Pharma if the Merger is Not Consummated

        If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of Ra Pharma common stock entitled to vote thereon or if the Merger is not consummated for any other reason, Ra Pharma stockholders will not receive any payment for their shares of Ra Pharma common stock. Instead, Ra Pharma will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

        Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is likely that the price of our common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the holders of a majority of the issued and outstanding shares of Ra Pharma common stock entitled to vote thereon or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Ra Pharma will be offered or that our business, prospects or results of operations will not be adversely impacted.

        In addition, under specified circumstances, upon termination of the Merger Agreement, Ra Pharma may be required to pay UCB a termination fee, as described under "The Merger Agreement—Termination Fee; Certain Expenses" beginning on page 94 of this proxy statement.

Merger Consideration

        In the Merger, each share of our common stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration, and without any action by the holders of such shares, will cease to be outstanding, be cancelled and cease to exist, and each Certificate or Book-Entry Share will thereafter represent only the right to receive the Merger Consideration.

        After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Ra Pharma stockholder as a result of the Merger (except that any holder of Dissenting Shares will have those rights granted under Section 262), nor will you be entitled to receive any shares in UCB or the surviving corporation.

Background of the Merger

        The Board, together with members of senior management of Ra Pharma, regularly reviews and assesses the performance, future growth prospects, business plans and overall strategic direction of Ra Pharma, and considers a variety of strategic alternatives that may be available to Ra Pharma, including continuing to pursue its strategy as a standalone company or pursuing potential strategic or financing transactions with third parties, in each case with the goal of maximizing stockholder value.

        On December 10, 2018, Ra Pharma announced positive results from its Phase 2 clinical trial of zilucoplan in patients with generalized myasthenia gravis (referred to as "gMG").

        In January 2019, at the 37th Annual J.P. Morgan Healthcare Conference in San Francisco, California, members of the Ra Pharma senior management team met with representatives of six life sciences companies that had expressed an interest in the results of the Phase 2 clinical trial of zilucoplan in patients with gMG, including three pharmaceutical drug companies referred to as Party A, Party B and Party C, regarding a potential collaboration.

        On February 7, 2019, members of the Ra Pharma senior management team had in-person discussions with representatives of Party B regarding a potential collaboration. On February 25, 2019, Ra Pharma entered into a mutual non-disclosure agreement with Party B and granted Party B access to an online data room containing initial due diligence information regarding Ra Pharma and its business.

        In March 2019, members of the Ra Pharma senior management team had discussions with representatives of a pharmaceutical drug company, referred to as Party D, regarding a potential collaboration. Following these discussions, on April 5, 2019, Ra Pharma entered into a mutual non-disclosure agreement with Party D and granted Party D access to an online data room containing initial due diligence information regarding Ra Pharma and its business.

        On March 26, 2019, at a regularly scheduled meeting of the Board, representatives of Centerview presented to the Board an overview of the then-current mergers and acquisitions landscape in the life sciences industry. At this meeting, members of senior management reported to the Board on, and the Board discussed, the ongoing conversations that members of senior management had with representatives of Parties A, B, C and D and certain business development initiatives discussed with other potential partners over the course of the prior months. The Board encouraged senior management to continue their discussions with potential interested partners and to continue to gauge the interest of such potential partners in a collaboration or other strategic transaction.

        During April and early May 2019, members of senior management of Ra Pharma communicated with several companies in the life sciences industry, including Parties A, B, C and D, and UCB, to inform them of Ra Pharma's upcoming attendance at the Annual Meeting of the American Academy of Neurology (referred to as "AAN") in Philadelphia, Pennsylvania in May 2019, as well as to discuss potential strategic transactions.

        On April 30, 2019, Ra Pharma entered into an engagement letter with Centerview. The Board's decision to engage Centerview was based on its experience and expertise as a financial advisor in a wide variety of transactions, including numerous transactions in the life sciences industry.

        On May 1, 2019, Mr. David Lubner, Chief Financial Officer and Executive Vice President of Ra Pharma, and Dr. Ramin Farzaneh-Far, Chief Medical Officer of Ra Pharma, held a conference call with representatives of a pharmaceutical drug company, referred to as Party E, during which they provided an overview of Ra Pharma's business and discussed a potential collaboration or other strategic transaction.

        On May 2, 2019, Dr. Farzaneh-Far, Mr. Lubner, Dr. Simon Read, Chief Scientific Officer of Ra Pharma, and Mr. John King, Chief Commercial Officer of Ra Pharma, held a conference call with representatives of Party D during which they provided an overview of Ra Pharma's business.

        During May 2019 and June 2019, Mr. Lubner, Dr. Read and Dr. Farzaneh-Far communicated with numerous life sciences companies, including Parties A, B and D, UCB and four additional pharmaceutical drug companies, referred to as Parties F, G, H and I, to discuss a potential collaboration or other strategic transaction with Ra Pharma. During these discussions and in the discussions that followed over the course of the next several months, members of senior management of Ra Pharma conveyed to potential interested partners a request to provide to Ra Pharma a formal indication of interest in respect of a potential collaboration or other strategic transaction by July 31, 2019.

        On May 6, 2019, Dr. Douglas Treco, President and Chief Executive Officer of Ra Pharma, and members of the Ra Pharma senior management team met with representatives of Party B at AAN. During this meeting, Dr. Treco and members of the Ra Pharma senior management team provided an update on Ra Pharma's business, including information regarding Ra Pharma's gMG program.

        On May 7, 2019, Mr. Lubner, Dr. Farzaneh-Far, Dr. Read and Mr. King met with representatives of Party A at AAN and provided an update on Ra Pharma's business. Representatives of Party A expressed an interest in discussing a potential strategic transaction between Ra Pharma and Party A.

        On May 8, 2019, Ra Pharma received an initial draft of a non-binding term-sheet from Party B regarding a potential licensing deal for zilucoplan covering certain Asian markets.

        On May 10, 2019, Ra Pharma entered into a non-disclosure agreement with Party A and Party A was given access to an online data room containing initial due diligence information regarding Ra Pharma and its business.

        On May 14, 2019, Dr. Treco had a conference call with representatives of Party D during which Dr. Treco provided an overview of Ra Pharma's research and development activities.

        On May 23, 2019, Mr. Lubner had a conference call with representatives of a pharmaceutical drug company, referred to as Party F, to provide an overview of Ra Pharma's business and to discuss a potential collaboration or other strategic transaction with Ra Pharma. Representatives of Ra Pharma also had in-person discussions with representatives of Party B regarding the potential licensing deal covered in the initial draft of the non-binding term-sheet provided by Party B on May 8, 2019.

        Also on May 23, 2019, Ra Pharma entered into a mutual non-disclosure agreement with UCB.

        On May 24, 2019, Dr. Treco, Dr. Farzaneh-Far and Dr. Read had in-person discussions with representatives of Party D regarding a potential collaboration or other strategic transaction.

        On May 27, 2019, Ra Pharma entered into a mutual non-disclosure agreement with Party G and granted Party G access to an online data room containing initial due diligence information regarding Ra Pharma and its business.

        On June 3, 2019, Ra Pharma granted UCB access to an online data room containing initial due diligence information regarding Ra Pharma and its business.

        From June 4, 2019 to June 6, 2019, Mr. Lubner and Dr. Read attended the 2019 BIO International Convention in Philadelphia, Pennsylvania. Over the course of the convention, they met with representatives of various life sciences companies, including Party A, Party B, Party H, and UCB to discuss potential strategic transactions.

        On June 5, 2019, Mr. Lubner and Dr. Read separately met with representatives of Party A and Party B and provided additional information regarding zilucoplan and other product candidates of Ra Pharma. The parties also discussed potential licensing opportunities.

        On June 6, 2019, Mr. Lubner and Dr. Read, along with Dr. Farzaneh-Far and Mr. King (who were participating by conference call), met with Dr. Anna-Lisa Picciolo-Lehrke, Head of Business Development, Neurology, for UCB, and other members of UCB management participating in person or by conference call, to provide UCB with information regarding zilucoplan and to discuss the potential for a strategic transaction between the parties.

        On June 11, 2019, at a regularly scheduled meeting of the Board, Dr. Treco and Mr. Lubner provided a status update to the Board on discussions with potential interested partners for a strategic transaction, including discussions held with UCB and Parties A, B, C, D, E, F, G and H. The Board encouraged management to continue their discussions with potential interested partners and to continue to gauge the interest of such parties in a collaboration or other strategic transaction.

        On June 14, 2019, Ra Pharma entered into a mutual non-disclosure agreement with Party H and granted Party H access to an online data room containing initial due diligence information regarding Ra Pharma and its business.

        On June 20, 2019, Mr. Lubner, Dr. Read, Dr. Farzaneh-Far and Mr. King had in-person meetings with representatives of Party H. During these meetings, they provided further information regarding Ra Pharma's business and zilucoplan.

        On June 27, 2019, Dr. Treco, Mr. Lubner and Mr. King met with representatives of UCB in Brussels, Belgium, with Dr. Farzaneh-Far and Dr. Read participating by conference call. During this meeting, the parties had detailed discussions regarding Ra Pharma's business, including extensive discussions surrounding the clinical, regulatory and commercial strategies for zilucoplan. The representatives of UCB conveyed an interest in obtaining global rights to zilucoplan, and Dr. Treco explained that global rights could be discussed in connection with a strategic transaction.

        On June 29, 2019, Ra Pharma entered into a mutual non-disclosure agreement with Party I and granted Party I access to an online data room containing initial due diligence information regarding Ra Pharma and its business.

        On July 8, 2019, Mr. Lubner and Dr. Read held a conference call with representatives of Party H to discuss potential diligence timelines and the structure of a potential licensing transaction. Following that discussion, on July 9, 2019, Ra Pharma and Party H amended the non-disclosure agreement initially entered into on June 14, 2019, to expand the scope of the materials covered under the mutual non-disclosure agreement. The parties then had additional calls on July 9, 2019, July 11, 2019 and July 24, 2019, during which discussions regarding the commercial opportunities of Ra Pharma's various product candidates and a potential transaction between the parties ensued.

        On July 18, 2019, Mr. Lubner and Dr. Read had a conference call with representatives of Party H during which they continued to discuss potential strategic transactions.

        On July 24, 2019 and July 25, 2019, Mr. Lubner, Dr. Read, Mr. Loïc Hameon, Head of Business Development and M&A for UCB, and Mr. David Flint, M&A Director for UCB, had calls to discuss diligence matters and a potential transaction between the parties.

        On July 24, 2019, Ra Pharma entered into a mutual non-disclosure agreement with Party F.

        None of the non-disclosure agreements entered into between Ra Pharma and each of Parties A, B, D, F, G, H and I, and UCB imposed a standstill limitation on the relevant counterparty.

        On July 29, 2019, UCB submitted a written confidential non-binding expression of interest in which UCB stated its interest in acquiring all of the outstanding shares of Ra Pharma common stock at a price ranging from $46.75 to $50.34 per share in cash, subject to customary due diligence and approval by UCB's board of directors. UCB's indication of interest also requested exclusivity to negotiate an acquisition with Ra Pharma, as was also expressed in a call that day from a representative of UCB to Dr. Treco. The closing price per share of Ra Pharma common stock on July 29, 2019 was $33.33.

        On July 30, 2019, Mr. Lubner and Dr. Read had a conference call with representatives of Party H, during which representatives of Party H expressed their interest in pursuing a global licensing transaction for zilucoplan with Ra Pharma.

        On July 31, 2019, Dr. Read, Dr. Farzaneh-Far and Mr. Lubner had a conference call with representatives of Party B during which they discussed the draft non-binding term-sheet for a potential licensing transaction regarding zilucoplan provided by Party B on May 8, 2019. During this meeting, representatives of Party B informed Dr. Read, Dr. Farzaneh-Far and Mr. Lubner that they preferred a licensing deal covering certain Asian markets and that such a deal could not be completed until March 2020 at the earliest.

        On August 1, 2019, the Board held a telephonic special meeting, together with Mr. Lubner and representatives of Centerview and Latham & Watkins LLP (referred to as "Latham & Watkins"), counsel to Ra Pharma, at which the terms of UCB's non-binding indication of interest were discussed. Representatives of Centerview reviewed with the Board certain financial perspectives regarding the non-binding indication of interest received from UCB as well as provided an overview of certain other potential strategic parties and alternatives. Representatives of Latham & Watkins reviewed certain legal aspects involved in the business combination process as well as specific considerations related to the proposed acquisition of Ra Pharma by UCB, including the fiduciary duties of the Board in the context of a sale of Ra Pharma for cash. In addition, the Board considered the results of Ra Pharma's discussions with various other parties and the absence of any offers or proposals for the acquisition of Ra Pharma from those parties prior to the July 31, 2019 deadline for proposals relating to a collaboration or other potential strategic transaction. Following a discussion of various alternative responses to the non-binding indication of interest received from UCB, the Board directed Centerview to seek to increase UCB's offer price. The Board also instructed Centerview to convey to UCB that Ra Pharma was not willing to enter into an exclusivity arrangement at this time, but would be willing to provide additional diligence materials to UCB in order for it to consider an increased offer price. The Board further instructed senior management and Centerview to continue discussions with other parties to assess their interest in a potential strategic transaction with Ra Pharma.

        Following the August 1, 2019 Board meeting, representatives of Centerview called Mr. Hameon and Mr. Flint and informed them that the Board desired a higher offer price and would not authorize an exclusivity arrangement at this time and suggested that UCB complete its due diligence of Ra Pharma and present a revised proposal thereafter. Mr. Flint informed Centerview that UCB was open to continuing negotiations and completing its diligence review.

        In August and September 2019, at the direction of the Board, representatives of Centerview reached out to nine life sciences companies, including Parties A and D and a life sciences company, which we refer to as Party J, to discuss their interest in pursuing a potential strategic transaction with Ra Pharma. Despite these efforts, none of the parties contacted expressed interest in pursuing a potential strategic transaction at that time.

        On August 5, 2019, representatives of Party H informed Mr. Lubner and Dr. Read that they planned to cease diligence efforts with respect to Ra Pharma and to not proceed with further discussions regarding a potential transaction.

        On August 7, 2019, representatives of Party A informed Mr. Lubner and Dr. Read that they would not be able to proceed with any further discussions until October 2019 at the earliest.

        On August 9, 2019, Ra Pharma granted UCB access to an expanded version of the online data room, containing more detailed due diligence information regarding Ra Pharma and its business.

        Throughout August 2019 and September 2019, UCB submitted, and Ra Pharma responded to, numerous additional diligence requests. On August 21 and 22, 2019, Dr. Treco, Dr. Farzaneh-Far, Dr. Read, Mr. Lubner, Mr. King and Mr. Joe Shulman, Senior Vice President, Technical Operations of Ra Pharma, Mr. Charl Van Zyl, Executive Vice President and Head of Neurology Solutions of UCB, Dr. Picciolo-Lehrke, Mr. Flint, other representatives of Ra Pharma and UCB senior management, representatives of Centerview, representatives of Bank of America Merrill Lynch, financial advisor to UCB, and representatives of L.E.K. Consulting, strategic consultant to UCB, held in-person meetings in Boston, Massachusetts. At these meetings, the Ra Pharma representatives provided a comprehensive business update regarding Ra Pharma and discussed multiple diligence matters. The parties indicated that their respective chief executive officers should plan to meet in the near term.

        On August 15 and August 22, 2019, the Board held meetings, together with Mr. Lubner, representatives from Centerview and representatives from Latham & Watkins, at which the potential transaction with UCB was discussed. During the meetings, representatives of Centerview, Dr. Treco and Mr. Lubner provided updates regarding the discussions with UCB as well as the status of discussions with other potential strategic partners.

        On September 6, 2019, the Board held a meeting, together with Mr. Lubner, representatives from Centerview and representatives from Latham & Watkins, at which the potential transaction with UCB was discussed. During the meeting, Dr. Treco, Mr. Lubner and representatives of Centerview summarized the due diligence efforts conducted by UCB to date and noted that UCB had indicated it would be submitting a revised indication of interest during the week of September 9, 2019. A representative of Centerview updated the Board regarding senior management's and Centerview's outreach to other potential bidders, including outreach to parties with whom they had previously engaged in discussions regarding a collaboration or strategic transaction, and noted that none of the parties contacted had expressed continued interest in pursuing a strategic transaction with Ra Pharma.

        On September 9, 2019, Dr. Jean-Christophe Tellier, the Chief Executive Officer of UCB, and Dr. Treco met in person in Boston, Massachusetts to discuss the potential acquisition of Ra Pharma by UCB.

        On September 13, 2019, UCB submitted a revised written confidential non-binding indication of interest to Ra Pharma to acquire all of the outstanding equity interests of Ra Pharma at a price of $48.00 per share in cash, subject to the negotiation of definitive transaction documents, customary due diligence and approval by UCB's board of directors. UCB's expression of interest also requested exclusivity to negotiate an acquisition with Ra Pharma. UCB's proposal was not subject to a financing condition. The closing price per share of Ra Pharma common stock on September 12, 2019 was $25.06.

        Later that day, the Board held a telephonic special meeting together with Mr. Lubner and representatives of Centerview and Latham & Watkins. Dr. Treco and Mr. Lubner and representatives of Centerview provided an update regarding their discussions with UCB to date, and reviewed the history of negotiations with UCB and its latest $48.00 per share acquisition proposal, as well as UCB's requirement that Ra Pharma grant it exclusivity prior to conducting further discussions regarding a potential acquisition of Ra Pharma. Representatives of Latham & Watkins again reviewed the fiduciary duties of the Board in the context of a sale of Ra Pharma for cash and entering into an agreement to grant exclusivity to UCB. Mr. Lubner reviewed with the Board the Ra Pharma Management Projections (as defined in, and as more fully described under, "The Merger—Ra Pharma Management Projections" beginning on page 57 of this proxy statement), including the material assumptions therein, and the Board approved the Ra Pharma Management Projections for use by Centerview in connection with its financial analyses. Representatives of Centerview then reviewed with the Board the preliminary financial analyses of Ra Pharma on a standalone basis and certain financial aspects of the revised proposal from UCB. Dr. Treco, Mr. Lubner and the Board discussed that while the revised offer did not present an improvement in the original offer ranging from $46.75 to $50.34 per share, it did fall within the range offered and represented a significant premium (92%) to Ra Pharma's closing stock price on September 12, 2019, as well as a significant premium (73%) to Ra Pharma's 30-calendar-day volume weighted average price. The Board also considered the fact that no other party had made an offer or proposal for a strategic transaction with Ra Pharma, despite the broad outreach effort and market check conducted by senior management and Centerview at the Board's direction. The Board discussed the ability of a potential acquiror to deliver a superior offer to acquire Ra Pharma after a merger agreement had been signed and announced, and a representative from Latham & Watkins discussed the importance of specific terms relating to superior offers in a customary merger agreement in the context of the Board's fiduciary duties in relation to a potential sale of Ra Pharma. Dr. Treco, Mr. Lubner and the Board discussed the alternatives of remaining an independent standalone company or continuing to pursue negotiations with additional third parties, taking into consideration the risks and opportunities to Ra Pharma, its business, its prospects and its stockholders in connection therewith. Following these discussions, the Board instructed Centerview to express the Board's interest in a potential transaction with UCB, but to convey the need for UCB to increase its offer price prior to Ra Pharma entering into exclusivity. At this meeting, the Board also reviewed Centerview's relationships disclosure with respect to UCB and concluded that there was no relationship that would adversely affect Centerview's ability to serve as Ra Pharma's financial advisor.

        On September 15, 2019, representatives of Centerview telephoned Mr. Flint and informed him of the need for UCB to increase its offer price for Ra Pharma to consider entering into an exclusivity agreement with UCB. It was also communicated to Mr. Flint that UCB would need to complete its due diligence and negotiate and sign definitive transaction documents within two weeks. During this conversation, Mr. Flint informed Centerview that although he would discuss internally with UCB, $48.00 per share would likely be the highest price UCB would be willing to offer, and that UCB would require an exclusivity agreement to proceed further with the proposed transaction. Mr. Flint also indicated to Centerview that UCB did not believe it was realistic to complete its due diligence and negotiate and sign definitive transaction documents within two weeks and that the end of October 2019 would be a more realistic time frame to enter into a transaction with Ra Pharma. Further to this conversation, on September 17, 2019, Mr. Flint confirmed to Centerview that $48.00 per share was the highest price UCB would be willing to offer and that UCB required an exclusivity agreement to proceed further with the proposed transaction with Ra Pharma.

        On September 17, 2019, the Board held a meeting, together with Mr. Lubner and representatives from Centerview and Latham & Watkins, at which the status of the potential transaction was discussed, including UCB's response to the request to increase the offer price and its insistence on exclusivity. The Board again discussed the alternatives of remaining an independent standalone company, taking into consideration the risks and opportunities to Ra Pharma, its business, its prospects and its stockholders in connection therewith. The Board also considered the results of Ra Pharma's discussions with various parties, including Parties A, B, C, D, E, F, G, H, I and J, the absence of a proposal or offer from any of those parties with respect to a strategic transaction and the Board's belief that UCB would terminate discussions without exclusivity. Following the discussions, the Board concluded that granting UCB exclusivity was the best way to maximize value for Ra Pharma stockholders. The Board authorized management to enter into an exclusivity agreement with UCB, with an exclusivity period not to exceed 21 days, and to negotiate a merger agreement on mutually satisfactory terms for an all-cash acquisition of Ra Pharma common stock by UCB at a price of $48.00 per share. The closing price per share of Ra Pharma common stock on September 17, 2019 was $25.62.

        After the September 17, 2019 Board meeting, Dr. Treco telephoned Dr. Tellier and informed him of the Board's authorization to enter into an exclusivity agreement with UCB and to negotiate a merger agreement on mutually satisfactory terms with UCB at a price of $48.00 per share of Ra Pharma common stock, with a target of completing due diligence and negotiating and entering into definitive transaction documents by October 11, 2019. On the same day, a representative of Centerview separately conveyed the same message on a call with representatives of UCB.

        On September 19, 2019, representatives of Latham & Watkins received an initial draft of an exclusivity agreement to be entered into by Ra Pharma and UCB (the "Exclusivity Agreement") from representatives of Covington & Burling LLP ("Covington"), counsel to UCB. Over the course of September 19, 2019 and September 20, 2019, representatives of Latham & Watkins and Covington negotiated the terms of the Exclusivity Agreement. On September 20, 2019, each of Ra Pharma and UCB executed the Exclusivity Agreement, which provided that, from September 20, 2019 until October 11, 2019, Ra Pharma would not engage with any party other than UCB with respect to a potential strategic transaction.

        On the evening of September 20, 2019, representatives of Covington provided an initial draft of the Merger Agreement to representatives of Latham & Watkins. The initial draft of the Merger Agreement, among other things, provided for a termination fee of 3.5% of the aggregate equity value of the transaction and, consistent with UCB's non-binding indication of interest, did not contain a financing condition. In addition, the initial draft of the Merger Agreement indicated that Dr. Treco, as well as New Enterprise Associates 13, L.P. and RA Capital Management, LLC, each of which is affiliated with a member of the Board, would be asked to sign a voting and support agreement to vote their shares in favor of the transactions contemplated by the Merger Agreement.

        Throughout the week of September 23, 2019, representatives of Latham & Watkins discussed the initial draft Merger Agreement with Dr. Treco and Mr. Lubner and prepared a revised draft of the Merger Agreement. During that same period, senior management at Ra Pharma responded to UCB's additional diligence requests and had additional diligence conversations, both in person and through conference calls.

        On September 24, 2019, Mr. Lubner received an email from Party H expressing a desire to reengage in discussions. Mr. Lubner informed the representative of Party H that Ra Pharma was not able to have further discussions at that time. Party H sent an additional email to Mr. Lubner on October 9, 2019 expressing a desire to reengage in discussions, to which Mr. Lubner did not respond. Party H has not contacted Ra Pharma since October 9, 2019.

        On September 27, 2019, Dr. Treco and Mr. Lubner had meetings in Boston, Massachusetts, with Dr. Read, Dr. Alonso Ricardo, Chief Technology and Innovation Officer and Head of Research of Ra Pharma, and Dr. Dhaval Patel, Executive Vice President and Chief Scientific Officer of UCB, Dr. Roger Palframan, Head of External Innovation & U.S. Discovery Science of UCB, and Mr. Nico Reynders, Head of Global Talent Partnering of UCB, during which the parties discussed UCB's early solution capabilities, Ra Pharma's technology platform, early stage product pipeline and operational capabilities and certain employee and human resources matters.

        On September 27, 2019, Dr. Read received an email from representatives of Party J expressing interest in pursuing a potential strategic transaction. Dr. Read informed the representatives of Party J that Ra Pharma was not able to have discussions at that time. Party J has not contacted Ra Pharma since September 27, 2019.

        On September 27, 2019, representatives of Covington provided an initial draft of the Voting Agreement to Latham & Watkins.

        On September 28, 2019, representatives of Latham & Watkins sent a revised draft of the Merger Agreement to representatives of Covington.

        On October 2, 2019, Dr. Treco and Dr. Tellier had a telephone conversation to discuss certain open issues in the draft Merger Agreement and the expected timeline for entering into the Merger Agreement.

        On October 3, 2019, representatives from Centerview and Lazard Frères, financial advisor to UCB (referred to as "Lazard"), held a conference call to discuss the status of the negotiations between the parties and the timeline and next steps for entry into the Merger Agreement.

        Later on October 3, 2019, Dr. Treco and Mr. Lubner had a conference call with Mr. Van Zyl, Mr. Bill Silbey, Executive Vice President and General Counsel of UCB, and Mr. Hameon, during which the parties discussed the remaining diligence to be completed, a proposed timeline to complete the transaction and certain open issues in the draft Merger Agreement. The parties also discussed the desire to meet in person during the week of October 7, 2019 to seek to resolve open issues and finalize a transaction. Later on October 3, 2019, representatives of Covington sent a revised draft of the Merger Agreement to representatives of Latham & Watkins.

        Also on October 3, 2019, the Board held a meeting at which Mr. Lubner and representatives of Centerview and Latham & Watkins were also present. During the meeting, representatives of Centerview, Dr. Treco and Mr. Lubner provided an update regarding the status of negotiations with UCB and the potential timeline for executing the Merger Agreement. The Board also discussed some of the material provisions under negotiation in the Merger Agreement, including the closing conditions and regulatory covenants.

        On October 4, 2019, Mr. Lubner, representatives of Latham & Watkins and representatives of UCB participated in a conference call during which they discussed legal diligence matters. Also on October 4, 2019, representatives of Latham & Watkins sent a revised draft of the Voting Agreement to representatives of Covington.

        On October 6, 2019, Dr. Tellier and Dr. Treco met personally in Lexington, Massachusetts to discuss the status of the negotiations between the parties, certain open issues in the Merger Agreement and the path towards completion of the proposed transaction.

        On that same day, representatives of Latham & Watkins sent an initial draft of the disclosure schedules to the Merger Agreement (referred to as the "Disclosure Schedules") to representatives of Covington, and representatives of Covington sent a revised draft of the Voting Agreement to representatives of Latham & Watkins.

        On October 7, 2019, representatives of Covington provided to representatives of Latham & Watkins a draft of the Facility Agreement (as defined and described under "The Merger—Financing of the Merger" beginning on page 62 of this proxy statement), reflecting the status at that time of the negotiation for the financing of the transaction between UCB and its financing sources.

        From October 7, 2019 to October 9, 2019, Dr. Treco, Mr. Lubner, Mr. Van Zyl, Mr. Silbey, Mr. Hameon, Mr. Flint and representatives of Latham & Watkins, Covington, Centerview, Bank of America Merrill Lynch and Lazard met in person at the offices of Covington in New York City to negotiate the terms of the Merger Agreement, the Voting Agreement and the Disclosure Schedules. Throughout this period, the parties exchanged multiple drafts of the Merger Agreement, the Voting Agreement and the Disclosure Schedules.

        On the evening of October 8, 2019, the Board held a telephonic meeting in which Mr. Lubner and representatives of Centerview and Latham & Watkins participated. Representatives of Latham & Watkins again summarized the directors' fiduciary duties with respect to the proposed transaction. Representatives of Latham & Watkins also reviewed the proposed terms of the Voting Agreement and the Merger Agreement and highlighted the key terms that the parties were continuing to negotiate, including the closing conditions, the regulatory covenants, the definition of "Company Material Adverse Effect," the termination rights and the amount of, and the conditions under which Ra Pharma would be required to pay, the termination fee, the deal protection terms that addressed the ability of Ra Pharma to consider certain alternative acquisition proposals, the treatment of Ra Pharma equity awards and the provisions requiring Ra Pharma to cooperate with UCB in connection with obtaining its contemplated financing for the transaction. The Board then discussed strategic alternatives, including remaining an independent standalone company, as well as the advantages and disadvantages of the proposed transaction relative to other strategic alternatives. The Board instructed management and Latham & Watkins to seek to finalize transaction documents with UCB on terms consistent with the Board's discussion at the meeting.

        On October 9, 2019, the parties finalized the negotiation of all of the open issues in the Merger Agreement. As part of this resolution, the parties agreed that the termination fee would be equal to $75 million, or approximately 3% of the aggregate equity value of the transaction. In the evening on October 9, 2019, representatives of Covington provided to representatives of Latham & Watkins a final draft of the Facility Agreement reflecting terms negotiated by UCB and its financing sources.

        On the evening of October 9, 2019, the Board held a telephonic meeting in which Mr. Lubner and representatives of Centerview and Latham & Watkins also participated. Representatives of Centerview reviewed with the Board Centerview's financial analyses of the Merger Consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated October 9, 2019, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Ra Pharma common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview's opinion, please see "The Merger—Opinion of Centerview Partners LLC" beginning on page 48 of this proxy statement. Representatives of Latham & Watkins then reviewed the proposed final terms of the Voting Agreement, the Merger Agreement and the Disclosure Schedules, focusing on the changes to the Merger Agreement since the October 8, 2019 Board meeting. Dr. Treco and Mr. Lubner also informed the Board that, based upon, among other things, Ra Pharma senior management's views of Ra Pharma's prospects on a standalone basis, its consideration of all the alternatives available to Ra Pharma and the information and advice provided by Centerview and Latham & Watkins, it was Ra Pharma senior management's recommendation that the Board approve the transaction as proposed by UCB upon the terms negotiated by the parties and set forth in the definitive documents. The Board considered various reasons to approve the Merger, and certain countervailing factors. For a detailed description of the various reasons considered by the Board, see "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 43 of this proxy statement. After further discussion, including a review of the status of Ra Pharma's business, the process that led to the proposed Merger, the alternatives available to Ra Pharma and the risks and benefits associated with the proposed transaction, the Board unanimously determined that (i) the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Ra Pharma and its stockholders, (ii) adopted, approved and declared advisable the

Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that Ra Pharma's stockholders vote to approve the adoption of the Merger Agreement.

        Later during the night of October 9, 2019, Ra Pharma and UCB entered into the Merger Agreement, and Dr. Treco, New Enterprise Associates 13, L.P. and RA Capital Management, LLC, each entered into the Voting Agreement with UCB. The closing price per share of Ra Pharma common stock on October 9, 2019 was $22.70.

        Before the Nasdaq opened on October 10, 2019, Ra Pharma and UCB each issued a press release announcing the entry into the Merger Agreement.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

        The Board has unanimously: (i) determined that the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Ra Pharma and its stockholders; (ii) adopted, approved and declared advisable the Merger Agreement, the Voting Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and (iii) resolved to recommend that Ra Pharma's stockholders vote to approve the adoption of the Merger Agreement.

        The Board unanimously recommends that Ra Pharma stockholders vote "FOR" the Merger Proposal and "FOR" the Adjournment Proposal.

Reasons for the Merger

        In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommending that our stockholders vote for the Merger Proposal, the Board consulted with Ra Pharma's management and financial advisor, Centerview, and considered and analyzed a wide and complex range of factors discussed below. The Board also consulted with Latham & Watkins regarding the Board's fiduciary duties, legal due diligence matters and the terms of the Merger Agreement and related agreements. Based on these consultations, considerations and analyses, and the reasons and factors discussed below, the Board concluded that entering into the Merger Agreement with UCB would yield the highest value reasonably available for our stockholders and is fair to, and in the best interests of, Ra Pharma and our stockholders.

        In unanimously recommending that Ra Pharma stockholders vote "FOR" the adoption of the Merger Proposal, the Board considered a number of factors and benefits, including the following (which factors are not necessarily presented in order of relative importance), each of which the Board believed supported its determination and recommendation:

  •
  Operating and Financial Condition; Prospects.  The Board considered our current and historical financial condition, results of operation and business, as well as the prospects and risks associated with Ra Pharma remaining an independent public company, including the significant capital required to bring a drug candidate through trials to market, that continuing to raise capital as a standalone company would be dilutive to stockholders, and the potential impact of additional issuances of debt or equity on the trading price of our common stock (which is not feasible to quantify numerically). The Board evaluated Ra Pharma's current product development pipeline, and general business and financial plans, including the risks and uncertainties associated with continued clinical development of zilucoplan as well as other product candidates under development. The Board evaluated the potential to continue to carry out Ra Pharma's development and regulatory strategy alone or together with a strategic partner. Among the other potential risks identified by the Board were the competitive nature of the pharmaceutical industry, and specifically, competition with respect to specific lead indications, Ra Pharma's financial resources relative to its competitors, Ra Pharma's ability to successfully complete clinical development, obtain regulatory approval, manufacture, distribute, commercialize and make profitable zilucoplan or any other product candidate, the potential impact on its business of government healthcare reform, and general risks and market conditions that could reduce the market price of our common stock as well as the other risks and uncertainties discussed in Ra Pharma's public filings with the SEC. See "Where You Can Find More Information" beginning on page 103 of this proxy statement.

  •
  Premium to Market Price.  The Board considered the relationship of the Merger Consideration to the price of our common stock immediately prior to the execution of the Merger Agreement and the historical market price of our common stock. The Merger Consideration to be paid in cash for each share of our common stock would provide stockholders with the opportunity to receive a significant premium over the price of our common stock immediately prior to the execution of the Merger Agreement and the historical market price of our common stock. The Board reviewed historical market prices, volatility and trading information with respect to our common stock, including the fact that the Merger Consideration represented a premium of approximately 111% over the closing price per share of our common stock on Nasdaq on October 9, 2019, the last trading day prior to the announcement of the Merger Agreement, and a premium of approximately 96% to the trailing 30-calendar-day volume weighted average price per share, also as of October 9, 2019.

  •
  Certainty of Value.  The Board considered that the Merger Consideration to be received by Ra Pharma's stockholders in the Merger consists entirely of cash, which provides liquidity and certainty of value to our stockholders. The Board weighed the certainty of realizing a compelling value for shares of our common stock by virtue of the Merger against the uncertain prospect that the trading value for our common stock would approach the per share Merger Consideration in the foreseeable future. The Board also weighed the risks and uncertainties associated with our business, including those described above, as well as those discussed in Ra Pharma's public filings with the SEC. See "Where You Can Find More Information" beginning on page 103 of this proxy statement.

  •
  Full and Fair Value.  The Board believed that the Merger Consideration of $48.00 represents full and fair value for our shares of common stock, taking into account the Board's familiarity with the business strategy, assets, prospects, and projected results for the 2020 to 2036 fiscal years, and the relative certainty of the consideration in cash for the Merger as compared to forecasted financial results.

  •
  Highest Value Reasonably Obtainable.  The Board believed that the Merger Consideration of $48.00 represents the highest value reasonably obtainable for our shares of common stock for the foreseeable future, based on the progress and outcome of its negotiations with UCB, and the fact that a number of other strategic parties that had been contacted with respect to a strategic transaction with Ra Pharma had not expressed the desire or ability to enter into a strategic transaction and none of them ultimately made a proposal with respect to an acquisition of Ra Parma. Further, the Board believed, based on the communications with other strategic partners and negotiations with UCB, that the Merger Consideration was the highest price per share that UCB was willing to pay and that the Merger Agreement contained the most favorable terms to Ra Pharma to which UCB was willing to agree.

  •
  Centerview's Opinion and Related Analyses.  The Board considered the opinion of Centerview rendered to the Board on October 9, 2019, which was subsequently confirmed by delivery of a written opinion dated such date, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Ra Pharma common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as well as its related analyses, as more fully described under "The Merger—Opinion of Centerview Partners LLC" beginning on page 48 of this proxy statement.

  •
  Possible Strategic Alternatives.  The Board considered possible alternatives to the acquisition by UCB (including the possibility of continuing to operate Ra Pharma as an independent entity and the desirability and perceived risks of each of those alternatives), potential benefits and risks to our stockholders of these alternatives and the timing and likelihood of effecting such alternatives, as well as the Board's assessment that none of these alternatives was reasonably likely to present superior opportunities for Ra Pharma to create greater value for our stockholders, taking into account risks of execution as well as business, competitive, industry and market risks. The Board also considered the outcome of Ra Pharma's process to seek a collaboration partner, the initial interest expressed from potential collaboration partners, the view that a licensing arrangement with respect to zilucoplan or other product candidates could discourage companies from seeking to acquire Ra Pharma and the fact that Ra Pharma had not received interest in licensing zilucoplan or other product candidates on terms that the Board and management found to be acceptable.

  •
  Likelihood of Consummation.  The Board considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement, including the likelihood of consummation, based upon the scope of the conditions to the closing of the Merger, the likelihood of obtaining required regulatory approvals, the remedies available under the Merger Agreement to Ra Pharma in the event of various breaches by UCB, including specific performance, and UCB's reputation in the pharmaceutical industry and its financial capacity to complete an acquisition of this size, which the Board believed supported the conclusion that a transaction with UCB could be completed quickly and in an orderly manner.

  •
  Terms of the Merger Agreement.  The Board considered all of the terms and conditions of the Merger Agreement, including the structure of the transaction, the all-cash Merger Consideration, the limited scope of the conditions to closing, and the customary nature of the representations, warranties, and the covenants and agreements of the parties. For the reasons noted below, the Board believed that the provisions of the Merger Agreement were advisable and fair to, and in the best interests of, Ra Pharma and our stockholders. In particular:

  •
  No Financing Condition.  The Board considered the representation of UCB that it would have sufficient cash resources and access to funds pursuant to a debt financing and that the Merger is not subject to a financing condition.

  •
  Fiduciary Outs.  The Board considered the "fiduciary out" provisions of the Merger Agreement, which, subject to the terms and conditions thereof, permit Ra Pharma to furnish information to and conduct negotiations with third parties that make unsolicited alternative acquisition proposals, to change its recommendation to stockholders regarding the Merger Agreement and to terminate the Merger Agreement in order to approve a Superior Proposal, subject to payment of a termination fee in favor of UCB. The Board further considered its ability to change its recommendation to stockholders regarding the Merger Agreement in response to an Intervening Event if the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board to our stockholders under the DGCL. The Board further considered the fact that the $75 million termination fee (approximately 3% of the aggregate equity value of the transaction) payable by Ra Pharma, in the opinion of the Board, (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger and (ii) would not preclude another party from making a competing proposal.

    •
    End Date.  The Board considered the fact that the End Date under the Merger Agreement on which either party, subject to certain exceptions, can terminate the Merger Agreement, allows for sufficient time to consummate the transactions contemplated by the Merger Agreement (including by giving the parties, under certain circumstances, the ability to extend such End Date), but also prevents the Merger Agreement from being extended for an unreasonable amount of time.

    •
    Enforcement.  The Board considered Ra Pharma's ability to obtain specific enforcement of the obligations of UCB under the Merger Agreement, thereby ensuring that Ra Pharma has an appropriate remedy in the event UCB were to not comply with its obligations under the Merger Agreement.

    •
    Stockholder Approval; Appraisal Rights.  The Board considered that the Merger would be subject to the approval of our stockholders, that stockholders other than those who entered into the Voting Agreement would be free to reject the Merger, and that stockholders who do not vote to adopt the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

  •
  Voting Agreement.  The Board considered and viewed favorably the willingness of Dr. Treco, New Enterprise Associates 13, L.P. and RA Capital Management, LLC, who together held approximately 24% of the shares of our common stock outstanding (excluding shares issuable upon the exercise or settlement of options or restricted stock unit awards) as of October 9, 2019, to commit to vote in favor of the Merger Proposal by entry into the Voting Agreement. The Board also considered the fact that the Voting Agreement terminates upon any termination of the Merger Agreement, including upon Ra Pharma's termination to accept a Superior Proposal, such that the existence of the Voting Agreement would not be likely to deter or inhibit a Superior Proposal.

        In unanimously recommending that Ra Pharma stockholders vote "FOR" the adoption of the Merger Proposal, the Board also considered a variety of uncertainties, risks and other potentially negative factors, including, but not limited to, the following:

  •
  No Stockholder Participation in Future Earnings or Growth.  The Board considered that the nature of the Merger as a cash transaction meant that our stockholders will not participate in future earnings or growth of Ra Pharma and will not benefit from any appreciation in the value of the shares of the surviving corporation.

  •
  Risk Associated with Failure to Consummate the Merger.  The Board considered the possibility that the transactions contemplated by the Merger Agreement, including the Merger, might not be consummated, and that consummation of the Merger is subject to the satisfaction of certain closing conditions that are not within our control, including receipt of the necessary regulatory clearances and approvals and that no Company Material Adverse Effect has occurred that is continuing. There can be no assurance that all conditions to the parties' obligations to consummate the Merger will be satisfied, and as a result, it is possible that the Merger may not be consummated even if the Merger Agreement is adopted by the holders of a majority of the issued and outstanding shares of Ra Pharma common stock entitled to vote thereon. The Board considered the fact that if the Merger is not consummated (i) we will have incurred significant transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) the trading price of our common stock could be adversely affected, and (iii) the market's perceptions of our prospects could be adversely affected.

  •
  Interim Operating Covenants.  The Board considered the restrictions on the conduct of our business during the pendency of the Merger, which may delay or prevent Ra Pharma from undertaking potential business opportunities that may arise, may have a material adverse effect on our ability to respond to changing market and business conditions in a timely manner (or at all), or may negatively affect our ability to attract, retain and motivate key personnel. The Board also considered that the focus and resources of Ra Pharma management may become diverted from other important business opportunities and operational matters while working to implement the Merger, which could adversely affect our business.

  •
  No Solicitation and Termination Fee.  The Board considered that, subject to certain exceptions, the Merger Agreement precludes Ra Pharma from soliciting, or participating in discussions or negotiations relating to solicited alternative acquisition proposals, and requires Ra Pharma to pay to UCB a termination fee of $75 million (approximately 3.0% of the aggregate equity value of the transaction) if the Merger Agreement is terminated under certain circumstances, including to accept a Superior Proposal, as described in "The Merger Agreement—Termination Fee; Certain Expenses" beginning on page 94 of this proxy statement. The Board also considered the fact that the right afforded to UCB under the Merger Agreement to re-negotiate the terms of the Merger Agreement in response to a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Ra Pharma, even though such right was not in the Board's view preclusive of other offers. The Board also considered that the amount of the termination fee, as compared to termination fees in transactions of a similar size, in the opinion of the Board, was reasonable, would not likely deter competing bids and would not likely be required to be paid unless Ra Pharma entered into a more favorable transaction. The Board also recognized that the provisions in the Merger Agreement relating to non-solicitation and the termination fee were required by UCB as conditions to entering into the Merger Agreement.

  •
  Effect of Transaction Announcement.  The Board considered the potential effect of the announcement of the Merger Agreement, including effects on our stock price and operations, including our relationships with suppliers, distributors, vendors and employees, and our ability to attract and retain key personnel during the pendency of the transactions contemplated by the Merger Agreement, as well as the possibility of any suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated thereby.

  •
  Transaction Costs.  The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

  •
  Tax Considerations.  The Board considered that gains from the Merger Consideration to be received by our stockholders in the Merger will generally be taxable to the stockholders for federal and state income tax purposes.

  •
  Potential Conflicts of Interests.  The Board considered the possibility that Ra Pharma's officers and directors may have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, those of Ra Pharma's other stockholders. See "The Merger—Interests of the Directors and Executive Officers of Ra Pharma in the Merger" beginning on page 58 of this proxy statement.

        The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board in reaching its conclusions and recommendation in relation to the Merger, the Merger Agreement and the transactions proposed thereby. In light of the variety of reasons and factors considered and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons or factors considered in reaching their determinations and recommendations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, our senior management and outside financial advisor and legal counsel. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the Merger to the stockholders of Ra Pharma outweighed the risks or potential negative consequences. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 31 of this proxy statement.

Opinion of Centerview Partners LLC

        On October 9, 2019, Centerview rendered to the Board its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Ra Pharma common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

        The full text of Centerview's written opinion, dated October 9, 2019, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview's written opinion attached as Annex C. Centerview's financial advisory services and opinion were provided for the information and assistance of the members of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview's opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of Ra Pharma common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview's opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Ra Pharma or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

        The full text of Centerview's written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

        In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

  •
  a draft of the Merger Agreement dated October 9, 2019 (referred to in this summary of Centerview's opinion as the "Draft Merger Agreement");

  •
  Annual Reports on Form 10-K of Ra Pharma for the years ended December 31, 2018, December 31, 2017 and December 31, 2016;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Ra Pharma;

  •
  certain publicly available research analyst reports for Ra Pharma;

  •
  certain other communications from Ra Pharma to its stockholders; and

  •
  certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Ra Pharma, including certain financial forecasts, analyses and projections relating to Ra Pharma prepared by management of Ra Pharma and furnished to Centerview by Ra Pharma for purposes of Centerview's analysis (which are referred to in this summary of Centerview's opinion as the "Forecasts," and which are collectively referred to in this summary of Centerview's opinion as the "Internal Data").

        Centerview also participated in discussions with members of the senior management and representatives of Ra Pharma regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Ra Pharma and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

        Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Ra Pharma's consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Ra Pharma's direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Ra Pharma as to the matters covered thereby and Centerview relied, at Ra Pharma's direction, on the Internal Data for purposes of Centerview's analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at Ra Pharma's direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Ra Pharma, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Ra Pharma. Centerview assumed, at Ra Pharma's direction, that the final executed Merger Agreement would not differ in any respect material to Centerview's analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at Ra Pharma's direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview's analysis or Centerview's opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview's analysis or Centerview's opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Ra Pharma, or the ability of Ra Pharma to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

        Centerview's opinion expressed no view as to, and did not address, Ra Pharma's underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Ra Pharma or in which Ra Pharma might engage. Centerview's opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview's written opinion, to the holders of Ra Pharma common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Ra Pharma or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Ra Pharma or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of Ra Pharma common stock (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview's opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview's written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview's written opinion. Centerview's opinion does not constitute a recommendation to any stockholder of Ra Pharma or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

        Centerview's financial advisory services and its written opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview's opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

        The following is a summary of the material financial analyses prepared and reviewed with the Board of Directors of Ra Pharma in connection with Centerview's opinion, dated October 9, 2019. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview's view of the actual value of Ra Pharma. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview's financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Ra Pharma or any other parties to the Transaction. None of Ra Pharma, UCB, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Ra Pharma do not purport to be appraisals or reflect the prices at which Ra Pharma may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 9, 2019 (the last trading day before the public announcement of the Transaction) and is not necessarily indicative of current market conditions. The implied per share equity value ranges described below were based on Ra Pharma's fully diluted shares of common stock (determined using the treasury stock method) outstanding as of October 8, 2019 and as set forth in the Internal Data.

Selected Public Company Analysis

        Centerview reviewed certain financial information of Ra Pharma and compared it to corresponding financial information of certain publicly traded biopharmaceutical companies that Centerview selected based on its experience and professional judgment (which are referred to as the "selected companies" in this summary of Centerview's opinion). Although none of the selected companies is directly comparable to Ra Pharma, the companies listed below were chosen by Centerview, because, among other reasons, they are publicly traded biopharmaceutical companies with certain operational, business or financial characteristics that, for purposes of Centerview's analysis, may be considered similar to those of Ra Pharma.

        However, because none of the selected companies is exactly the same as Ra Pharma, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business or financial characteristics of Ra Pharma and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

        Using publicly available information obtained from SEC filings and other data sources as of October 9, 2019, Centerview calculated, for each selected company, such company's enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units, performance stock units and other convertible securities) plus the book value of debt and certain liabilities less cash and cash equivalents), as a multiple of Wall Street research analyst consensus estimated revenues for calendar year 2023 of such company. Such multiple is referred to, with respect to the selected companies, as "2023 EV/REV Multiple."

        These selected companies are summarized below:

Company	2023 EV/REV Multiple
Apellis Pharmaceuticals, Inc.	2.5x
argenx SE	5.4x
Arrowhead Pharmaceuticals, Inc.	11.4x
Audentes Therapeutics, Inc.	2.7x
Dicerna Pharmaceuticals, Inc.	5.4x
Eidos Therapeutics, Inc.—08/08/19 (unaffected) (1)	13.7x
Idorsia Ltd	11.8x
MyoKardia, Inc.	3.4x
Orchard Therapeutics plc	1.8x
Reata Pharmaceuticals, Inc.	2.9x
uniQure N.V.	6.9x
Median	5.4x

(1)
Based on unaffected date prior to BridgeBio Pharma, Inc.'s offer to acquire all of the shares of common stock, $0.001 par value per share, of Eidos Therapeutics, Inc. not held by BridgeBio Pharma, Inc. for 1.3 shares of common stock, $0.001 par value per share, of BridgeBio Pharma, Inc.

        Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of 2023 EV/REV Multiples of 3.0x to 7.0x. In selecting this range of 2023 EV/REV Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of Ra Pharma and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Applying this range of 2023 EV/REV Multiples to Ra Pharma's estimated calendar year 2023 revenues as set forth in the Forecasts, and adding to it Ra Pharma's estimated net cash as of December 31, 2019, as set forth in the Internal Data, resulted in an implied per share equity value range for each share of Ra Pharma common stock of approximately $16.70 to $30.80, rounded to the nearest $0.05. Centerview then compared this range to the $48.00 per share in cash, without interest, proposed to be paid to the holders of Ra Pharma common stock (other than Excluded Shares) pursuant to the Merger Agreement.

Selected Precedent Transaction Analysis

        Centerview reviewed and compared certain information relating to the following selected biopharmaceutical transactions that Centerview, based on its experience and professional judgment (which are referred to as the "selected transactions" in this summary of Centerview's opinion), deemed relevant to consider in relation to Ra Pharma and the Transaction. Although none of the selected transactions is directly comparable to the Transaction, the transactions listed below were chosen by Centerview, because, among other reasons, their participants, size or other factors, for purposes of Centerview's analysis, may be considered similar to the Transaction. Centerview used its experience, expertise and knowledge of these industries to select transactions that involved companies with certain operational, business or financial characteristics that, for purposes of this analysis, may be considered similar to those of Ra Pharma.

        However, because none of the selected transactions used in this analysis is identical or directly comparable to the Transaction, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected precedent transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business or financial characteristics of Ra Pharma and each target company as well as the Transaction and the selected transactions that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis.

        Using publicly available information obtained from SEC filings and other data sources as of October 9, 2019, Centerview calculated, for each selected transaction, the transaction value (calculated as the offer value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units, performance stock units and other convertible securities), plus the book value of debt and certain liabilities less cash and cash equivalents) implied for each target company based on the consideration payable in the applicable selected transaction, in each case excluding any contingent payments, which is referred to, with respect to the selected transactions, as "Transaction Value."

        The selected transactions considered in this analysis are summarized below:

Date Announced	Target	Acquiror	Transaction Value (in billions)(1)
11/02/15	Dyax Corp.	Shire plc.	$5.612
04/28/16	Stemcentrx, Inc.	AbbVie Inc.	5.800
10/18/18	Endocyte, Inc.	Novartis AG	1.757
12/22/17	Ignyta, Inc.	Roche Holding AG	1.682
05/10/18	ARMO BioSciences, Inc.	Eli Lilly and Company	1.490
12/26/17	Sucampo Pharmaceuticals, Inc.	Mallinckrodt plc	1.167
07/24/17	NeuroDerm Ltd.	Mitsubishi Tanabe Pharma Corporation	0.985
05/21/19	Peloton Therapeutics, Inc.	Merck & Co., Inc.	1.050
02/25/19	Clementia Pharmaceuticals, Inc.	Ipsen, S.A.	0.933
03/04/19	Nightstar Therapeutics plc	Biogen Inc.	0.719
Median			1.329

(1)
Excludes contingent payments.

        Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of Transaction Values of $1.000 billion to $1.750 billion. In selecting this range of Transaction Values, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of Ra Pharma and the target companies included in the selected transactions as well as the Transaction and the selected transactions and other factors that could affect each transaction or other values in order to provide a context in which to consider the results of the quantitative analysis. Applying this range of Transaction Values and adding to it Ra Pharma's estimated net cash as of December 31, 2019, as set forth in the Internal Data, resulted in an implied per share equity value range for each share of Ra Pharma common stock of approximately $25.45 to $39.65, rounded to the nearest $0.05. Centerview then compared this range to the $48.00 per share in cash, without interest, proposed to be paid to the holders of Ra Pharma common stock (other than Excluded Shares) pursuant to the Merger Agreement.

Discounted Cash Flow Analysis

        Centerview performed a discounted cash flow analysis of Ra Pharma based on the Forecasts and the calculations of risk adjusted, after-tax unlevered free cash flows as described under "The Merger—Opinion of Centerview Partners LLC—Ra Pharma Management Projections" beginning on page 57 of this proxy statement. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the "present value" of estimated future cash flows of the asset or set of assets. "Present value" refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

        In performing this analysis, Centerview calculated an implied per share equity value range for the shares of Ra Pharma common stock, by:

          (a)   discounting to present value as of December 31, 2019 using discount rates ranging from 11.0% to 13.0% (reflecting Centerview's analysis of Ra Pharma's weighted average cost of capital) and the mid-year convention:

              (i)  the forecasted risk adjusted, after-tax unlevered free cash flows of Ra Pharma over the period beginning on January 1, 2020 and ending on December 31, 2036 utilized by Centerview at the direction of Ra Pharma management and approved by the Board for use by Centerview, as described under "The Merger—Opinion of Centerview Partners LLC—Ra Pharma Management Projections" beginning on page 57 of this proxy statement;

             (ii)  an implied terminal value of Ra Pharma, calculated by Centerview by assuming that Ra Pharma's after-tax unlevered free cash flows would decline in perpetuity after December 31, 2036 at a rate of free cash flow decline of 80% year-over-year;

            (iii)  tax savings from usage of federal net operating losses and future losses as set forth in the Forecasts; and

            (iv)  the estimated costs associated with an assumed $500 million capital raise in 2021 as set forth in the Internal Data; and, adding to the foregoing results in (a),

          (b)   Ra Pharma's estimated net cash balance as of December 31, 2019, as set forth in the Internal Data.

        Centerview divided the result of the foregoing calculations in (a) and (b) by the number of fully-diluted shares of Ra Pharma common stock (determined using the treasury stock method) outstanding as of October 8, 2019 and as set forth in the Internal Data.

        The calculations set forth above resulted in an implied per share equity value range for the shares of Ra Pharma common stock of approximately $44.80 to $54.50 per share, rounded to the nearest $0.05. Centerview compared this range to the $48.00 per share in cash, without interest, to be paid to the holders of Ra Pharma common stock (other than Excluded Shares) pursuant to the Merger Agreement.

Other Factors

        Centerview noted for the Board of Directors of Ra Pharma certain additional factors solely for informational purposes, including, among other things, the following:

  •
  Historical closing trading prices of the shares of Ra Pharma common stock during the 52-week period ending on October 9, 2019 (the last trading day before the public announcement of the Transaction), which reflected low and high stock closing prices for Ra Pharma common stock during such period of $11.58 to $36.08 per share.

  •
  Stock price targets for the shares of Ra Pharma common stock in publicly available Wall Street research analyst reports, which indicated low and high stock price targets for Ra Pharma common stock ranging from $32.00 to $50.00 per share.

  •
  An analysis of premiums paid in the selected transactions involving biopharmaceutical companies, as described under "The Merger—Opinion of Centerview Partners LLC—Selected Precedent Transaction Analysis" beginning on page 52 of this proxy statement, for which premium data was available. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to the closing price of the target company's common stock for the date one day prior to the date on which the trading price of the target's common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 50% to 80% to Ra Pharma common stock's closing price on October 9, 2019 (the last trading day before the public announcement of the Transaction) of $22.70, which resulted in an implied price range of approximately $34.05 to $40.85 per share of Ra Pharma common stock, rounded to the nearest $0.05.

General

        The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

        Centerview's financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or management of Ra Pharma with respect to the Merger Consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm's-length negotiations between Ra Pharma and UCB and was approved by the Board. Centerview provided advice to Ra Pharma during these negotiations. Centerview did not, however recommend any specific amount of consideration to Ra Pharma or the Board or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

        Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement, Centerview has not been engaged to provide financial advisory or other services to Ra Pharma, and Centerview has not received compensation from Ra Pharma during such period. In the two years prior to the date of its written opinion, Centerview has not been engaged to provide financial advisory or other services to UCB or Merger Sub, and Centerview has not received compensation from UCB or Merger Sub during such period. Centerview may provide financial advisory and other services to or with respect to Ra Pharma or UCB or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview's and its affiliates' directors, officers, members and employees, or family members of such persons, (ii) of Centerview's affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Ra Pharma, UCB or any of their respective affiliates, or any other party that may be involved in the Transaction.

        The Board selected Centerview as its financial advisor in connection with the Transaction based on Centerview's experience and expertise. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

        In connection with Centerview's services as the financial advisor to the Board, Ra Pharma has agreed to pay Centerview an aggregate fee of approximately $44.2 million, $2.5 million of which was payable upon the rendering of Centerview's opinion and $41.7 million of which is payable contingent upon consummation of the Transaction. In addition, Ra Pharma has agreed to reimburse certain of Centerview's expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview's engagement.

Certain Ra Pharma Management Unaudited Prospective Financial Information

        Ra Pharma does not, as a matter of course, publicly disclose long-term financial projections or forecasts as to future performance, revenues, earnings or other results given, among other things, the unpredictability, uncertainty and subjectivity of the underlying assumptions and estimates inherent in preparing financial projections and forecasts. As a result, Ra Pharma does not endorse unaudited prospective financial information as a reliable indication of future results. Moreover, Ra Pharma's internally prepared unaudited financial projections presented below were based on estimates, assumptions and judgments made by Ra Pharma management at the time of their preparation and speak only as of such time. Except as required by law, Ra Pharma has no obligation to update the unaudited financial projections included in this section. It has not done so and does not intend to do so.

        In connection with Ra Pharma's evaluation of the Merger, Ra Pharma management prepared certain unaudited prospective financial information for Ra Pharma for the calendar years ending 2020 through 2036 (the "Ra Pharma Management Projections"). The Ra Pharma Management Projections were prepared on a standalone basis without giving effect to the Merger and were made available to the Board in its review and evaluation of the Merger and to Centerview (see "The Merger—Opinion of Centerview Partners LLC" beginning on page 48 of this proxy statement). The Ra Pharma Management Projections are not being included in this proxy statement to influence the voting decision of any Ra Pharma stockholder with respect to the Merger, but instead because the Ra Pharma Management Projections were provided to the Board in connection with its evaluation of the Merger as described herein and approved by the Board for use by Centerview in performing its financial analysis in connection with delivering its fairness opinion to the Board.

        You should note that the Ra Pharma Management Projections set forth below constitute forward-looking statements. Please see the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 31 of this proxy statement for more information. You should also note that the Ra Pharma Management Projections were not prepared with a view toward public disclosure or with a view toward complying with United States generally accepted accounting principles (referred to as "GAAP"), the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The unaudited prospective financial information included in this section has been prepared by, and is the responsibility of, Ra Pharma management. Neither Ra Pharma's independent registered public accountants, nor any other independent accountants or financial advisors, have complied with or performed any procedures with respect to the Ra Pharma Management Projections, nor have they expressed any opinion, judgment or any other form of assurance on such information or its achievability, and none assumes any responsibility for, and each disclaims any association with, the Ra Pharma Management Projections.

        The Ra Pharma Management Projections include earnings before interest and taxes which is a non-GAAP financial measure and unlevered free cash flow, which is also a non-GAAP financial measure. Due to the forward-looking nature of these projections, specific quantifications of the amounts that would be required to reconcile such projections to GAAP measures are not available and Ra Pharma management believes that it is not feasible to provide accurate forecasted non-GAAP reconciliations. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Ra Pharma management may not be comparable to similarly titled amounts used by other companies. The Ra Pharma Management Projections set forth below should not be relied upon as necessarily indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the Ra Pharma Management Projections, and none of Ra Pharma, its financial advisor or any of their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the Ra Pharma Management Projections. Furthermore, since the Ra Pharma Management Projections cover multiple years, such information by its nature becomes less predictive with each successive year. Although the Ra Pharma Management Projections are presented with numerical specificity, the Ra Pharma Management Projections reflect assumptions, estimates and judgments that are inherently uncertain and, although considered reasonable by Ra Pharma management as of the date of their use in preparing the Ra Pharma Management Projections, are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the Ra Pharma Management Projections set forth below, including, among others, risks and uncertainties due to general business, economic, regulatory, market and financial conditions, as well as changes in Ra Pharma's business, financial condition or results of operations, and other risks.

Ra Pharma Management Projections

        The Ra Pharma Management Projections were created by Ra Pharma management based on their assumptions about Ra Pharma's business, including with respect to zilucoplan and Ra Pharma's platform, and programs for an extended release (which is referred to as "XR") zilucoplan formulation and oral complement component C5 inhibition (both currently in preclinical development) and for royalties and milestones expected from Ra Pharma's collaboration with Merck & Co., Inc. (d.b.a. Merck Sharp & Dohme Corp. outside the United States and Canada) on the development and commercialization of a macrocyclic peptide candidate for the treatment of an undisclosed cardiovascular indication (commenced Phase 1 activities), and risk-adjusted these projections with respect to these product candidates. The Ra Pharma Management Projections were based on certain internal assumptions about the probability of success through approval, epidemiology, pricing, sales ramp, market growth, market share, competition, timing for clinical trial completion, commercial launch and patent expiry, as well as estimated tax assets and rates, changes in net working capital, capital expenditures, depreciation and amortization.

        The Ra Pharma Management Projections were presented to the Board for the purposes of considering and evaluating the Merger and approved by the Board for use by Centerview in performing its financial analysis in connection with delivering its fairness opinion to the Board (see "The Merger—Opinion of Centerview Partners LLC" beginning on page 48 of this proxy statement).

        The following table sets forth the Ra Pharma Management Projections:

Projected Non-GAAP
($ in millions, Unaudited)

	2020	2021	2022	2023	2024	2025	2026	2027	2028
Net Revenue	—	$3	$67	$183	$386	$642	$985	$1,321	$1,652
Gross Profit	—	$3	$60	$163	$339	$562	$860	$1,151	$1,435
Total Operating Expenses	$(142)	$(186)	$(199)	$(279)	$(308)	$(308)	$(313)	$(320)	$(329)
EBIT (1)	$(142)	$(183)	$(139)	$(116)	$31	$254	$547	$831	$1,106
Tax Expense	—	—	—	—	$(6)	$(53)	$(115)	$(174)	$(232)
Capital Expenditure	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)
Depreciation and Amortization	$1	$1	$1	$1	$1	$1	$1	$1	$1
Change in Net Working Capital	$0	$(4)	$(6)	$(12)	$(20)	$(26)	$(34)	$(34)	$(33)
Unlevered Free Cash Flow (2)	$(142)	$(186)	$(145)	$(128)	$4	$175	$398	$623	$841

	2029	2030	2031	2032	2033	2034	2035	2036
Net Revenue	$1,849	$2,021	$2,118	$2,167	$1,963	$1,778	$1,612	$266
Gross Profit	$1,603	$1,749	$1,831	$1,874	$1,698	$1,540	$1,396	$238
Total Operating Expenses	$(338)	$(348)	$(359)	$(370)	$(381)	$(392)	$(404)	$(42)
EBIT (1)	$1,265	$1,400	$1,472	$1,504	$1,318	$1,148	$993	$196
Tax Expense	$(266)	$(294)	$(309)	$(316)	$(277)	$(241)	$(208)	$(41)
Capital Expenditure	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)
Depreciation and Amortization	$1	$1	$1	$1	$1	$1	$1	$1
Change in Net Working Capital	$(20)	$(17)	$(10)	$(5)	$20	$18	$17	$135
Unlevered Free Cash Flow (2)	$979	$1,089	$1,153	$1,184	$1,062	$925	$801	$289

(1)
"EBIT" refers to Ra Pharma's gross profit less total operating expenses.

(2)
"Unlevered Free Cash Flow" was calculated as EBIT less income tax expense, less capital expenditures, plus depreciation and amortization, less changes in net working capital. Stock-based compensation is treated as cash expense.

Interests of the Directors and Executive Officers of Ra Pharma in the Merger

        Members of the Board and Ra Pharma's executive officers may have various interests in the Merger described in this section that may be in addition to, or different from, the interests of Ra Pharma stockholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that Ra Pharma stockholders adopt the Merger Agreement. These potential interests are described below.

Certain Assumptions

        Except as specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

  (1)
  The Effective Time will occur on November 12, 2019, which is the assumed date of the Effective Time solely for the purposes of the disclosures in this section; and

  (2)
  The employment of each executive officer of Ra Pharma is terminated without "Cause" or due to the executive officer's resignation for "Good Reason" (as each such term is defined in the relevant agreement(s)), in each case immediately following the assumed Effective Time.

Treatment of Outstanding Equity Awards

        Certain of our directors and officers hold outstanding Ra Pharma stock options and RSUs. As of the Effective Time, each Ra Pharma stock option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, exercisable or not, will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to (subject to any applicable withholding taxes or other amounts required by applicable law to be withheld) the product of (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such cancelled Ra Pharma stock option multiplied by (ii) the aggregate number of shares of Ra Pharma common stock subject to such Ra Pharma stock option immediately prior to such Effective Time. Ra Pharma stock options with a per share exercise price equal to or exceeding the Merger Consideration will be cancelled without payment.

        The Merger Agreement also provides that each RSU, whether vested or unvested, will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to (subject to any applicable withholding taxes or other amounts required to be withheld by applicable law) the product of (i) the Merger Consideration multiplied by (ii) the total number of shares of Ra Pharma common stock subject to such RSU.

        The following table sets forth, for each of Ra Pharma's directors and executive officers, (i) the number and value of shares of Ra Pharma common stock subject to vested Ra Pharma stock options held as of November 12, 2019, (ii) the number and value of shares of Ra Pharma common stock subject to unvested Ra Pharma stock options held as of November 12, 2019, (iii) the number and value of unvested RSUs held as of November 12, 2019 and (iv) the total value of shares of Ra Pharma common stock subject to Ra Pharma stock options and unvested RSUs, in each case, held as November 12, 2019. Depending on when the Effective Time occurs, certain equity-based awards shown in the table may vest in accordance with their terms prior to the Effective Time.

Name	Vested Stock Options (#)	Value of Vested Stock Options ($) (1)	Unvested Stock Options (#)	Value of Unvested Stock Options ($) (1)	Unvested RSUs (#)	Value of Unvested RSUs ($) (2)	Total Value of Outstanding Stock Options and Unvested RSUs ($) (3)
Non-Employee Directors (4)
Aoife M. Brennan, M.B., B.Ch.	8,333	$263,656	31,667	$949,144	—	$—	$1,212,800
Alexander "Bo" Cumbo	—	$—	40,000	$1,297,050	—	$—	$1,297,050
Robert Heft, Ph.D.	52,857	$1,987,486	15,000	$421,800	—	$—	$2,409,286
Edward T. Mathers	30,000	$955,950	15,000	$421,800	—	$—	$1,377,750
Timothy R. Pearson	52,857	$1,987,486	15,000	$421,800	—	$—	$2,409,286
Rajeev Shah	30,000	$955,950	15,000	$421,800	—	$—	$1,377,750
Executive Officers
Douglas A. Treco, Ph.D. (5)	762,706	$30,634,723	443,410	$14,054,614	41,666	$1,999,968	$46,689,305
David C. Lubner (6)	341,613	$13,716,177	202,813	$6,536,605	20,833	$999,984	$21,252,766
Ramin Farzaneh-Far, M.D.	219,067	$8,174,008	204,172	$6,621,401	20,833	$999,984	$15,795,393
Simon Read, Ph.D.	185,319	$7,199,369	162,037	$5,293,873	18,333	$879,984	$13,373,226
John C. King	91,312	$3,519,924	205,688	$7,311,076	30,658	$1,471,584	$12,302,584
Alonso Ricardo, Ph.D.	143,568	$5,434,146	128,252	$3,869,907	8,750	$420,000	$9,724,053

(1)
The estimated value of a Ra Pharma stock option is the product obtained by multiplying (A) the excess, if any, of (i) $48.00, over (ii) the exercise price of such Ra Pharma stock option, by (B) the number of shares underlying the vested or unvested portion, as applicable, of such Ra Pharma stock option as of November 12, 2019.

(2)
The estimated value of each RSU is $48.00.

(3)
See "Security Ownership of Certain Beneficial Owners and Management" beginning on Page 100 of this proxy statement for additional information regarding shares beneficially owned by directors and executive officers of Ra Pharma and their affiliates.

(4)
Peter Tuxen Bisgaard ceased to serve on the Board as of June 11, 2019. Mr. Bisgaard does not have interests in the Merger other than ownership of Ra Pharma common stock.

(5)
Dr. Treco also holds outstanding rights to purchase up to 377 shares of our common stock under the ESPP, which are not included in this table. For additional information regarding the ESPP, see "The Merger—Treatment of Equity Awards; ESPP" beginning on page 73 of this proxy statement.

(6)
Mr. Lubner also holds outstanding rights to purchase up to 377 shares of our common stock under the ESPP, which are not included in this table. For additional information regarding the ESPP, see "The Merger—Treatment of Equity Awards; ESPP" beginning on page 73 of this proxy statement.

Change in Control Severance Benefits in Executive Officer Employment Arrangements

        Each of Ra Pharma's current executive officers has entered into an employment agreement with Ra Pharma pursuant to which the executive officer is entitled to severance benefits upon a qualifying termination of employment.

        Under the terms of the employment agreement with Douglas A. Treco, if his employment is terminated by Ra Pharma without "Cause" or by Dr. Treco for "Good Reason" (as each such term is defined in the employment agreement), he is entitled to receive the following severance benefits in addition to accrued wages and benefits, subject to the execution and effectiveness of a separation agreement, including a general release of claims in Ra Pharma's favor:

  •
  (i) an amount equal to his annual base salary plus the annual incentive compensation he was paid for the most recently completed fiscal year, payable in substantially equal installments over twelve months, (ii) if Dr. Treco is participating in Ra Pharma's group health plan immediately prior to his termination, a monthly cash payment equal to the monthly contribution that Ra Pharma would have made to fund Dr. Treco's health insurance had he remained employed with Ra Pharma, payable until the earlier of the date that is 12 months following termination or the end of Dr. Treco's COBRA health continuation period, and (iii) the acceleration of all time-based equity awards that would have vested if Dr. Treco had remained employed for an additional 12 months; and

  •
  in the event the termination occurs within 12 months following a "Change in Control" (as such term is defined in the employment agreement, and which would include the Merger) of Ra Pharma, (i) a lump sum cash payment equal to 1.5 times the sum of his then-current base salary (or his base salary in effect immediately prior to the Change in Control, if higher) and his target annual incentive compensation, (ii) if Dr. Treco is participating in Ra Pharma's group health plan immediately prior to his termination, a monthly cash payment equal to the monthly contribution that Ra Pharma would have made to fund Dr. Treco's health insurance had he remained employed with Ra Pharma, payable until the earlier of the date that is 18 months following termination or the end of Dr. Treco's COBRA health continuation period; and (iii) full acceleration of all time-based equity awards held by Dr. Treco.

        Under the terms of Ra Pharma's employment agreements with David C. Lubner, Simon Read, John C. King, Ramin Farzaneh-Far and Alonso Ricardo, if the executive officer's employment is terminated by Ra Pharma without "Cause" or by the executive officer for "Good Reason" (as each such term is defined in the applicable employment agreement) the executive officer is entitled to receive the following severance benefits in addition to accrued wages and benefits, subject to the execution and effectiveness of a separation agreement, including a general release of claims in Ra Pharma's favor:

  •
  (i) an amount equal to six months of the executive officer's annual base salary plus a portion of the executive officer's target bonus (in an amount pro-rated based on days of service by such executive officer in the applicable fiscal year up to the date of such termination), payable in substantially equal installments over six months and (ii) if the executive officer is participating in Ra Pharma's group health plan immediately prior to the executive officer's termination, a monthly cash payment equal to the monthly contribution that Ra Pharma would have made to fund the executive officer's health insurance had the executive officer remained employed with Ra Pharma, payable until the earlier of the date that is six months following termination or the end of the executive officer's COBRA health continuation period; and

  •
  in the event the termination occurs within 12 months following a "Change in Control" (as defined in the applicable employment agreement, and which would include the Merger) of Ra Pharma, (i) a lump sum cash payment equal to the executive officer's then-current base salary (or the executive officer's base salary in effect immediately prior to the Change in Control, if higher) and the executive officer's target annual incentive compensation, (ii) if the executive officer is participating in Ra Pharma's group health plan immediately prior to the executive officer's termination, a monthly cash payment equal to the monthly contribution that Ra Pharma would have made to fund the executive officer's health insurance had the executive officer remained employed with Ra Pharma, payable until the earlier of the date that is 12 months following termination or the end of the executive officer's COBRA health continuation period, and (iii) full acceleration of all time-based equity awards held by the executive officer.

        For illustrative purposes only, based on the assumptions described under "The Merger—Interests of the Directors and Executive Officers of Ra Pharma in the Merger—Certain Assumptions" beginning on page 58 of this proxy statement, it is currently estimated that Ra Pharma executive officers would be entitled to receive, in the aggregate, approximately $4.2 million in severance benefits under the employment agreements described above (which amount does not include the value of any accelerated vesting of equity awards because those awards will become vested upon closing of the Merger under the Merger Agreement).

Transaction Bonuses

        It is anticipated that the Board will, prior to the Effective Time, approve the payment of transaction bonuses at or prior to the Effective Time to certain key individuals, including certain executive officers, subject to continued employment through the Effective Time. The aggregate amount of these bonuses is expected to be up to $5.4 million (referred to as the "Bonus Pool"). As of the date of this proxy statement, no awards under the Bonus Pool have been allocated.

New Employment Arrangements

        As of the date of this proxy statement, none of Ra Pharma's executive officers has entered into any agreement, arrangement or understanding with UCB or any of its executive officers, directors or affiliates regarding employment with UCB or any of its affiliates. Although no such agreement, arrangement or understanding exists as of the date of this proxy statement, certain of Ra Pharma's executive officers may, prior to the completion of the Merger, enter into new arrangements with UCB or its affiliates regarding employment with UCB or certain of its affiliates.

Indemnification of Directors and Officers; Insurance

        Under the Merger Agreement, UCB will cause the surviving corporation, among other things, to indemnify and hold harmless each current or former director, officer or employee of Ra Pharma or any of its subsidiaries against any losses incurred by such indemnified person in respect of any action, litigation, suit or other claim based upon or arising out of the fact that such indemnified person was a director, officer or employee of Ra Pharma or any of its subsidiaries at or prior to the Effective Time, to the fullest extent permitted by the DGCL and any other applicable law and the certificate of incorporation and amended and restated bylaws (or other similar organizational documents) of Ra Pharma and its subsidiaries in effect on October 9, 2019.

        In addition, UCB will, or will cause the surviving corporation to, or will direct Ra Pharma prior to the Effective Time to, purchase a certain 6-year prepaid "tail" policy for such directors and officers. For a detailed description of these requirements, please see "The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance" beginning on page 88 of this proxy statement.

Voting Agreement

        Concurrently with the entry into the Merger Agreement, Douglas A. Treco (the Chief Executive Officer and a director of Ra Pharma) as well as New Enterprise Associates 13, L.P. and RA Capital Management, LLC, each of which is affiliated with a member of the Board, in each case solely in their respective capacities as holders of Ra Pharma common stock or other equity interests of Ra Pharma, entered into the Voting Agreement, pursuant to which, among other things and subject to the terms and conditions therein, they agreed to vote their shares of Ra Pharma common stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, and against certain competing transactions as described under "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement. Such stockholders collectively hold approximately 24% of the outstanding shares of our common stock entitled to vote at the Special Meeting as of the Record Date. Each stockholder party to the Voting Agreement waived appraisal rights and the right to participate in any class action with respect to any claim, derivative or otherwise, related to the Merger Agreement or the transactions contemplated thereby.

        The Voting Agreement terminates upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Voting Agreement by written notice from UCB to the stockholders party thereto and (iii) the termination of the Merger Agreement in accordance with its terms. The Voting Agreement does not limit or restrict in any way the stockholders party thereto, or their respective designees, in their capacities as a director or officer of Ra Pharma, as applicable, from acting in such capacity.

        A copy of the Voting Agreement executed by such stockholders is attached as Annex D to this proxy statement.

Financing of the Merger

        The Merger Agreement is not conditioned upon receipt of financing by UCB. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $2.459 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement and (ii) make payments in respect of outstanding Ra Pharma stock options and RSUs pursuant to the Merger Agreement.

        We understand that UCB expects to fund amounts needed for the acquisition of Ra Pharma under the Merger Agreement through the proceeds of new debt financing and the use of cash on hand. UCB has made available to us a copy of the fully executed Facility Agreement. Pursuant to the Facility Agreement, and subject to the terms and conditions set forth therein, UCB has obtained, from BNP Paribas Fortis SA/NV and Bank of America, N.A., London Branch, debt financing commitments in an aggregate principal amount of $2.07 billion for the transactions contemplated by the Merger

Agreement. The obligation of the lenders to provide such debt financing is contingent on the satisfaction of customary conditions, including the satisfaction or waiver (to the extent permitted by the Facility Agreement) of the conditions required for consummation of the Merger in accordance with the Merger Agreement.

        We have agreed to use our reasonable best efforts to provide to UCB and Merger Sub such cooperation as may be reasonably requested by UCB or Merger Sub in connection with the arrangement of the debt financing contemplated by the Facility Agreement, subject to the terms set forth in the Merger Agreement. For more information, see "The Merger Agreement—Financing Covenants" beginning on page 89.

Closing and Effective Time of the Merger

        Unless another date is agreed by the parties, the closing of the Merger will take place no later than the third business day after the date the conditions set forth in the Merger Agreement and described under "The Merger Agreement—Conditions to the Merger" beginning on page 91 of this proxy statement, other than those conditions that by their terms are to be satisfied at the closing of the Merger (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or, to the extent permissible, waiver of those conditions.

        Concurrently with the closing of the Merger, Ra Pharma and Merger Sub will cause to be filed a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and will make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at such time as such certificate of merger has been duly filed with the Secretary of State of the State of Delaware (or at such later date and time as we and UCB may agree in writing and specified in the certificate of merger).

Appraisal Rights

        If the Merger is consummated, Ra Pharma stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand and perfect their appraisal rights and fully comply with all applicable requirements of Section 262 will be entitled to seek appraisal of the fair value of their shares of Ra Pharma common stock, as determined by the Delaware Court of Chancery.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex B. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Under Section 262, record holders of Ra Pharma common stock who make the demand described below with respect to such shares, do not vote in favor of the Merger Proposal, continuously hold such shares through the Effective Time, and otherwise comply with the statutory requirements of Section 262, will be entitled to an appraisal of their shares of Ra Pharma common stock and to receive payment in cash for the fair value of their shares of Ra Pharma common stock as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of the shares of Ra Pharma common stock as determined by the Delaware Court of Chancery may be more than, less than, or equal to the Merger Consideration per share that holders thereof are otherwise entitled to receive under the terms of the Merger Agreement. Stockholders should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address "fair value" under Section 262. All references in this summary of appraisal rights to a "stockholder" or "holders of shares" are to the record holder or holders of such shares of our common stock.

        Under Section 262, when a merger agreement is to be submitted by a corporation's board of directors for adoption at a meeting of such corporation's stockholders, not less than 20 days before such meeting, the corporation submitting the matter to a vote of stockholders must notify the stockholders who were stockholders on the record date for notice of such meeting with respect to shares for which appraisal rights will be available pursuant to Section 262 that such appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes Ra Pharma's notice to its stockholders that appraisal rights are available in connection with the Merger and the full text of Section 262 is attached to this proxy statement as Annex B, in compliance with the requirements of Section 262. Stockholders who wish to exercise such appraisal rights should carefully review the text of Section 262 contained in Annex B. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of such stockholder's appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising appraisal rights, Ra Pharma believes that a stockholder considering the exercise of such rights should seek the advice of legal counsel.

        Stockholders who wish to exercise appraisal rights with respect to their shares of Ra Pharma common stock must deliver to Ra Pharma a written demand for appraisal of the holder's shares before the vote is taken to approve the Merger Proposal. The demand must reasonably inform Ra Pharma of the identity of the holder of record of shares who intends to demand appraisal of his, her or its shares. A stockholder seeking appraisal of his, her or its shares may not vote or submit a proxy in favor of the Merger Proposal. If a stockholder fails to deliver such written demand or votes or submits a proxy in favor of the Merger Proposal (which proxy is not revoked prior to the time that the vote is taken to approve the Merger Proposal), such stockholder will be entitled to receive the per share Merger Consideration for his, her or its shares of Ra Pharma common stock but will not have appraisal rights with respect to such shares. In addition, a holder of shares wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the Effective Time.

        A proxy that is submitted and does not contain voting instructions will, unless properly revoked, be voted "FOR" the Merger Proposal, and it will result in the loss of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote "AGAINST" the Merger Proposal or "ABSTAIN" from voting on the Merger Proposal. Voting against or failing to vote on the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.

        All demands for appraisal should be addressed to:

    Ra Pharmaceuticals, Inc.
    87 Cambridgepark Drive
    Cambridge, MA 02140
    Attention: Investor Relations

and must be delivered to Ra Pharma before the vote is taken to approve the Merger Proposal at the Special Meeting, and must be executed by, or on behalf of, the stockholder. The demand will be sufficient if it reasonably informs Ra Pharma of the identity of the stockholder and the intention of the stockholder to demand appraisal of the "fair value" of his, her or its shares of Ra Pharma common stock. A stockholder's failure to deliver to Ra Pharma the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will result in the loss of appraisal rights.

        Only a holder of record is entitled to demand an appraisal of the shares registered in that holder's name. Accordingly, to be effective, a demand for appraisal by a stockholder must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder's name as it appears on the stockholder's stock certificate(s) or in the transfer agent's records, and in the case of uncertificated shares, should specify the stockholder's mailing address and the number of shares registered in the stockholder's name. The demand must state that the person intends thereby to demand appraisal of the stockholder's shares in connection with the Merger. The demand cannot be made by the person having a beneficial interest in such shares if he, she or it does not also hold such shares of record. A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), bank or other nominee, such demand must be executed by or for the record owner. If a stockholder holds shares through a broker or bank who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. If a stockholder holds through a broker, bank or other nominee and wishes to exercise appraisal rights, such stockholder should consult with his, her or its broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, bank or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        Within 10 days after the Effective Time, the surviving corporation in the Merger must give written notice of the date the Merger became effective to each stockholder who has demanded appraisal in accordance with Section 262 and who did not vote in favor of the Merger Proposal. At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder's demand and accept the Merger Consideration for that holder's shares of Ra Pharma common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the foregoing will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of Ra Pharma common stock determined in any such appraisal proceeding, which value may be more than, less than, or equal to the Merger Consideration per share.

        Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such petition and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. In the event that the surviving corporation does not file such petition, it is the obligation of Ra Pharma stockholders to initiate all necessary action to perfect their appraisal rights with respect to shares within the time prescribed in Section 262. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or otherwise loses such holder's right to appraisal, then the stockholder's right to appraisal will cease, and such stockholder's shares of our common stock will be deemed to have been converted, as of the Effective Time, into the right to receive the Merger Consideration, without interest, less applicable withholding taxes. Inasmuch as the surviving corporation has no obligation to file such a petition, and has no present intention to do so, any holder of shares who desires such a petition to be filed is advised to file it on a timely basis.

        In addition, within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person and for which appraisal has been properly demanded may, in such person's own name, file a petition for appraisal or request from the surviving corporation such statement. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for appraisal is timely and duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to stockholders who have demanded appraisal from the Delaware Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold shares represented by certificates, to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Additionally, because our common stock will have been publicly listed on Nasdaq, the Delaware Court of Chancery is required under Section 262 to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Ra Pharma common stock or (ii) the value of the Merger Consideration for such total number of shares of Ra Pharma common stock exceeds $1 million.

        After determination of the stockholders entitled to appraisal of their shares, the Delaware Court of Chancery will appraise the shares, determining their fair value as of the Effective Time, after taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value by the surviving corporation to the stockholders entitled thereto. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the verified list described in the immediately preceding paragraph and who has submitted such stockholder's stock certificates, if any, to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in the following sentence, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in the preceding sentence only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time.

        Neither Ra Pharma nor UCB anticipates offering more than the Merger Consideration provided for in the Merger Agreement to any stockholder exercising appraisal rights and they reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of our common stock is less than the per share Merger Consideration. In determining "fair value," the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., 634 A.2d 345 (Del. 1993), the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Each dissenting stockholder is responsible for his, her or its attorneys' and expert witnesses' fees and expenses, although upon the application of a dissenting stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payments payable to stockholders as of a record date prior to the Effective Time.

        Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights.

U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the U.S. federal income tax consequences of the Merger that are relevant to holders of shares of Ra Pharma common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (referred to as the "Code"), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (referred to as the "IRS"), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders that hold their shares of Ra Pharma common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

  •
  holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes, insurance companies, mutual funds, brokers or dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies or certain expatriates or former long-term residents of the United States;

  •
  holders holding the shares as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;

  •
  holders deemed to sell their shares under the constructive sale provisions of the Code;

  •
  holders that received their shares of Ra Pharma common stock in a compensatory transaction;

  •
  holders that own an equity interest, actually or constructively, in UCB or the surviving corporation; or

  •
  U.S. Holders whose "functional currency" is not the U.S. dollar.

        If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Ra Pharma common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of Ra Pharma common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

        We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

        For purposes of this proxy statement, a "U.S. Holder" is a beneficial owner of shares of Ra Pharma common stock who or that is for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

  •
  A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of Ra Pharma common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than 1 year at the time of the consummation of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

        Payments made to a U.S. Holder in exchange for shares of Ra Pharma common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption should complete and return to the paying agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a U.S. person, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or information reporting rules.

        Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. Holder pursuant to the Merger under the backup withholding rules may be allowed as a refund or a credit against such U.S. Holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

        For purposes of this proxy statement, the term "Non-U.S. Holder" means a beneficial owner of shares of Ra Pharma common stock that is or is not a U.S. Holder or partnership for U.S. federal income tax purposes.

        Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

  •
  we are or have been a "United States real property holding corporation" (referred to as "USRPHC"), at some point during the applicable statutory period, and the Non-U.S. Holder's shares of Ra Pharma common stock represent a "U.S. real property interest" (referred to as "USRPI"), under the Foreign Investment in Real Property Tax Act, as amended (referred to as "FIRPTA").

        Under FIRPTA, dispositions of a USRPI by a foreign person are generally subject to U.S. federal income taxation. Shares in a USRPHC with at least one class of stock that is regularly traded on an established securities market generally will be considered a USRPI with respect to a foreign person if such foreign person holds more than 5% of the value of the regularly traded class of stock.

        We believe that we have not been a USRPHC during the applicable statutory period. Accordingly, we do not believe that the exchange of any shares of Ra Pharma common stock for cash by a Non-U.S. Holder pursuant to the Merger will be subject to U.S. taxation under the FIRPTA rules.

        Payments made to Non-U.S. Holders in exchange for shares of Ra Pharma common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the paying agent with the applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder's non-U.S. status (provided that the paying agent does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

HSR Act and U.S. Antitrust Matters

        Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (referred to as the "FTC"), the Merger cannot be consummated until Ra Pharma and UCB each file a notification and report form with the FTC and the Antitrust Division of the Department of Justice under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties' filing of their respective HSR Act notification forms or the early termination of that waiting period. Ra Pharma, UCB and their respective affiliates filed their respective HSR Act notifications on October 23, 2019.

        At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the Department of Justice or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Under the Merger Agreement, notwithstanding any other provision of the Merger Agreement to the contrary, in no event will UCB or any of its affiliates be required to agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any intellectual property rights or otherwise), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of UCB, Ra Pharma, the surviving corporation or any of their respective affiliates or subsidiaries, nor is UCB or its affiliates required to litigate, defend, or enter into any settlement in connection with the transactions contemplated by the Merger Agreement.

        Other than the filings required under the HSR Act as described above, we currently do not expect that any clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

Litigation Related to the Merger

        On November 1, 2019, a lawsuit entitled Elaine Wang v. Ra Pharmaceuticals, Inc., et al., was filed in the United States District Court for the District of Delaware against Ra Pharma and the members of the Board.

        On November 5, 2019, a putative class action lawsuit entitled Earl M. Wheby, Jr. v. Ra Pharmaceuticals, Inc., et al., was filed in the United States District Court for the District of Delaware against Ra Pharma and the members of the Board.

        The lawsuits allege that the preliminary proxy statement filed by Ra Pharma on November 1, 2019 with the SEC in connection with the Merger omits material information with respect to the transactions contemplated by the Merger Agreement, rendering it false and misleading in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiffs seek, among other things, injunctive relief, rescission, declaratory relief and unspecified monetary damages. Ra Pharma believes these lawsuits are wholly without merit, and intends to vigorously defend against the claims.

Delisting and Deregistration of Ra Pharma Common Stock

        If the Merger is consummated, following the Effective Time, the common stock of Ra Pharma will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

        The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Ra Pharma contained in this proxy statement or in Ra Pharma's public reports filed with the SEC may supplement, update or modify the factual disclosures about Ra Pharma contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by Ra Pharma, UCB and Merger Sub were qualified and subject to important limitations agreed to by Ra Pharma, UCB and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures contained in the Disclosure Schedules, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since October 9, 2019 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Ra Pharma or UCB with the SEC. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Ra Pharma, UCB or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

        Additional information about Ra Pharma may be found elsewhere in this proxy statement and Ra Pharma's other public filings. See "Where You Can Find More Information" beginning on page 103 of this proxy statement.

When the Merger Becomes Effective

        The closing of the Merger will take place at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, as soon as possible after, but in any event no later than the third business day after, the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing of the Merger (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or waiver of such conditions at such time), unless another time, date or place is agreed to in writing by Ra Pharma and UCB.

        Concurrently with the closing of the Merger, Ra Pharma and Merger Sub will cause to be filed a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and will make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective upon the filing of such certificate of merger, or at such later date and time as may be agreed in writing by Ra Pharma and UCB and specified in such certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

        Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Ra Pharma and the separate corporate existence of Merger Sub will cease. Ra Pharma will continue as the surviving corporation and an indirect wholly owned subsidiary of UCB. At the Effective Time, the certificate of incorporation of Ra Pharma will be amended and restated in its entirety as set forth in Exhibit A of the Merger Agreement and such amended and restated certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended. Ra Pharma, UCB and Merger Sub will take all actions necessary such that the bylaws of Merger Sub in effect immediately prior to the Effective Time will be the bylaws of the surviving corporation until thereafter amended, except that (i) references to Merger Sub's name will be replaced with references to the surviving corporation's name and (ii) the bylaws of the surviving corporation will include the provisions in the amended and restated bylaws of Ra Pharma as of October 9, 2019 related to indemnification, advancement of expenses and exculpation from liability. From and after the Effective Time, the directors of Merger Sub immediately before the Effective Time will be the initial directors of, and the officers of Ra Pharma immediately before the Effective Time will be the initial officers of, the surviving corporation and, in each case, will hold office until their respective successors are duly elected or appointed and qualified in accordance with the surviving corporation's certificate of incorporation and bylaws, applicable law and the terms of the Merger Agreement.

Effect of the Merger on Ra Pharma Common Stock

        At the Effective Time, each share of Ra Pharma common stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will automatically be cancelled and cease to exist and will be converted into the right to receive the Merger Consideration in cash.

        At the Effective Time, any shares of Ra Pharma common stock that are Cancelled Shares will automatically be cancelled and will cease to exist, and no consideration or payment will be delivered in exchange for such shares.

        The Merger Consideration and any other amount payable pursuant the Merger Agreement will be equitably adjusted to reflect the effect of any reclassification, recapitalization, exchange, stock split (including reverse stock split) or combination or readjustment of shares or any stock dividend or stock distribution with a record date occurring on or after October 9, 2019 and prior to the Effective Time.

Treatment of Equity Awards; ESPP

        Options.    Under the Merger Agreement, each Ra Pharma stock option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, exercisable or not, will be cancelled and converted into the right to receive as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product (subject to any applicable withholding taxes or other amounts required by applicable law to be withheld) of (i) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such cancelled Ra Pharma stock option multiplied by (ii) the aggregate number of shares of Ra Pharma common stock subject to such Ra

Pharma stock option immediately prior to the Effective Time. Options with a per share exercise price equal to or exceeding the Merger Consideration will be cancelled without payment.

        Restricted Stock Units.    The Merger Agreement also provides that each RSU, whether vested or unvested, will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to (subject to any applicable withholding taxes or other amounts required by applicable law to be withheld) the product of (i) the Merger Consideration multiplied by (ii) the total number of shares of Ra Pharma common stock subject to such RSU.

        ESPP.    The Merger Agreement provides that Ra Pharma, the Board and the compensation committee of the Board, as applicable, must take all actions reasonably necessary to terminate the ESPP and all outstanding rights thereunder as of the day immediately prior to the Closing Date, contingent upon the occurrence of the closing of the Merger. From and after October 9, 2019, (i) no new participants have been or will be permitted to participate in the ESPP, (ii) participants have not been and will not be permitted to increase their payroll deductions or purchase elections from those in effect on October 9, 2019 and (iii) except for the offering or purchase period under the ESPP that was in effect on October 9, 2019 (referred to as the "Final Offering Period"), no offering or purchase period has been or will be authorized, continued or commenced. If the Effective Time occurs during the Final Offering Period, (w) the final exercise date under the ESPP will be such date as Ra Pharma determines in its sole discretion (which date must be no later than the date that is five days prior to the Effective Time), (x) each ESPP participant's accumulated contributions under the ESPP will be used to purchase whole shares of Ra Pharma common stock in accordance with the terms of the ESPP as of such final exercise date, which shares of Ra Pharma common stock, to the extent outstanding immediately prior to the Effective Time, will be cancelled at the Effective Time in exchange for the right to receive the Merger Consideration, (y) the ESPP will terminate effective as of the Closing Date and contingent upon the occurrence of the closing of the Merger, and no further rights will be granted or exercised under the ESPP thereafter and (z) as promptly as practicable following the purchase of shares of Ra Pharma common stock in accordance with the preceding clause (x), Ra Pharma is required to return to each participant the funds, if any, that remain in such participant's account after such purchase.

Dissenting Shares

        The Merger Agreement provides that Dissenting Shares will not be converted into the right to receive the Merger Consideration, but instead at the Effective Time will be converted into such rights as granted by Section 262. If any Ra Pharma stockholder fails to perfect, waives, withdraws or otherwise loses the right to appraisal of the fair value of such Dissenting Shares under Section 262, then the right of such holder to be paid the fair value of such Dissenting Shares will cease and such Dissenting Shares will be deemed to have been converted as of the Effective Time into the right to receive, without interest or duplication, the Merger Consideration.

Payment for Ra Pharma Common Stock

        On the Closing Date, UCB will deposit, or cause to be deposited, with a paying agent designated by UCB that is reasonably acceptable to Ra Pharma, cash in an amount necessary to pay the aggregate Merger Consideration payable to holders of Ra Pharma common stock.

        Promptly (and in any event not later than the third business day) after the Effective Time, UCB will send or cause the paying agent to send to each holder of record of Certificates or Non-DTC Book-Entry Shares that immediately prior to the Effective Time represented outstanding shares of Ra Pharma common stock (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal in customary form, which will specify that delivery will be effected, and risk of loss and title to the Certificates or Non-DTC Book-Entry Shares, as applicable, will pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Non-DTC Book-Entry Shares, to the paying agent, and (iii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Non-DTC Book-Entry Shares in exchange for cash in an amount equal to the Merger Consideration multiplied by the number of shares of Ra Pharma common stock previously represented by such Certificates or Non-DTC Book-Entry Shares.

        Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) to the paying agent, together with a duly executed and completed letter of transmittal and such other documents as may reasonably be required by the paying agent pursuant to such instructions, UCB will cause the paying agent to pay and deliver, as promptly as reasonably practicable after the Effective Time, the Merger Consideration payable for each share of Ra Pharma common stock represented by such Certificate (without interest).

        Upon surrender of a Non-DTC Book-Entry Share to the paying agent in accordance with the terms of the letter of transmittal and accompanying instructions, UCB will cause the paying agent to pay and deliver, as promptly as reasonably practicable after the Effective Time, the Merger Consideration payable for each share of Ra Pharma common stock represented by such Non-DTC Book-Entry Share (without interest).

        With respect to DTC Book-Entry Shares, Ra Pharma and UCB will cooperate to establish procedures with the paying agent and DTC to ensure that the paying agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon surrender of shares of Ra Pharma common stock held of record by DTC or its nominees in accordance with DTC's customary surrender procedures, the Merger Consideration payable for each such Book-Entry Share.

Representations and Warranties

        The Merger Agreement contains representations and warranties of each of Ra Pharma, UCB and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Schedules) as to, among other things:

  •
  corporate organization, existence, good standing and corporate power and authority to conduct its business as presently conducted;

  •
  corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to complete the transactions contemplated thereby;

  •
  required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;

  •
  the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and applicable law, in each case arising out of the execution, delivery or performance of, or consummation of the transactions contemplated by, the Merger Agreement;

  •
  matters relating to information to be included in required filings with the SEC in connection with the Merger; and

  •
  the absence of any fees owed to investment bankers or brokers in connection with the Merger, other than those specified in the Merger Agreement.

        The Merger Agreement also contains representations and warranties of Ra Pharma (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Schedules) as to, among other things:

  •
  the capitalization of Ra Pharma, including the authorized and outstanding capital stock, outstanding stock options and RSUs, shares of Ra Pharma common stock reserved for issuance under Ra Pharma's equity incentive plans and shares of Ra Pharma common stock reserved for issuance under the ESPP;

  •
  all shares of Ra Pharma common stock having been, or being when issued pursuant to any Ra Pharma equity award, Ra Pharma equity incentive plan or other employee benefit plan or the ESPP in accordance with the respective terms thereof, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights;

  •
  the exercise price of each Ra Pharma stock option as compared to fair market value and the exemption of Ra Pharma stock options under Section 409A of the Code;

  •
  the issuance of shares of Ra Pharma common stock or other equity interests;

  •
  except as otherwise disclosed, the absence of (i) outstanding bonds, debentures, notes or other indebtedness of Ra Pharma having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of Ra Pharma may vote, (ii) other equity interests of Ra Pharma, (iii) outstanding obligations of Ra Pharma or any of its subsidiaries to repurchase, redeem or otherwise acquire any equity interests of Ra Pharma and (iv) voting, registration or transfer obligations of equity interests of Ra Pharma;

  •
  all outstanding shares, capital stock or other voting securities of, or ownership interests in, each subsidiary of Ra Pharma having been duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights;

  •
  except as otherwise disclosed, the absence of other equity interests of any subsidiary of Ra Pharma;

  •
  the full payment of all dividends or distributions on securities of subsidiaries of Ra Pharma that have been declared or authorized;

  •
  the issuance and transfer of any equity interests in any subsidiary of Ra Pharma in accordance with such subsidiary's organizational documents and applicable law;

  •
  the corporate actions required to be taken, and taken, in connection with the execution, delivery and performance of the Merger Agreement by Ra Pharma, including with respect to the approval by Ra Pharma stockholders of the Merger Proposal;

  •
  the timeliness and accuracy of Ra Pharma's filings with the SEC and of the financial statements included in its SEC filings, and the compliance of such filings and financial statements with SEC rules, GAAP (in the case of financial statements), the Sarbanes-Oxley Act of 2002, and the applicable rules and regulations of Nasdaq;

  •
  the absence of outstanding or unresolved comments received from the SEC staff with respect to Ra Pharma's SEC filings;

  •
  Ra Pharma's disclosure controls and procedures and internal control over financial reporting;

  •
  the absence of certain changes from December 31, 2018 through October 9, 2019, including the conduct of the businesses of Ra Pharma and its subsidiaries in the ordinary course consistent with past practice, and the absence of a Company Material Adverse Effect (as defined below);

  •
  the absence of certain undisclosed liabilities of Ra Pharma;

  •
  the compliance by Ra Pharma and its subsidiaries with applicable laws, permits and other authorizations;

  •
  compliance with anti-bribery and anti-corruption laws, rules and regulations, including the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff) and any other applicable anti-corruption, anti-bribery, anti-kickback or export control laws;

  •
  the possession by Ra Pharma and its subsidiaries of all licenses, permits and other authorizations necessary to conduct their respective businesses in the places and in the manner in which such businesses are presently conducted;

  •
  the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Ra Pharma and its subsidiaries;

  •
  real property owned or leased by Ra Pharma or any of its subsidiaries;

  •
  Ra Pharma's intellectual property rights;

  •
  the payment of taxes, filing of tax returns, absence of tax audits or proceedings and other tax matters related to Ra Pharma and its subsidiaries;

  •
  Ra Pharma's employee benefit plans and other agreements with its employees;

  •
  labor matters related to Ra Pharma and its subsidiaries and Ra Pharma's employees;

  •
  environmental matters and compliance with environmental laws by Ra Pharma and its subsidiaries;

  •
  certain categories of specified material contracts, including as to effectiveness and absence of breach or default under such contracts, and the absence of related party transactions of Ra Pharma and its subsidiaries;

  •
  the receipt by the Board of an opinion of Centerview as to the fairness of the Merger Consideration, from a financial point of view, to the holders of shares of Ra Pharma common stock;

  •
  non-applicability of certain anti-takeover laws to the Merger Agreement, the Voting Agreement and the Merger;

  •
  certain regulatory matters, including with respect to regulatory approvals from the United States Food and Drug Administration (the "FDA") or any comparable regulatory authority, and the compliance with various applicable rules of such regulatory authorities applicable to the conduct of the business of Ra Pharma and its subsidiaries;

  •
  transactions with affiliates of Ra Pharma or its subsidiaries; and

  •
  insurance policies of Ra Pharma or any of its subsidiaries.

        The Merger Agreement also contains representations and warranties of UCB and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement) as to, among other things:

  •
  the availability to UCB, as of the Closing Date, of sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement that require payment on the Closing Date, and the enforceability of the Facility Agreement;

  •
  actions of Merger Sub prior to the closing of the Merger; and

  •
  the absence during the last three years of any ownership by UCB, Merger Sub or any of their respective affiliates of Ra Pharma common stock or securities convertible into or exchangeable for Ra Pharma common stock.

        Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a "Company Material Adverse Effect" or "Parent Material Adverse Effect" clause.

        For purposes of the Merger Agreement, a "Company Material Adverse Effect" means any event, state of facts, circumstance, change, occurrence, development, condition or effect that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to:

  (i)
  the condition (financial or otherwise), business, assets, liabilities or results of operations of Ra Pharma and its subsidiaries; provided that, none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

    •
    changes in general economic conditions in the United States or any other country or region, or in the global economy generally;

    •
    changes or conditions generally affecting the industry in which Ra Pharma and its subsidiaries operate, including changes of applicable law (or the interpretation thereof) or in general regulatory conditions or changes in GAAP or other accounting standards (or the interpretation thereof) (except with respect to any representation or warranty concerning compliance with applicable laws or conditions in such industry);

    •
    changes in general political conditions in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) or earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

    •
    the announcement of the Merger Agreement or the pendency of the transactions contemplated by the Merger Agreement or the identity of UCB (or any of its affiliates) as the acquiror of Ra Pharma, including, in each case, to the extent directly resulting therefrom, (i) any termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with customers, suppliers, distributors or other business partners, and (ii) any other negative development (or potential negative development) in Ra Pharma's relationships with any of its customers, suppliers, or distributors (except with respect to any representation or warranty concerning the execution and delivery of the Merger Agreement and the consummation or performance of the obligations contemplated thereby);

    •
    the results of any clinical trials being conducted by or on behalf of any competitors of Ra Pharma (or the announcements thereof), or any determination by, or delay of a determination by, the FDA or any other governmental authority, or any panel or advisory body empowered or appointed thereby, or any indication that any such entity, panel or body will make any determination or delay in making any determination, with respect to the approvability, labeling, contents of package insert, prescribing information, risk management profile, CMC matters, pre-approval inspection matters, requirement to the results of any pre-clinical or clinical testing sponsored by, in each of the foregoing cases in this clause, any competitor of Ra Pharma or such competitor's respective collaboration partners (other than, if applicable, Ra Pharma or any of its subsidiaries);

    •
    any recommendations, statements or other pronouncements published or proposed by professional medical organizations or any governmental authority, or any panel or advisory body empowered or appointed thereby, in each case to the extent relating to product candidates of any competitor of Ra Pharma;

    •
    any action taken by Ra Pharma at the written request of UCB that is not expressly required to be taken by the terms of the Merger Agreement, the taking of most actions expressly required by the terms of the Merger Agreement, or the failure of Ra Pharma to take any action that Ra Pharma is expressly prohibited by the terms of the Merger Agreement from taking;

      •
      changes in the market price or trading volume of the shares of Ra Pharma common stock, in and of itself, or any failure by Ra Pharma to meet any estimates or expectations of Ra Pharma's revenue, earnings or other financial performance or financial results of operations for any period, in and of itself, or any failure by Ra Pharma to meet any internal budgets, financial plans or forecasts of its revenues, earnings or other financial performance or financial results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such underlying cause would otherwise be excepted);

      •
      changes in general conditions in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world; or

      •
      any action, claim, litigation, suit, investigation, audit or other similar proceeding commenced, brought, conducted or heard by or before any governmental authority or any arbitrator or arbitration panel, in each case of any nature made or brought by any of the current or former stockholders of Ra Pharma (on their own behalf or on behalf of Ra Pharma) against Ra Pharma in connection with the Merger or any of the other transactions contemplated by the Merger Agreement;

    provided, further, that with respect to the foregoing 1st, 2nd, 3rd and 9th bullets, any such matter will be taken into account in determining whether a Company Material Adverse Effect has occurred if it disproportionately adversely affects Ra Pharma and its subsidiaries, taken as a whole, compared to other companies and their respective subsidiaries, taken as a whole, of comparable size, operating in the industries in which Ra Pharma and its subsidiaries operate, but, in such event, only the incremental disproportionate impact of any such occurrence will be taken into account in determining whether a Company Material Adverse Effect has occurred; or

  (ii)
  Ra Pharma's ability to consummate the transactions contemplated by the Merger Agreement on or before the End Date.

        For purposes of the Merger Agreement, a "Parent Material Adverse Effect" means a material adverse effect on UCB's or Merger Sub's ability to consummate the transactions contemplated by the Merger Agreement on or before the End Date.

Conduct of Business Pending the Merger

        The Merger Agreement provides that except (i) as required by law, (ii) as consented to in writing by UCB (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as expressly required by the Merger Agreement, or (iv) as set forth in the Disclosure Schedules, during the period from October 9, 2019 until the Effective Time or the earlier termination of the Merger Agreement in accordance with its terms, Ra Pharma is required to, and to cause each of its subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice, (b) use reasonable best efforts to preserve intact its present business organization, keep available the services of its directors, officers, key employees and key consultants and maintain its existing business relationships and goodwill with those persons having significant business relationships with it, and (c) without limiting the generality of the foregoing, not:

  •
  amend its certificate of incorporation, amended and restated bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

  •
  (i) split, combine or reclassify any shares of its capital stock or any other equity securities (including the Ra Pharma common stock), (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends payable by any wholly owned subsidiary of Ra Pharma or (iii) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any securities of Ra Pharma or any of its subsidiaries, in each case, other than (a) as provided by any Ra Pharma equity incentive plan or other employee benefit plan, (b) the acquisition by Ra Pharma of shares of Ra Pharma common stock in connection with the surrender of shares of Ra Pharma common stock by holders of Ra Pharma stock options in order to pay the exercise price of such Ra Pharma stock options, (c) the withholding of shares of Ra Pharma common stock to satisfy tax obligations with respect to Ra Pharma stock options or RSUs or (d) the acquisition by Ra Pharma of RSUs in connection with the forfeiture of such RSUs;

  •
  (i) issue, sell or otherwise deliver, or authorize the issuance, sale or other delivery of, any securities of Ra Pharma or any of its subsidiaries, other than the issuance of (a) any shares of Ra Pharma common stock upon the exercise of Ra Pharma stock options or purchase rights under the ESPP, in each case, that are outstanding on October 9, 2019 in accordance with their respective terms on October 9, 2019 and in compliance with the terms of the Merger Agreement, (b) any shares of Ra Pharma common stock upon the vesting of any RSUs that are outstanding on October 9, 2019 in accordance with their respective terms on October 9, 2019 and (c) any securities of any subsidiary of Ra Pharma to Ra Pharma or any other wholly owned subsidiary of Ra Pharma; or (ii) amend any term of any security of Ra Pharma or any of its subsidiaries (in each case, whether by merger, consolidation or otherwise);

  •
  incur any capital expenditures (or any obligations or liabilities in respect thereof), other than (i) those set forth in the capital expenditure plan included in the Disclosure Schedules or (ii) unbudgeted capital expenditures in an amount not to exceed, in the aggregate, $1.0 million;

  •
  acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than supplies in the ordinary course of business of Ra Pharma and its subsidiaries in a manner that is consistent with past practice;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

  •
  sell, assign, lease, license or otherwise transfer, abandon, dispose of or permit to lapse, or create or incur any lien (subject to certain exceptions) on, any of Ra Pharma's or its subsidiaries' assets (including any intellectual property rights owned by or licensed to Ra Pharma or any of its subsidiaries), securities, properties, interests or businesses, other than (i) sales of obsolete equipment in the ordinary course of business consistent with past practice, (ii) non-exclusive licenses of intellectual property rights in the ordinary course of business consistent with past practice that are not material to Ra Pharma or its subsidiaries, (iii) the abandonment or lapsing of any intellectual property rights which Ra Pharma has decided in its good faith business judgment are no longer economically justifiable or needed for the conduct of the business or (iv) pursuant to contracts existing as of October 9, 2019 and listed on the Disclosure Schedules;

  •
  transfer any intellectual property rights owned by or licensed to Ra Pharma or any of its subsidiaries to, or to any person incorporated or organized under the laws of, any jurisdiction outside the United States;

  •
  (i) extend, amend, waive, cancel or modify any material rights in or to the intellectual property of Ra Pharma or any of its subsidiaries in a manner that is adverse to Ra Pharma or its subsidiaries, (ii) fail to diligently prosecute any material patent application owned by Ra Pharma or any of its subsidiaries or the intellectual property rights licensed by Ra Pharma or any of its subsidiaries for which Ra Pharma or any of its subsidiaries controls the prosecution thereof as of October 9, 2019, except for such applications which Ra Pharma has decided in its good faith business judgment are no longer economically justifiable or needed for the conduct of the business, or (iii) divulge, furnish or make accessible any material intellectual property rights owned by Ra Pharma or any of its subsidiaries that constitute trade secrets, other than in the ordinary course of business (consistent with past practice) to any third party that is subject to an enforceable written agreement to maintain the confidentiality of such trade secrets;

  •
  make any loans, advances or capital contributions to, or investments in, any other person, or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of October 9, 2019, in each case, in an amount in excess of $0.5 million in the aggregate;

  •
  create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Ra Pharma or any of its subsidiaries;

  •
  (i) other than in the ordinary course of business consistent with past practice, renew, enter into, amend or modify in any material respect or terminate any material contract or any contract that would constitute a material contract if it were in effect on October 9, 2019 (except the expiration or renewal of any material contract in accordance with its terms); provided that the renewal, entry into, amendment or modification in any material respect, or termination of certain categories of contracts specified in the Merger Agreement is not deemed to be in the ordinary course of business consistent with past practice; or (ii) waive, release or assign any material rights, claims or benefits of Ra Pharma or any of its subsidiaries;

  •
  except as required by any Ra Pharma equity incentive plan or other employee benefit plan, employment agreement or consulting agreement as in effect on October 9, 2019: (i) with respect to any current or former service provider of Ra Pharma or any of its subsidiaries, (a) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits to (or amend any existing severance pay or termination arrangement), other than annual increases in base compensation in the ordinary course of business consistent with past practice, (b) discretionarily accelerate the vesting or payment of any equity or equity-based awards held by any current or former service provider of Ra Pharma or any of its subsidiaries, (c) grant any equity or equity-based awards to any current or former service provider of Ra Pharma or any of its subsidiaries, or (d) establish, adopt, enter into, or materially amend any Ra Pharma equity incentive plan or other employee benefit plan or collective bargaining agreement; (ii) recognize any new union, works council or similar employee representative with respect to any current or former service provider of Ra Pharma or any of its subsidiaries; (iii) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up or indemnify, or otherwise reimburse any current or former service provider of Ra Pharma or any of its subsidiaries for any tax incurred by such service provider of Ra Pharma or any of its subsidiaries, including under Section 409A or Section 4999 of the Code; or (iv) hire or engage the services of any individual as a service provider of Ra Pharma or any of its subsidiaries or terminate the service of any such service provider of Ra Pharma or any of its subsidiaries other than for cause;

  •
  commence any offering or offering period, or otherwise issue or grant any awards of purchase rights under the ESPP;

  •
  fail to keep in full force and effect all material insurance policies maintained by Ra Pharma and its subsidiaries, other than such policies that expire or are terminated by their terms (in which event Ra Pharma or its applicable subsidiary are required to use reasonable best efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course consistent with past practice;

  •
  change Ra Pharma's methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X as promulgated under the Exchange Act, as agreed to by its independent public accountants;

  •
  settle, or offer or propose to settle, (i) any action (except with respect to immaterial routine matters in the ordinary course of business) in excess of $0.5 million individually or $2.0 million in the aggregate, (ii) any stockholder lawsuit, claim or other proceeding against Ra Pharma or any of its officers or directors or (iii) any other lawsuit, claim or other proceeding or dispute that relates to the transactions contemplated by the Merger Agreement;

  •
  (i) unless required by applicable tax law or consistent with past practice, change any material tax election, material tax accounting period or material method of tax accounting, make any material tax election, or adopt any material tax accounting method, (ii) amend any income tax return or other material tax return, or (iii) without the prior written consent of UCB, enter into any closing agreement with respect to taxes, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability; or

  •
  agree, resolve or commit to do any of the foregoing.

        Notwithstanding the foregoing, nothing contained in the Merger Agreement is intended to give UCB, directly or indirectly, the right to control or direct Ra Pharma's or its subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, Ra Pharma and its subsidiaries will exercise, consistent with the Merger Agreement, complete control and supervision over their respective businesses, assets and properties. No consent of UCB will be required with respect to any matter set forth in the Merger Agreement to the extent that the requirement of such consent would, upon the advice of outside antitrust legal counsel, violate applicable antitrust laws.

Other Covenants and Agreements

Special Meeting and Related Actions

        Unless the Merger Agreement is terminated in accordance with its terms, Ra Pharma must, as promptly as practicable, duly call, give notice of, convene and hold the Special Meeting for the purpose of obtaining the Requisite Company Vote with a record date and meeting date to be selected after reasonable consultation with UCB. Unless the Merger Agreement is terminated in accordance with its terms, Ra Pharma cannot postpone or adjourn the Special Meeting without the prior written consent of UCB, but if at any time following dissemination of this proxy statement, either Ra Pharma or UCB determines in good faith that the Requisite Company Vote is unlikely to be obtained at the Special Meeting, including due to an absence of quorum, then each of Ra Pharma and UCB have the right to require an adjournment or postponement of the Special Meeting for the purpose of soliciting additional votes in favor of the adoption of the Merger Agreement. However, the Special Meeting may not be adjourned or postponed in accordance with the foregoing sentence by more than an aggregate of 30 days from the originally-scheduled date, or to a date on or after the fifth business day preceding the End Date. Notwithstanding the foregoing, Ra Pharma may postpone or adjourn the Special Meeting if (i) required by applicable law, or (ii) the Board or any authorized committee thereof determines in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Special Meeting in order to give Ra Pharma's stockholders sufficient time to evaluate any information or disclosure that Ra Pharma has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise.

        Unless the Merger Agreement is terminated in accordance with its terms, (i) Ra Pharma must submit the Merger Agreement to its stockholders for adoption at the Special Meeting and (ii) the only matters to be voted upon at the Special Meeting are the Requisite Company Vote and routine proposals required in connection with such vote.

Access and Information

        Subject to certain exceptions and limitations, from October 9, 2019 until the Effective Time or the earlier termination of the Merger Agreement in accordance with its terms, Ra Pharma will (i) give UCB and its representatives reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, books, records, officers, employees, consultants and agents of Ra Pharma and any of its subsidiaries and (ii) furnish to UCB and its representatives such financial and operating data and other information as such persons may reasonably request, (iii) instruct the employees, consultants, agents, counsel, financial advisors, auditors and other representatives of Ra Pharma and its subsidiaries to cooperate with UCB in its investigation of Ra Pharma and its subsidiaries, (iv) (a) provide UCB notice of and an opportunity for a designated representative of UCB to participate as an observer in meetings or conference calls between Ra Pharma and the FDA or other similar governmental authority, (b) provide UCB with copies of non-confidential correspondence, filings and written communications between Ra Pharma, any of its affiliates and any of their respective representatives and the FDA or other similar governmental authority and (c) consider in good faith UCB's comments and input with respect to submissions to the FDA or other similar governmental authority, and consult with UCB prior to making a significant submission to the FDA or other similar governmental authority, or review board, relating to Ra Pharma's business or products, and (v) (a) diligently conduct its patent prosecution practice in the ordinary course consistent with past practice and in compliance with applicable law, (b) provide UCB with copies of non-confidential correspondence, filings and written communications between Ra Pharma, any of its affiliates and any of their respective representatives and the U.S. Patent and Trademark Office or similar foreign office and (c) consider in good faith UCB's comments and input with respect to submissions to the U.S. Patent and Trademark Office or similar foreign office.

No Solicitation; Ra Pharma Acquisition Proposals

        From October 9, 2019 until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Ra Pharma cannot, and must cause its subsidiaries not to, and must use its reasonable best efforts to cause its and its subsidiaries' respective representatives not to, directly or indirectly:

  •
  initiate, solicit, propose, knowingly encourage or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal (in each case, other than discussions solely to clarify and understand the terms and conditions of any unsolicited inquiry, offer or proposal, to the extent necessary to determine whether such inquiry, offer or proposal constitutes or would reasonably be expected to result in an Acquisition Proposal);

  •
  engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (in each case, other than (i) to state that the Merger Agreement prohibits such discussions or negotiations, or (ii) discussions solely to clarify and understand the terms and conditions of any unsolicited inquiry, offer or proposal, to the extent necessary to determine whether such inquiry, offer or proposal constitutes or would reasonably be expected to result in an Acquisition Proposal);

  •
  furnish any nonpublic information relating to Ra Pharma or any of its subsidiaries or afford access to nonpublic information relating to the business, properties, assets, books or records of Ra Pharma or any of its subsidiaries to any third party in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

  •
  amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Ra Pharma or any of its subsidiaries, except that, if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release would be inconsistent with the directors' fiduciary duties under the DGCL, Ra Pharma may then amend or grant a waiver or release under such standstill or similar agreement, solely to the extent necessary to permit a third party to make, on a confidential basis to the Board, an Acquisition Proposal, conditioned upon such third party agreeing to disclosure of such Acquisition Proposal to UCB; or

  •
  otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (in each case, other than discussions solely to clarify and understand the terms and conditions of any unsolicited inquiry, offer or proposal, to the extent necessary to determine whether such inquiry, offer or proposal constitutes or would reasonably be excepted to result in an Acquisition Proposal).

        In addition, Ra Pharma must, and must cause its subsidiaries and must use its reasonable best efforts to cause their respective representatives to, immediately cease and terminate all existing activities, discussions or negotiations, if any, with any third party, its representatives and its financing sources conducted prior to October 9, 2019 with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal.

        Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, at any time prior to obtaining the Requisite Company Vote, in response to a bona fide written Acquisition Proposal received after October 9, 2019 that did not arise from or in connection with a breach of Ra Pharma's obligations related to non-solicitation as set forth in the Merger Agreement, Ra Pharma may: (i) furnish information in response to a request from the person who made such Acquisition Proposal or its representatives, as long as (a) such information is or was made available to UCB prior to or substantially concurrently with the time such information is made available to such person and (b) prior to furnishing any such information, the person making such Acquisition Proposal enters into a customary confidentiality agreement that (1) contains confidentiality and non-use provisions that are not, in the aggregate, materially less favorable to Ra Pharma than the terms of the confidentiality agreement entered into with UCB or one of its subsidiaries, (2) does not include any provision calling for any exclusive right to negotiate with any third party and (3) does not have the effect of prohibiting Ra Pharma from satisfying any of its obligations under the Merger Agreement; and (ii) engage or participate in any discussions or negotiations with any such person regarding such Acquisition Proposal, in each case, as long as the Board determines in good faith after consultation with its outside legal counsel and its financial advisor that such Acquisition Proposal constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.

        Ra Pharma must promptly (and, in any event, within 24 hours) give notice to UCB if, (i) any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, (ii) any information is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or had with, in each case of clauses (i) through (iii), it or any of its representatives, setting forth in such notice the name of such person and the material terms and conditions of any proposals or offers (including, if applicable, complete copies of any material written requests, proposals or offers, including proposed agreements) and thereafter must keep UCB informed, on a reasonably current basis (and, in any event, within 24 hours), of the status and material terms of any such proposals or offers (including any material amendments thereto).

        Except as expressly permitted by the Merger Agreement in respect of a Superior Proposal or an Intervening Event, neither the Board nor any committee thereof are permitted to: (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Board recommendation with respect to the advisability of the Merger and adoption of the Merger Agreement, in each case in a manner adverse to UCB or Merger Sub; (ii) fail to include such recommendation in this proxy statement; (iii) fail to (a) reaffirm such recommendation, and (b) recommend against acceptance of a tender or exchange offer by Ra Pharma's stockholders, in each case, subject to certain conditions; (iv) approve or recommend, publicly or privately, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, or other agreement (other than an acceptable confidentiality agreement, as described above) relating to any Acquisition Proposal (each of the actions set forth in the foregoing clauses (i), (ii), (iii) and (iv) is referred to as an "Adverse Recommendation Change"); or (v) cause or permit Ra Pharma to enter into any such agreement described in clause (iv).

        At any time prior to obtaining the Requisite Company Vote, the Board may effect an Adverse Recommendation Change or terminate the Merger Agreement in order to enter into a binding and definitive written agreement with respect to a Superior Proposal, in each case only if: (i) (a) Ra Pharma receives a bona fide written Acquisition Proposal after October 9, 2019 that is not withdrawn and that does not result from or arise in connection with a breach of Ra Pharma's obligations related to non-solicitation as set forth in the Merger Agreement, and the Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal or (b) an Intervening Event has occurred; and (ii) the Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, that failure to take such action in response to such Superior Proposal or Intervening Event, as applicable, would be inconsistent with the directors' fiduciary duties under the DGCL. However, prior to taking such action, Ra Pharma must give UCB written notice of such action and the basis therefor five business days in advance, which notice must include certain details regarding such Superior Proposal or Intervening Event. Thereafter, Ra Pharma must negotiate in good faith with UCB (to the extent UCB wishes to negotiate) for such five business day-period, to make such revisions to the terms of the Merger Agreement as would cause such Acquisition Proposal to cease to be a Superior Proposal or cause such Intervening Event to cease to warrant an Adverse Recommendation Change. Any amendment to the financial terms and any other material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal and require a new notice from the Board, except that Ra Pharma will only be required to negotiate with UCB for an additional three business days in such case. Prior to taking any action in response to a Superior Proposal or Intervening Event, the Board is required to take into account any changes to the terms of the Merger Agreement proposed by UCB during the negotiation periods described above, and must determine in good faith, after consultation with its outside legal counsel and its financial advisor that, (x) in the case of a Superior Proposal, such Superior Proposal continues to constitute a Superior Proposal and, in the case of an Intervening Event, such Intervening Event remains in effect and (y) the failure to take appropriate action in response to such Superior Proposal or Intervening Event, as applicable, would be inconsistent with the directors' fiduciary duties under the DGCL.

        For purposes of the Merger Agreement:

  •
  "Acquisition Proposal" means any indication of interest, offer or proposal (other than as made or submitted by UCB, Merger Sub or their affiliates) from any person or group that contemplates or relates to: (i) any merger, consolidation, amalgamation, share exchange, business combination, asset purchase, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction that would result in such person or group directly or indirectly acquiring beneficial ownership of (a) 20% or more of any class of voting equity securities of Ra Pharma or of the surviving entity in a merger or the resulting direct or indirect parent of Ra Pharma or such surviving entity or (b) businesses or assets (including capital stock of the subsidiaries of Ra Pharma) that constitute 20% or more of the consolidated revenues, net income or assets of Ra Pharma and its subsidiaries, taken as a whole; or (ii) any sale or license of, or joint venture or partnership with respect to, zilucoplan (also known as RA101495) or its finished product, zilucoplan extended release (XR), or any oral C5 inhibitor, any Factor D inhibitor or any other complement inhibitors, in each case, owned by Ra Pharma or any of its subsidiaries.

  •
  "Intervening Event" means any material event, state of facts, circumstance, change, occurrence, development, condition or effect that was neither known to, nor reasonably foreseeable by, Ra Pharma as of or prior to October 9, 2019, and which becomes known to the Board after October 9, 2019 and prior to the date of the Special Meeting (as it may be adjourned or postponed in accordance with the Merger Agreement), except that the receipt, existence or terms of any Acquisition Proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to an Acquisition Proposal do not constitute an Intervening Event.

  •
  "Superior Proposal" means a bona fide written Acquisition Proposal made after October 9, 2019 that: (i) did not result from or arise in connection with a breach of Ra Pharma's obligations related to non-solicitation as set forth in the Merger Agreement; (ii) if consummated, would result in any person or group (other than UCB or its affiliates) becoming the beneficial owner, directly or indirectly, of more than 50% of the consolidated assets of Ra Pharma and its subsidiaries or more than 50% of the total voting power of the equity securities of Ra Pharma; and (iii) the Board determines in good faith, after considering the advice of its outside financial advisor and outside legal counsel, (a) if consummated, would result in a transaction more favorable (taking into account all legal, regulatory and financing aspects of the proposal and all other factors the Board deems relevant) to Ra Pharma's stockholders than the transactions contemplated by the Merger Agreement (including any revisions to the terms of the Merger Agreement proposed by UCB) and (b) is reasonably likely to be consummated on the terms proposed.

        The Merger Agreement provides that nothing will prevent Ra Pharma from (i) complying with its disclosure obligations under Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal and (ii) issuing "stop, look and listen" communications or similar communications of the type contemplated by Section 14d-9(f) under the Exchange Act. However, the Board may only make an Adverse Recommendation Change as otherwise permitted in the Merger Agreement.

Employee Matters

        For the 12-month period following the Effective Time, UCB will provide, or will cause the surviving corporation to provide, to each continuing employee (during such employee's employment) with:

  •
  base salary or base wages and a cash target bonus opportunity that, in each case, is no less than those provided to such continuing employee immediately prior to the Effective Time;

  •
  other benefits that are substantially comparable in the aggregate to those offered by Ra Pharma to the continuing employees as of immediately prior to the Effective Time (other than any equity or equity-based and change in control or transaction-based compensation or benefits or post-employment health or welfare benefits); and

  •
  severance pay to continuing employees terminated without "cause" in accordance with UCB's severance policy, and subject to entering into UCB's standard release and separation agreement.

        With respect to certain employee benefit plans maintained by UCB or any of its subsidiaries, in each case, in which any continuing employee will participate on or after the Effective Time, UCB is required to, and to cause the surviving corporation to, recognize all service with Ra Pharma or any of its subsidiaries rendered prior to the Effective Time by such continuing employee for purposes of vesting, eligibility and benefit accrual (other than under any defined benefit pension plans) under the terms of such employee benefit plan. However, UCB is not required to recognize service with Ra Pharma or any of its subsidiaries rendered prior to the Effective Time if doing so would result in the duplication of benefits. In addition, UCB is required to (i) waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of Ra Pharma or any of its subsidiaries applicable to such continuing employee prior to the Effective Time and (ii) use reasonable best efforts to recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by a continuing employee in the calendar year in which the Effective Time occurs.

        Prior to the Effective Time, Ra Pharma will take all actions reasonably necessary or appropriate to terminate Ra Pharma's equity incentive plans, effective as of, and contingent upon, the closing of the Merger.

Efforts to Consummate the Merger

        Each of Ra Pharma and UCB must use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement, including (i) taking all acts necessary to cause the conditions to the other party's obligation to close to be satisfied as promptly as practicable (and prior to the End Date), (ii) obtaining all necessary consents, approvals or waivers from, and giving all required notices to, any third party, (iii) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (iv) obtaining and maintaining all permits required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.

        Notwithstanding the foregoing, neither UCB nor any of its affiliates are required to (i) initiate, litigate, challenge, defend or otherwise participate or take any action with respect to any action, suit, investigation or similar proceeding by, against or involving any third party or governmental authority (except to supply any additional information and documentary material that may be requested in connection with filings pursuant to antitrust laws), (ii) enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority, (iii) otherwise take any other steps or actions to defend against, vacate, modify or suspend any injunction or order of any governmental authority, including any injunction related to a private cause of action that would prevent the consummation of the transactions contemplated by the Merger Agreement, (iv) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any intellectual property rights or otherwise), or take any other action (including by providing its consent to permit Ra Pharma or any of its subsidiaries to take any such actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of UCB, Ra Pharma, the surviving corporation or any of their respective affiliates or subsidiaries or (v) otherwise offer to take or offer to commit to take any action that would limit UCB's or any of its affiliates' freedom of action with respect to, or ability to retain, operate or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of UCB, Ra Pharma, the surviving corporation or any of their respective affiliates or subsidiaries (or equity interests held by UCB or any of its affiliates in entities with businesses, assets or properties). At the request of UCB, Ra Pharma is required to agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of Ra Pharma or any of its subsidiaries, as long as such action described in this sentence is conditioned on, and effective upon or after, the occurrence of the closing of the Merger.

        Ra Pharma and UCB were required to as promptly as practicable, and in any event within 10 business days following October 9, 2019, make their respective filings under the HSR Act. Ra Pharma, UCB and their respective affiliates filed their respective HSR Act notifications on October 23, 2019. From that time and thereafter, Ra Pharma and UCB are required to supply as promptly as practicable any additional information or documentary material, and use reasonable best efforts to take all other actions necessary, to cause the expiration or termination of the applicable waiting periods under any antitrust law.

        To the extent permitted by applicable law, each of UCB and Ra Pharma must use its reasonable best efforts to (i) keep the other party apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any lawsuit, claim or similar proceeding initiated by a third party, (ii) promptly inform the other party of any communication received from, or given to, any governmental authority and of any material communication received or given in connection with any lawsuit, claim or similar proceeding by a third party, in each case regarding any of the transactions contemplated by the Merger Agreement, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any such governmental authority or, in connection with any lawsuit, claim or similar proceeding by a third party, with any other person, and to the extent reasonably practicable, give the other party the opportunity to attend and participate in such meetings and conferences.

Indemnification of Directors and Officers; Insurance

        For six years after the Effective Time, UCB is required to cause the surviving corporation and its subsidiaries as of the Effective Time to (i) honor and fulfill in all respects the obligations of Ra Pharma and its subsidiaries under (a) certain indemnification agreements entered into between Ra Pharma, on the one hand, and certain of its executive officers, on the other hand and (b) the indemnification, expense advancement and exculpation provisions in the certificate of incorporation or amended and restated bylaws or comparable organizational documents of Ra Pharma or such subsidiary, in each case, in effect on October 9, 2019, and (ii) indemnify and hold harmless each current or former director, officer or employee of the Ra Pharma or any of its subsidiaries against any losses incurred by such person in respect of any lawsuit, claim or other similar proceeding based upon or arising out of the fact that such person was a director, officer or employee of Ra Pharma or any of its subsidiaries at or prior to the Effective Time to the fullest extent permitted by the DGCL and any other applicable law and the certificate of incorporation and amended and restated bylaws (or other similar organizational documents) of Ra Pharma and its subsidiaries in effect on October 9, 2019 (subject to any limitation imposed from time to time under applicable law). In addition, for six years after the Effective Time, UCB is required to cause to be maintained in effect provisions in the certificate of incorporation and bylaws (and other similar organizational documents or in such documents of any successor to the business of the surviving corporation) of the surviving corporation and its subsidiaries regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on October 9, 2019, and during such six-year period, such provisions cannot be repealed, amended or otherwise modified in any manner adverse to such indemnified persons, except as required by applicable law.

        UCB is required to, or to cause the surviving corporation to, purchase directors' and officers' insurance policies and fiduciary liability insurance policies or "tail" insurance policies with a claims period of six years from the Effective Time. In each case, such policies must have terms, conditions, retentions and limits of liability that are at least as favorable as those contained in Ra Pharma's equivalent insurance policies in effect as of October 9, 2019 with respect to matters arising on or before the Effective Time. However, in no event will UCB or the surviving corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premium amount paid by Ra Pharma for such insurance in its last full fiscal year prior to October 9, 2019. If such insurance coverage cannot be obtained at an annual premium equal to or less than such amount, the surviving corporation will obtain the greatest coverage available for a cost not exceeding such amount. UCB also has the option to satisfy the above obligations by directing Ra Pharma to, prior to the Effective Time, purchase a prepaid "tail" policy with the coverage described in this paragraph.

Financing Covenants

        The Merger Agreement requires that UCB use its reasonable best efforts to obtain the funds that its financing sources have agreed to lend to UCB or one of its affiliates on the terms and conditions provided in the Facility Agreement (referred to as the "Financing"). UCB is prohibited, without the prior written consent of Ra Pharma (which consent shall not be unreasonably withheld, conditioned or delayed), from permitting certain amendments or modifications to, or granting waivers of any provision under, the Facility Agreement, that would (i) reduce (or could have the effect of reducing) the aggregate amount of any portion of the Financing below the amount required, when taken together with all other sources of funding available for payment thereof, to pay the aggregate Merger Consideration on the Closing Date, (ii) impose new or additional conditions precedent to the availability of the Financing or otherwise expand, amend or modify any of the conditions thereof in a manner that could reasonably be expected to delay or prevent or make less likely to occur the funding of the Financing (or satisfaction of such conditions) on the Closing Date or (iii) adversely impact UCB's ability to enforce its rights against other parties to the Facility Agreement. Notwithstanding anything to the contrary contained in the Merger Agreement, UCB and Merger Sub have the right to replace all or any portion of the Financing with any other debt or equity financing, from the same or any alternative financing sources, so long as such substitute financing would not impose new, revised or additional conditions precedent to the availability of such alternative financing relative to the Financing in a manner that would reasonably be expected to delay or prevent or make less likely to occur the funding of such alternative financing relative to the Financing or otherwise adversely impact the ability of UCB and Merger Sub to consummate the transactions contemplated by the Merger Agreement on the Closing Date.

        Prior to the Closing Date, Ra Pharma must, and must cause its subsidiaries to, use reasonable best efforts to provide UCB and Merger Sub such cooperation in connection with obtaining the Financing as may be reasonably requested by UCB or Merger Sub, including, but not limited to: (i) assisting in the preparation for and participating in meetings and calls relating to the Financing; (ii) assisting in the preparation of bank information memoranda and similar marketing documents; (iii) reasonably cooperating with customary marketing efforts; (iv) delivering information regarding Ra Pharma and its subsidiaries required by the financing sources to prepare pro forma financial statements and projections; (v) delivering financial statements of Ra Pharma and its subsidiaries within 40 days of the end of each fiscal quarter (other than the fourth fiscal quarter in any fiscal year) and with 75 days of the end of each fiscal year; (vi) obtaining customary consents, approvals and authorizations required in connection with the Financing; (vii) reasonably cooperating in any customary process required for due diligence and verification; and (viii) taking all customary corporate actions reasonably requested by UCB or Merger Sub that are necessary or advisable to permit the consummation of the Financing.

        Notwithstanding the foregoing, none of Ra Pharma, its subsidiaries or any of their respective directors, officers, employees, agents or representatives is required to: (i) take any action or provide any assistance (a) that unreasonably interferes in any material respect with the ongoing operations of Ra Pharma or its subsidiaries, (b) to the extent it would reasonably be expected to cause any representation or warranty of Ra Pharma in the Merger Agreement to be breached or any condition to the closing of the Merger to fail to be satisfied or (c) that Ra Pharma reasonably believes would result in a violation by it or any of its subsidiaries of certain contracts entered into by Ra Pharma or its subsidiaries, or any material confidentiality arrangement, or the loss of any legal or other applicable privilege by Ra Pharma or any of its subsidiaries in a manner that would be materially adverse to their respective interests; (ii) execute or deliver any contract that by its terms becomes effective prior to the Closing Date or is not capable of being terminated without liability to Ra Pharma or any of its affiliates upon the termination of the Merger Agreement; (iii) except as otherwise expressly provided in the Merger Agreement, take any corporate or similar action in connection with the Financing that is not conditioned on the occurrence of the Effective Time; (iv) except as set forth in clause (i)(c) above, agree to any amendment or modification, effective prior to the closing of the Merger, of any existing contract to which it is a party; or (v) pay any commitment or other similar fee in connection with the Financing prior to the Effective Time.

        Obtaining the Financing is not a condition to closing the Merger.

Miscellaneous Covenants

        The Merger Agreement contains additional agreements among Ra Pharma, UCB and Merger Sub relating to, among other matters:

  •
  the filing by Ra Pharma of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

  •
  notification upon the occurrence or non-occurrence of certain matters;

  •
  the coordination of press releases and other public announcements or filings relating to the transactions;

  •
  actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement;

  •
  reporting requirements under Section 16 of the Exchange Act;

  •
  the delisting of the shares of Ra Pharma common stock from Nasdaq and the deregistration of Ra Pharma common stock under the Exchange Act;

  •
  anti-takeover statutes that become applicable to the transactions;

  •
  the delivery by Ra Pharma of a certification that Ra Pharma is not a "United States real property holding company" as defined under the Code and any other materials required by the IRS with respect thereto; and

  •
  any litigation against Ra Pharma and/or its directors or its officers relating to or in connection with the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement.

Conditions to the Merger

        The obligations of Ra Pharma, UCB and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by each such party) prior to the Effective Time of the following conditions:

  •
  adoption of the Merger Agreement by holders of a majority of the outstanding shares of Ra Pharma common stock entitled to vote thereon;

  •
  the absence of any law or any injunction, order or decree that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement; and

  •
  (i) the expiration or termination of any applicable waiting period under the HSR Act and (ii) any other clearance, approval or consent that is required under any other applicable antitrust law.

        The obligations of UCB and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by UCB) of the following conditions:

  •
  the representations and warranties made by Ra Pharma in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect being true and correct as of the Closing Date as though made as of the Closing Date;

  •
  except for any de minimis inaccuracies, the representations and warranties made by Ra Pharma in the Merger Agreement with respect to the capitalization of Ra Pharma being true and correct as of October 9, 2019 and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case they must be true and correct as of such date);

  •
  the representations and warranties made by Ra Pharma in the Merger Agreement with respect to corporate existence and power, corporate authorization, governmental authorization and broker's and finder's fees that are (i) qualified based upon the concept of materiality or similar phrases (including Company Material Adverse Effect) contained therein being true and correct in all respects and (ii) not so qualified being true and correct in all material respects, in each case, as of October 9, 2019 and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case they must be true and correct in all respects or in all material respects, respectively, as of such date);

  •
  except where any failures of any such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the other representations and warranties made by Ra Pharma in the Merger Agreement being true and correct (without giving effect to any qualification based upon the concept of materiality or similar phrases, including Company Material Adverse Effect) as of October 9, 2019 and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case they must be true and correct as of such date);

  •
  Ra Pharma having performed or complied in all material respects with all the obligations, agreements and covenants contained in the Merger Agreement that are to be performed and complied with by Ra Pharma at or prior to the closing of the Merger;

  •
  the absence since October 9, 2019, of any event, state of facts, circumstance, change, occurrence, development, condition or effect that has had, individually or in the aggregate, a Company Material Adverse Effect that is continuing; and

  •
  the receipt by UCB of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Ra Pharma, dated as of the Closing Date, confirming that the conditions described in the preceding six bullets have been satisfied.

        The obligations of Ra Pharma to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by Ra Pharma) of the following conditions:

  •
  the representations and warranties made by UCB with respect to corporate existence and power, corporate authorization, governmental authorization and broker's and finder's fees that are (i) qualified based upon the concept of materiality or similar phrases (including Parent Material Adverse Effect) contained therein being true and correct in all respects and (ii) not so qualified being true and correct in all material respects, in each case, as of October 9, 2019 and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representations and warranties expressly speak as of another date, in which case they must be true and correct in all respects or in all material respects, respectively, as of such date);

  •
  except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the other representations and warranties of UCB or Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification based upon the concept of materiality or similar phrases, including Parent Material Adverse Effect) as of October 9, 2019 and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representations and warranties expressly speak specifically as of another date, in which case they must be true and correct as of such date);

  •
  UCB and Merger Sub having performed or complied in all material respects with all the obligations, agreements and covenants contained in the Merger Agreement that are to be performed and complied with by them at or prior to the closing of the Merger; and

  •
  the receipt by Ra Pharma of a certificate signed by a duly authorized officer of UCB, dated as of the Closing Date, confirming that the conditions described in the preceding three bullets have been satisfied.

Termination

        The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained (except as otherwise stated below), as follows:

  •
  by mutual written agreement of Ra Pharma and UCB;

  •
  by either Ra Pharma or UCB, if:

  •
  the Merger is not consummated on or before 5:00 p.m. (New York City time) on April 9, 2020, subject to a right of either party to (i) extend such date to July 9, 2020, if on April 9, 2020, all conditions to the closing of the Merger are satisfied (except those conditions that by their nature are to be satisfied at the closing of the Merger, so long as such conditions are reasonably capable of being satisfied), other than the conditions relating to (A) the expiration or termination of any applicable waiting period under the HSR Act and any other clearance, approval or consent that is required under any other applicable antitrust law and (B) the absence of any antitrust law or any injunction, order or decree relating to an antitrust law, in each case that restrains, enjoins, makes illegal or otherwise prohibits the consummation of the transactions contemplated by the Merger Agreement and (ii) further extend such date to October 9, 2020, if on July 9, 2020, all conditions to the closing of the Merger are satisfied (except those conditions that by their nature are to be satisfied at the closing of the Merger, so long as such conditions are reasonably capable of being satisfied), other than the conditions relating to (A) the expiration or termination of any applicable waiting period under the HSR Act and any other clearance, approval or consent that is required under any other applicable antitrust law and (B) the absence of any antitrust law or any injunction, order or decree relating to an antitrust law, in each case that restrains, enjoins, makes illegal or otherwise prohibits the consummation of the transactions contemplated by the Merger Agreement (such date, as may be so extended, is referred to as the "End Date"), except that the right to terminate the Merger Agreement as described in this bullet will not be available to any party that has breached in any material respect any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner that is the primary cause of or primarily results in the failure of a condition to the consummation of the Merger to be satisfied;

    •
    any law or injunction, order or decree permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement becomes final and non-appealable, except that the party seeking to terminate the Merger Agreement as described in this bullet must have used reasonable best efforts to prevent the entry of and to remove such legal restraint, and this right to terminate the Merger Agreement will not be available to any party that has breached in any material respect any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner that is the primary cause of or primarily results in the failure to satisfy the conditions to the consummation of the Merger relating to the receipt of all required antitrust approvals for the Merger or the absence of any such legal restraint; or

    •
    the Special Meeting (as it may be adjourned or postponed in accordance with the Merger Agreement) is concluded and the Requisite Company Vote is not obtained;

  •
  by UCB, if:

  •
  at any time prior to obtaining the Requisite Company Vote, an Adverse Recommendation Change occurs; or

  •
  Ra Pharma breaches or fails to perform any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach or failure to perform would cause any of the conditions to UCB's and Merger Sub's obligations to consummate the Merger not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by Ra Pharma within the earlier of (i) 30 days of receipt by Ra Pharma of written notice of such breach or failure or (ii) three business days prior to the End Date, except that UCB will not have the right to terminate the Merger Agreement as described in this bullet if UCB or Merger Sub has breached in any material respect any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner that is the primary cause of or primarily results in the failure of a condition to the consummation of the Merger to be satisfied;

  •
  by Ra Pharma, if:

  •
  at any time prior to obtaining the Requisite Company Vote, Ra Pharma accepts a Superior Proposal and enters into, immediately following such termination, a binding and definitive written agreement with respect to such Superior Proposal, except that the right to terminate the Merger Agreement as described in this bullet is only available if (i) Ra Pharma has materially complied with its obligations related to non-solicitation and as more fully described under "The Merger Agreement—No Solicitation; Ra Pharma Acquisition Proposals" beginning on page 83 of this proxy statement and (ii) Ra Pharma pays to UCB the termination fee as more fully described under "The Merger Agreement—Termination Fee; Certain Expenses" beginning on page 94 of this proxy statement; or

  •
  UCB or Merger Sub breaches or fails to perform any representation, warranty, covenant or agreement set forth in the Merger Agreement, which breach or failure to perform would cause any of the conditions to Ra Pharma's obligations to consummate the Merger not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by UCB or Merger Sub within the earlier of (i) 30 days of receipt by UCB of written notice of such breach or failure or (ii) three business days prior to the End Date, except that Ra Pharma will not have the right to terminate the Merger Agreement as described in this bullet if Ra Pharma has breached in any material respect any of its representations, warranties, covenants or agreements set forth in the Merger Agreement in any manner that is the primary cause of or primarily results in the failure of a condition to the consummation of the Merger to be satisfied.

Termination Fee; Certain Expenses

        Ra Pharma must pay to UCB a termination fee of $75 million in cash in the event that the Merger Agreement is terminated:

  •
  (i) by either Ra Pharma or UCB because the Merger has not been consummated by the End Date, (ii) by either Ra Pharma or UCB because the Requisite Company Vote has not been obtained upon a vote taken at the Special Meeting (including any adjournment or postponement thereof) or (iii) by UCB because Ra Pharma breached or failed to perform any representation, warranty, covenant or agreement set forth in the Merger Agreement and fails to timely cure such breach or failure, if curable, and in each case:

  •
  an Acquisition Proposal had been publicly made directly to Ra Pharma's stockholders or had otherwise become publicly known, or any person had publicly announced an intention (whether or not conditional) to make an Acquisition Proposal;

  •
  such Acquisition Proposal or public announcement had not been publicly withdrawn without qualification, in each case, (x) prior to the date of termination (with respect to clauses (i) or (iii) above) or (y) prior to the Special Meeting (with respect to clause (ii) above); and

  •
  at any time within 12 months after such termination, (1) Ra Pharma or any of its subsidiaries enters into a binding agreement with respect to any Acquisition Proposal that is ultimately consummated (whether during such 12-month period or thereafter) or (2) any Acquisition Proposal is consummated (provided that for purposes of this provision, each reference to "20%" in the definition of Acquisition Proposal is a reference to "50%");

  •
  by UCB because the Board made an Adverse Recommendation Change prior to obtaining the Requisite Company Vote;

  •
  at a time when UCB had the right to terminate the Merger Agreement because the Board made an Adverse Recommendation Change prior to obtaining the Requisite Company Vote, but the Merger Agreement is terminated:

  •
  by Ra Pharma because the Merger has not been consummated by the End Date; or

  •
  by either Ra Pharma or UCB because the Requisite Company Vote has not been obtained upon a vote taken at the Special Meeting (including any adjournment or postponement thereof); or

  •
  by Ra Pharma at any time prior to obtaining the Requisite Company Vote, in order to accept a Superior Proposal and enter into, immediately following such termination, a binding and definitive written agreement with respect to such Superior Proposal.

        The Merger Agreement further provides that in the event Ra Pharma fails to pay any termination fee to UCB within the time frame provided in the Merger Agreement, and UCB or Merger Sub commences a suit resulting in a judgment against Ra Pharma for any portion of the fees or expenses due, Ra Pharma will be required to pay to UCB or its designee the costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the termination fee for the date such payment was required to be made until the date of payment. Ra Pharma is not obligated to pay the termination fee on more than one occasion.

        Other than in the case or fraud or a willful breach of the Merger Agreement, any termination fee payable by Ra Pharma will be UCB's sole and exclusive remedy for damages against Ra Pharma and its former, current or future stockholders, directors, officers, affiliates, agents or other representatives for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement or the failure of the Merger to be consummated.

Expenses Generally

        Except as otherwise described above or provided in the Merger Agreement, whether or not the Merger is consummated, Ra Pharma and UCB are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

        The Merger Agreement also provides that UCB will be required to reimburse Ra Pharma for the fees and expenses of counsel, accountants and consultants incurred by Ra Pharma or on Ra Pharma's behalf in connection with or related to the entry into the Merger Agreement in an amount, in the aggregate, not to exceed $5.0 million, in the event that the Merger Agreement is terminated by either Ra Pharma or UCB because (i) the Merger has not been consummated by the End Date and, at the time of such termination, one or more of the conditions to the closing of the Merger relating to antitrust approvals has not or have not been satisfied, or (ii) because there is a final, non-appealable law or injunction, order or decree prohibiting the consummation of the Merger, in each case based on any applicable antitrust law, and, in the case of each of clauses (i) or (ii), at the time of such termination, (a) all of the other conditions to the closing of the Merger have been satisfied or waived (except those conditions that by their nature are to be satisfied at the closing of the Merger, so long as such conditions are reasonably capable of being satisfied) and (b) Ra Pharma is not in breach in any material respect of its obligations under the Merger Agreement in any manner that primarily contributed to the failure of the conditions referred to in clause (i) above or the imposition of the legal restraint that resulted in the termination referred to in clause (ii) above, as applicable.

Specific Performance

        The parties to the Merger Agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Amendments; Waiver

        Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. After the Requisite Company Vote is obtained, if any such amendment would under applicable law require further approval of Ra Pharma's stockholders, the effectiveness of such amendment will be subject to the approval of Ra Pharma's stockholders.

        The amendment or modification of certain limited provisions of the Merger Agreement that benefit UCB's financing sources in connection with the Financing, which amendment or modification is materially adverse to such financing sources, requires the prior written consent of such materially and adversely affected financing sources.

Governing Law and Jurisdiction

        The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

        Any action or lawsuit seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) is required to be brought in the Delaware Chancery Court or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court.

        Notwithstanding the foregoing, any action against UCB's financing sources in connection with the Financing (in their capacities as such) arising out of, or relating to, the transactions contemplated by the Merger Agreement, the Financing or the performance of services thereunder or related thereto will be, except as expressly provided otherwise in the definitive documentation pertaining to such Financing, governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such jurisdiction that would result in the application of the laws of any other jurisdiction, and will be required to be brought in the United States District Court for the Southern District of New York.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

        We are asking you to approve a proposal to adopt the Merger Agreement, which we refer to as the "Merger Proposal." For a detailed discussion of the terms and conditions of the Merger Agreement, see "The Merger Agreement" beginning on page 72 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. See also "The Merger" beginning on page 33 of this proxy statement.

Vote Required

        As described under "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 43 of this proxy statement, after considering various factors described in such section, the Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Ra Pharma and our stockholders. The Board has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, and the Board unanimously recommends that you vote "FOR" the Merger Proposal.

        Under Delaware law, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote thereon. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder's shares of Ra Pharma common stock will be voted in favor of the Merger Proposal.

        Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" the Merger Proposal.

Board Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL.

 PROPOSAL NO. 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

        We are asking you to approve the proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the "Adjournment Proposal." If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to vote in favor of the Merger Proposal. In addition, the Board (or the presiding officer of the Special Meeting) could postpone the Special Meeting before it commences, including if under our amended and restated bylaws a quorum is not present for the meeting or if we are required to distribute additional information to Ra Pharma stockholders.

        Notwithstanding the foregoing, Ra Pharma's right to adjourn or postpone the Special Meeting without UCB's consent under certain circumstances is subject to the terms of the Merger Agreement as described further under "The Merger Agreement—Other Covenants and Agreements—Special Meeting and Related Actions" beginning on page 82 of this proxy statement.

        If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder's shares of Ra Pharma common stock will be voted in favor of the Adjournment Proposal. Ra Pharma does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Vote Required

        Approval of the Adjournment Proposal requires the affirmative vote of the holders of our common stock representing a majority of the votes properly cast (excluding abstentions), either in person or by proxy, at the Special Meeting.

        The Board believes that it is in the best interests of Ra Pharma and our stockholders to be able to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Board Recommendation

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADJOURNMENT PROPOSAL.

 MARKET PRICES AND DIVIDEND DATA

        Ra Pharma common stock has been listed on Nasdaq under the symbol "RARX."

        As of November 12, 2019, there were 47,145,946 shares of our common stock outstanding, held by approximately 10 stockholders of record.

        We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of UCB, any cash dividends on our capital stock in the foreseeable future.

        On October 9, 2019, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our common stock as reported on Nasdaq were $23.12 and $22.57 per share, respectively. The closing price of our common stock on Nasdaq on October 9, 2019 was $22.70 per share.

        On November 14, 2019, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on Nasdaq was $46.62 per share. You are encouraged to obtain current market quotations for Ra Pharma common stock.

        As soon as reasonably practicable following the Merger, there will be no further market for Ra Pharma common stock and our common stock will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information relating to the beneficial ownership of Ra Pharma common stock as of November 12, 2019, by:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all directors and executive officers as a group.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of November 12, 2019 through the exercise of any stock option, warrants or other rights or the vesting of any restricted stock units. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

        The percentage of shares beneficially owned is computed on the basis of 47,145,946 shares of Ra Pharma common stock outstanding as of November 12, 2019. Shares of Ra Pharma common stock that a person has the right to acquire within 60 days of November 12, 2019 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

Class of Securities	Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
	5% Stockholders:
Common Stock	Entities associated with New Enterprise Associates 13, L.P. (2)	6,135,234	13.0%
Common Stock	Entities associated with RA Capital Management, LLC (3)	4,858,260	10.3%
Common Stock	BlackRock, Inc. (4)	2,645,261	5.6%
	Named Executive Officers and Directors:
Common Stock	Douglas A. Treco, Ph.D. (5)	1,032,773	2.2%
Common Stock	David C. Lubner (6)	372,437	*
Common Stock	Ramin Farzaneh-Far, M.D. (7)	246,040	*
Common Stock	Robert Heft, Ph.D.	52,857	*
Common Stock	Edward T. Mathers (8)	30,000	*
Common Stock	Timothy R. Pearson	52,857	*
Common Stock	Rajeev Shah	30,000	*
Common Stock	Aoife M. Brennan, M.B., B.Ch.	8,333	*
Common Stock	Alexander G. ("Bo") Cumbo (9)	8,333	*
Common Stock	All executive officers and directors as a group (13 persons) (10)	2,317,305	4.9%

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Ra Pharmaceuticals, Inc., 87 Cambridgepark Drive, Cambridge, MA 02140.

(2)
The information reported is based on a Schedule 13D/A filed with the SEC on October 17, 2019. The shares directly held by New Enterprise Associates 13, L.P., or NEA 13, are indirectly held by NEA Partners 13, L.P., or NEA Partners 13, the sole general partner of NEA 13. NEA 13 GP, LTD, or NEA 13 LTD, the sole general partner of NEA Partners 13. Each reporting person on the Schedule 13D/A has shared voting and dispositive power over all 6,135,234 shares. The directors of NEA 13 LTD are Peter J. Barris, Forest Baskett, Patrick J. Kerins, David M. Mott and Scott D. Sandell. The directors and each of the entities named above share voting and dispositive power over the shares. The address of NEA 13 is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(3)
The information reported is based on a Schedule 13D/A filed with the SEC on November 9, 2016, and a Schedule 13D/A filed with the SEC on October 11, 2019. Consists of 3,971,750 shares held by RA Capital Healthcare Fund, L.P. and 886,510 shares held in a separately managed account (the "Account"). Peter Kolchinsky, as manager of RA Capital Management, LLC, which is the general partner of RA Capital Healthcare Fund, L.P. and the investment advisor of the Account, has voting and investment power over the shares held by RA Capital Healthcare Fund, L.P. and the Account. RA Capital Management, LLC and Mr. Kolchinsky may be deemed to have shared voting and dispositive power over the shares directly owned by RA Capital Healthcare Fund, L.P. and the Account. Mr. Kolchinsky disclaims beneficial ownership over all shares held by RA Capital Healthcare Fund, LP and the Account, except to the extent of any pecuniary interest in such shares. The notice address for RA Capital Healthcare Fund, L.P. is 200 Berkeley Street, 18th Floor, Boston, MA 02116. The notice address for the Account is 280 S. Mangum Street, Suite 210, Durham, NC 27701.

(4)
The information reported is based on a Schedule 13G filed with the SEC on February 8, 2019. BlackRock, Inc. reports sole voting power over 2,387,740 shares and sole dispositive power over 2,387,740 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Includes options to purchase 812,962 shares of common stock that may be exercised within 60 days of November 12, 2019.

(6)
Includes options to purchase 364,299 shares of common stock that may be exercised within 60 days of November 12, 2019.

(7)
Includes options to purchase 238,908 shares of common stock that may be exercised within 60 days of November 12, 2019.

(8)
Mr. Mathers is a partner of New Enterprise Associates, Inc. Mr. Mathers does not have voting or dispositive power over any of the shares directly held by NEA 13 referenced in footnote (2) above. Mr. Mathers' business address is 5425 Wisconsin Ave, Suite 800, Chevy Chase, MD 20815.

(9)
Solely includes options to purchase shares of common stock that may be exercised within 60 days of November 12, 2019.

(10)
Includes options to purchase 2,058,309 shares of common stock that may be exercised within 60 days of November 12, 2019.

 FUTURE STOCKHOLDER PROPOSALS

        If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

        We intend to hold an annual meeting of stockholders in 2020 only if the Merger is not consummated. For timing of stockholder proposals relating to our 2020 annual meeting of stockholders, please see our proxy statement for our 2019 annual meeting of stockholders that was filed with the SEC on April 26, 2019.

        Stockholders who intended to have a proposal included in our proxy materials for presentation at our 2020 Annual Meeting of Stockholder must comply with the requirements set forth in our amended and restated bylaws. Our amended and restated bylaws require, among other things, that a stockholder must give written notice to our Corporate Secretary at Ra Pharmaceuticals, Inc., Attention: Investor Relations, 87 Cambridgepark Drive, Cambridge, MA 02140, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year's annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2020 annual meeting no earlier than the close of business on February 12, 2020 and no later than the close of business on March 13, 2020. The notice must contain the information required by our amended and restated bylaws, a copy of which is available upon request to our Corporate Secretary. In the event the date of the 2020 annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered no later than the close of business on the later of the 90th day prior to the 2020 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2020 annual meeting of stockholders is first made. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder's compliance with this deadline.

        These requirements may preclude stockholders from bringing matters before the stockholders at an annual or Special Meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

        In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2020 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than January 1, 2020. Such proposals must be delivered to our Corporate Secretary at Ra Pharmaceuticals, Inc., Attention: Investor Relations, 87 Cambridgepark Drive, Cambridge, MA 02140.

        Except as otherwise set forth above, proposals should be addressed to:

Ra Pharmaceuticals, Inc.
87 Cambridgepark Drive
Cambridge, MA 02140
Attention: Investor Relations
Call: 617-401-4060

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following Company filings with the SEC are incorporated by reference:

  •
  Ra Pharma's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 7, 2019;

  •
  Ra Pharma's Definitive Proxy Statement on Schedule 14A with respect to the 2019 annual meeting of stockholders, which was filed with the SEC on April 26, 2019 (solely to the extent specifically incorporated by reference into Ra Pharma's Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

  •
  Ra Pharma's Quarterly Reports on Form 10-Q for fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 7, 2019 and November 7, 2019, respectively; and

  •
  Ra Pharma's Current Reports on Forms 8-K filed with the SEC on May 9, 2019, June 12, 2019, July 16, 2019, July 26, 2019, and October 10, 2019 (other than the portions of such documents not deemed to be filed).

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

        Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

        Stockholders may obtain free copies of the documents filed with the SEC by Ra Pharma through the SEC's website, www.sec.gov, or through Investor Relations section of our website, www.rapharma.com, and the "Financial Information—SEC Filings" section therein.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Ra Pharmaceuticals, Inc.
87 Cambridgepark Drive
Cambridge, MA 02140
Attention: Investor Relations
Call: 617-401-4060

        If you would like to request documents from us, please do so by December 10, 2019, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within 1 business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.rapharma.com, and the "Financial Information—SEC

Filings" section therein. The information included on our website is not incorporated by reference into this proxy statement.

        If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor or us at:

1407 Broadway, 27th Floor
New York, New York 10018
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

or

Ra Pharmaceuticals, Inc.
87 Cambridgepark Drive
Cambridge, MA 02140
Attention: Investor Relations
Call: 617-401-4060

 MISCELLANEOUS

        Ra Pharma has supplied all information relating to Ra Pharma, and UCB has supplied, and Ra Pharma has not independently verified, all of the information relating to UCB and Merger Sub contained in "Summary—The Companies" beginning on page 12 of this proxy statement and "The Companies" beginning on page 24 of this proxy statement.

        If you hold any certificates representing shares of Ra Pharma common stock, you should not send in such certificates until you receive transmittal materials after the Merger is consummated.

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated November 15, 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

        Your vote is very important.    Please promptly grant a proxy for your shares by completing, signing, dating and returning your proxy card or by Internet or telephone as described on your proxy card.

By Order of the Board of Directors

David C. Lubner Executive Vice President, Chief Financial Officer and Secretary

Cambridge, Massachusetts
November 15, 2019

Annex A

AGREEMENT AND PLAN OF MERGER

AMONG

UCB S.A.,

FRANQ MERGER SUB, INC.

AND

RA PHARMACEUTICALS, INC.

DATED AS OF

OCTOBER 9, 2019

A-i

A-ii

A-iii

  AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 9, 2019, among UCB S.A., a société anonyme formed under the Laws of Belgium ("Parent"), Franq Merger Sub, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Parent ("Merger Sub"), and Ra Pharmaceuticals, Inc., a Delaware corporation (the "Company").

INTRODUCTION

        WHEREAS, the respective boards of directors of the Company, Parent and Merger Sub have approved and declared advisable the acquisition of the Company by Parent, through the merger of Merger Sub with and into the Company pursuant to the General Corporation Law of the State of Delaware (the "DGCL") and on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the sole stockholder of Merger Sub is UCB Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent;

        WHEREAS, the board of directors of the Company (the "Board of Directors") has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the holders of the outstanding shares of common stock, par value $0.001 per share, of the Company (collectively, the "Shares"), (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the Company's stockholders vote to approve the adoption of this Agreement; and

        WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain of the Company's stockholders are entering into a Voting and Support Agreement with Parent and Merger Sub (the "Voting Agreement"), pursuant to which such stockholders will, among other things, vote their Shares in favor of the adoption of this Agreement and take certain other actions in furtherance of the transactions contemplated hereby, in each case, subject to the terms and conditions thereof.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

        SECTION 1.01.    Definitions.     (a) As used in this Agreement, the following terms have the following meanings:

        "1933 Act" means the Securities Act of 1933.

        "1934 Act" means the Securities Exchange Act of 1934.

        "Acceptable Confidentiality Agreement" means a customary confidentiality agreement which (i) contains provisions limiting the disclosure or use of nonpublic information of or with respect to the Company that are not, in the aggregate, materially less favorable to the Company than the terms of the Confidentiality Agreement, (ii) does not include any provision calling for any exclusive right to negotiate with any Third Party and (iii) does not have the effect of prohibiting the Company from satisfying any of its obligations hereunder.

        "Acquisition Proposal" means any indication of interest, offer or proposal (other than an indication of interest, offer or proposal made or submitted by Parent, Merger Sub or one or more of their respective Affiliates) from any Person or group that contemplates or relates to: (i) any merger, consolidation, amalgamation, share exchange, business combination, asset purchase, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction that would result in such Person or group directly or indirectly acquiring beneficial ownership of (A) 20% or more of any class of voting equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity or (B) businesses or assets (including capital stock of the Subsidiaries of the Company) that constitute 20% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole; or (ii) any sale or license of, or joint venture or partnership with respect to, zilucoplan (also known as RA101495) or its finished product, zilucoplan extended release (XR), or any oral C5 inhibitor, any Factor D inhibitor or any other complement inhibitors, in each case, owned by the Company or any of its Subsidiaries.

        "Action" means any action, cause of action, claim, litigation, suit, grievance, citation, summons, subpoena, investigation, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding commenced, brought, conducted or heard by or before any Governmental Authority or any arbitrator or arbitration panel, in each case of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

        "Antitrust Law" means the HSR Act and any other applicable Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York; Boston, Massachusetts; London, United Kingdom; or Brussels, Belgium are authorized or required by applicable Law to close.

        "Code" means the Internal Revenue Code of 1986.

        "Collective Bargaining Agreement" means any written agreement or other contractual obligation between the Company or any of its Subsidiaries, on the one hand, and any labor organization or other authorized employee representative representing Service Providers, on the other hand.

        "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 2018.

        "Company Balance Sheet" means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2018 and the footnotes thereto set forth in the Company 10-K.

        "Company Balance Sheet Date" means December 31, 2018.

        "Company Disclosure Schedule" means the disclosure schedule dated the date hereof related to this Agreement that has been provided by the Company to Parent and Merger Sub.

        "Company Employee" means any employee of the Company or any of its Subsidiaries.

        "Company Intellectual Property" means, collectively, the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights.

        "Company Material Adverse Effect" means any Effect that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to: (i) the condition (financial or otherwise), business, assets, liabilities or results of operations of the Company and its Subsidiaries; provided that, for purposes of the foregoing clause (i), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes in general economic conditions in the United States or any other country or region in the world, or conditions in the global economy generally, (B) changes or conditions generally affecting the industry in which the Company and its Subsidiaries operate, including changes of applicable Law (or the interpretation thereof) or in general regulatory conditions or changes in GAAP or other accounting standards (or the interpretation thereof) (it being understood and agreed that this clause (B) shall not apply with respect to any representation or warranty the purpose of which is to address compliance with applicable Laws or conditions in such industry), (C) changes in general political conditions in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) or earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world, (D) the announcement of this Agreement or the pendency of the transactions contemplated by this Agreement or the identity of Parent (or any of its Affiliates) as the acquiror of the Company, including, in each case, to the extent directly resulting therefrom, (x) any termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with customers, suppliers, distributors or other business partners, and (y) any other negative development (or potential negative development) in the Company's relationships with any of its customers, suppliers, or distributors (it being understood and agreed that this clause (D) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, or the performance of obligations hereunder or thereunder), (E) the results of any clinical trials being conducted by or on behalf of any competitors of the Company (or the announcements thereof), or any determination by, or delay of a determination by, the FDA or any other Governmental Authority, or any panel or advisory body empowered or appointed thereby, or any indication that any such entity, panel or body will make any determination or delay in making any determination, with respect to the approvability, labeling, contents of package insert, prescribing information, risk management profile, CMC matters, pre-approval inspection matters, requirement to the results of any pre-clinical or clinical testing sponsored by, in each of the foregoing cases in this clause (E), any competitor of the Company or such competitor's respective collaboration partners (other than, if applicable, the Company or any of its Subsidiaries), (F) any recommendations, statements or other pronouncements published or proposed by professional medical organizations or any Governmental Authority, or any panel or advisory body empowered or appointed thereby, in each of the foregoing cases in this clause (F), to the extent relating to product candidates of any competitor of the Company, (G) any action taken by the Company at the written request of Parent that is not expressly required to be taken by the terms of this Agreement, the taking of any action expressly required by the terms of this Agreement (other than pursuant to clause (1) or clause (2) of Section 6.01), or the failure of the Company to take any action that the Company is expressly prohibited by the terms of the Agreement from taking, (H) changes in the market price or trading volume of the Shares, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company's revenue, earnings or other financial performance or financial results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, financial plans or forecasts of its revenues, earnings or other financial performance or financial results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such underlying cause would otherwise be excepted from this definition), (I) changes in general conditions in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world or (J) any Actions made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company in connection with the Merger or any of the other transactions contemplated by this Agreement; provided, further, that with respect to the foregoing clauses (A), (B), (C) and (I), any such Effect will be taken into account in determining whether a Company Material Adverse Effect has occurred if it disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, compared to other companies and their respective Subsidiaries, taken as a whole, of comparable size, operating in the industries in which the Company and its Subsidiaries operate, but, in such event, only the incremental disproportionate impact of any such Effect will be taken into account in determining whether a Company Material Adverse Effect has occurred; or (ii) the Company's ability to consummate the transactions contemplated by this Agreement on or before the End Date.

        "Company Product" means any drug, device, or combination product (as those terms are defined under the FDCA or comparable foreign applicable Laws) or product candidate researched, developed, tested, made, manufactured, sold, offered for sale, shipped, distributed, commercialized, imported, exported, marketed, promoted, or otherwise used in the business of the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries has the right to receive payment, including zilucoplan (also known as RA101495) or its finished product, zilucoplan extended release (XR), oral C5 inhibitor, Factor D inhibitor and other complement inhibitors.

        "Confidentiality Agreement" means the Confidentiality Agreement dated as of May 23, 2019, between the Company and UCB Biopharma SPRL, an Affiliate of Parent.

        "Consulting Agreement" means each consulting, service provider, change in control or other agreement between the Company or any of its Subsidiaries, on the one hand, and any Independent Contractor, on the other hand.

        "Continuing Employee" means each Company Employee employed by the Company or any of its Subsidiaries immediately prior to the Effective Time whose employment with the Surviving Corporation, Parent or any of their respective Affiliates continues without interruption after the Effective Time.

        "Contract" means, with respect to any Person, any legally binding contract, agreement, lease, sublease, license, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, instrument or other arrangement, commitment or undertaking, whether written or oral, to which such Person is a party or by which such Person or such Person's properties or assets are bound.

        "Copyrights" means any writings and other works (including literary, pictorial and graphic works), whether copyrightable or not, in any jurisdiction (domestic and foreign), and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction (domestic and foreign), and any renewals or extensions thereof.

        "DTC" means The Depository Trust Company.

        "Effect" means any event, state of facts, circumstance, change, occurrence, development, condition or effect.

        "Employee Plan" means any (i) "employee benefit plan" as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits, and any plan maintained under Section 401(k) of the Code), in each case (A) whether or not written and (B) that is sponsored, maintained, administered, contributed to, required to be contributed to or entered into by the Company or any of its Affiliates for the current or future benefit of any current or former Service Provider or their dependents, or for which the Company or any of its Subsidiaries has or would be reasonably expected to have any current or future liability.

        "Employment Agreement" means each employment agreement or offer letter between the Company or any of its Subsidiaries, on the one hand, and any current or former Company Employee, on the other hand.

        "Environmental Laws" means any applicable Laws or any agreement with any Governmental Authority or other Person, concerning public health and safety, worker health and safety, exposure to Hazardous Substances, pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Substance or otherwise regulated materials, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, odor, toxic mold, radiation or radon.

        "Environmental Permits" means all Permits relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any of its Subsidiaries as currently conducted.

        "Equity Incentive Plans" means, collectively, the Company's 2010 Stock Incentive Plan and the Company's 2016 Stock Award and Incentive Plan, each as amended.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" of any Person means any other Person that, together with such first Person, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Exploit" (and correlate terms such as "Exploitation" or "Exploited") means to research, develop (including seeking, obtaining or maintaining Regulatory Approval), test, manufacture, have manufactured, produce, fill, finish, package, label, import, export, use, have used, sell, offer for sale, have sold, prescribe, administer, commercialize, register, store, hold or keep (whether for disposal or otherwise), transport, ship, distribute, promote, market, price, supply or otherwise dispose of, or to license or otherwise permit any Person to conduct any of the foregoing.

        "FDA" means the U.S. Food and Drug Administration or any successor agency thereto.

        "FDCA" means the U.S. Federal Food, Drug, and Cosmetic Act.

        "Finance Documents" means the term facility agreement dated on or around the date of this Agreement, among, inter alios, Parent and UCB Biopharma SPRL as borrowers, the guarantors named therein, BNP Paribas Fortis SA/NV and Bank of America Merrill Lynch International Designated Activity Company as arrangers, and BNP Paribas Fortis SA/NV as agent (and as amended, amended and restated, or replaced from time to time).

        "Financing Adverse Event" means (i) any material breach or default by any party to the Finance Documents of which Parent has actual knowledge, (ii) the receipt of any written notice from any Financing Source with respect to any actual or potential material breach, default, termination or repudiation by any party to the Finance Documents of any provisions of the Finance Documents or the definitive agreements with respect to the Financing (other than as a consequence of the expiry of the availability period in accordance with the terms of the Finance Documents), or (iii) Parent otherwise determining in good faith that it will not be able to obtain all or any material portion of the amount of the Financing under the Finance Documents reasonably necessary, when taken together with all other sources of funding available for payment of the aggregate Merger Consideration, for the payment thereof on the Closing Date.

        "Financing Conditions" means the conditions precedent set forth in or referenced in Clause 4 (Conditions of Utilisation) of the Finance Documents or such equivalent conditions precedent in the Finance Documents following any amendment, restatement or replacement of the Finance Documents.

        "Financing Sources" means the financial institutions identified in the Finance Documents, collectively with their respective Affiliates and their respective officers, employees, directors, equityholders, partners, controlling parties, advisors, agents and Representatives, any substitute, replacement or alternative financial institution permitted by Section 8.07, and their respective successors and assigns.

        "GAAP" means generally accepted accounting principles in the United States.

        "Good Clinical Practice" means the applicable Laws governing the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials, including, as applicable, as promulgated by the FDA in 21 C.F.R. Parts 50, 54, 56 and 312, or any comparable foreign applicable Laws.

        "Good Laboratory Practice" means the applicable Laws governing the conduct of nonclinical laboratory studies, including, as applicable, as promulgated by the FDA in 21 C.F.R. Part 58, or any comparable foreign applicable Laws.

        "Good Manufacturing Practice" means the applicable Laws governing the manufacturing and quality of active pharmaceutical ingredients, finished pharmaceutical products, devices and combination products, other components in finished pharmaceutical products, and packaging and labeling materials, including, as applicable, as promulgated by the FDA in 21 C.F.R. Parts 4, 210, 211 and 820, or that otherwise apply under 21 U.S.C. § 351, or any comparable foreign applicable Laws.

        "Governmental Authority" means any (i) any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, agency, commission or official, including any political subdivision thereof, or any other governmental or quasi-governmental (including self-regulatory) authority or instrumentality and (ii) any entity to whom a Governmental Authority has assigned or delegated any authority or oversight responsibilities, including any notified body licensed, authorized or approved to assess and certify the conformity of a medical device with the requirements of the EU Medical Devices Directive 93/42/EEC, the EU Medical Devices Regulation (EU) 2017/745, and applicable harmonized standards.

        "Hazardous Substance" means (i) substances that are defined or listed, in, or otherwise regulated pursuant to applicable Law as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," "pollutants," "contaminants," or any other similar term intended to define, list, or classify a substance by reason of such substance's ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "EP toxicity" or adverse effect on human health or the environment, (ii) oil, petroleum, natural gas, natural gas liquids, synthetic gas, drilling fluids and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iii) any explosives or any radioactive materials, (iv) asbestos in any form, (v) polychlorinated biphenyls, (vi) toxic mold, mycotoxins or microbial matter (naturally occurring or otherwise), and (vii) infectious waste.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Incidental Licenses" means all (i) non-exclusive licenses contained in shrink-wrap, click-wrap, click-through or other similar Contracts for commercial off the shelf computer software and related services that are generally available on nondiscriminatory pricing terms and (ii) non-exclusive licenses that are merely incidental to the transaction contemplated in any Contract, the commercial purpose of which is primarily for something other than such license, and which licenses are not material to the business of the Company or any of its Subsidiaries, such as (A) a sales or marketing Contract that includes a license to use the Trademarks of the Company or its Subsidiaries for the purposes of promoting the Company's or its Subsidiaries' products or services, (B) the portion of a vendor Contract that permits the applicable vendor to identify the Company or its Subsidiaries as customers of the vendor or (C) the portion of a Contract to purchase or lease equipment, such as a photocopier, computer, or mobile phone that contains a license of Intellectual Property Rights.

        "Indemnified Person" means (i) any current or former director, officer or employee of the Company or any of its Subsidiaries and (ii) any Person who is serving or who served as a director, officer, member, trustee or fiduciary of any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, in each case prior to the Effective Time and at the request of the Company or any of its Subsidiaries.

        "Independent Contractor" means any individual, or entity that is wholly owned by an individual and established for such purposes, who or that is an independent contractor, consultant or other service provider (other than an employee) of the Company or a Subsidiary of the Company.

        "Intellectual Property Rights" means any and all (i) Trademarks, (ii) Patents, (iii) Trade Secrets, information, knowledge, experience, skills, drawings, blue prints, utility models, technology, inventions, discoveries and improvements, including manufacturing information and processes, assays, engineering and other manuals and drawings, standard operating procedures, flow diagrams, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records and similar data and information, (iv) Copyrights, (v) moral rights, data and database rights, design rights, industrial property rights, publicity rights and privacy rights, (vi) all forms and types of computer software (including source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), (vii) any other intellectual property or proprietary rights and (viii) all rights under or relating to any of the foregoing granted under any Contract.

        "Intervening Event" means any material Effect that was neither known to, nor reasonably foreseeable by, the Company as of or prior to the date hereof, and which becomes known to the Board of Directors after the date hereof and prior to the date of the Company Stockholders' Meeting (as it may be adjourned or postponed in accordance with this Agreement); provided that in no event shall the receipt, existence or terms of any Acquisition Proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event.

        "IRS" means the U.S. Internal Revenue Service.

        "IT Assets" means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or its Subsidiaries or licensed or leased by the Company or its Subsidiaries.

        "Knowledge" means, with respect to the Company, the actual knowledge of the individuals listed in Section 1.01(a) of the Company Disclosure Schedule, which, for purposes of Section 4.15 only, shall include such actual knowledge after making due inquiry of the Company's outside intellectual property counsel as specified in Section 1.01(b) of the Company Disclosure Schedule.

        "Law" means any federal, state, local or foreign law, statute, code, constitution, principle of common law, ordinance, rule, regulation, judgment, decree, injunction, ruling, order, decision, or other legal or regulatory requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        "Licensed Intellectual Property Rights" means all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

        "Lien" means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, encumbrance or similar restriction of any kind in respect of such property or asset, including any restriction on the transfer or voting of any security or other asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

        "Nasdaq" means the Nasdaq Stock Market LLC.

        "Owned Intellectual Property Rights" means all Intellectual Property Rights owned or purported to be owned, whether wholly or jointly with others, by the Company or any of its Subsidiaries.

        "Parent Material Adverse Effect" means a material adverse effect on Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement on or before the End Date.

        "Patent" means any national or multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, reexaminations, patents of addition, utility models, inventors' certificates and the equivalents of any of the foregoing in any jurisdiction, and all inventions disclosed in each such registration, patent or patent application.

        "Permit" means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, registration, accreditation, approval, authorization, concession, decree, confirmation, qualification or other similar authorization of any Governmental Authority.

        "Permitted Liens" means (i) Liens for Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) materialmen's, mechanics', carriers', workers', warehousemen's, repairers' and similar Liens arising in the ordinary course of business, securing obligations as to which there is no default and which are not yet due and payable, or the validity or amount of which is being contested in good faith by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves have been established in accordance with GAAP, (iii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company 10-K, (iv) all exceptions, restrictions, imperfections of title, charges and other Liens that do not materially and adversely interfere with the present use of the assets of the Company and its Subsidiaries, (v) Liens to secure payment of workers' compensation, unemployment insurance, social security or other social security legislation (other than Liens imposed by ERISA), (vi) with respect to real property, any nonmonetary Lien or other requirement or restriction arising under any zoning, entitlement, building, conservation restriction and other land use and environmental applicable Law, including any easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, but only if the same are not being violated by the current use of such real property or the operation of the business of the Company and its Subsidiaries, and (vii) with respect to Intellectual Property Rights, any licenses granted pursuant to Contracts listed on Section 4.19(a) of the Company Disclosure Schedule and any Incidental Licenses.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or a Governmental Authority.

        "Proxy Statement" means the proxy statement relating to the Company Stockholders' Meeting, as amended or supplemented from time to time, together with all annexes, schedules or exhibits thereto (including the letter to stockholders, notice of meeting and form of proxy), as required to be filed with the SEC.

        "Regulation S-K" means Regulation S-K promulgated under the 1933 Act.

        "Regulation S-X" means Regulation S-X promulgated under the 1934 Act.

        "Regulatory Approval" means any Permit, clearance, notification, registration or authorization of any Governmental Authority necessary to commercially distribute, sell or market a drug, device, or combination product in any jurisdiction.

        "Required Information" means, as of any date, information regarding the Company and its Subsidiaries customarily included in information memoranda and other syndication materials for revolving, term loan and bridge facilities, including any financial information and data derived from the historical books and records of the Company and its Subsidiaries, and any projections as to future financial performance of the Company and its Subsidiaries, in each case that is required to permit Parent, its Subsidiaries and their advisors to prepare pro forma financial statements and projections.

        "Review Board" means all institutional review boards, privacy boards, data safety monitoring boards or ethics committees responsible for review, oversight, or approval of any clinical trial involving a Company Product in any jurisdiction.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Service Provider" means any director, officer, employee or individual Independent Contractor of the Company or any of its Subsidiaries (including any Company Employee).

        "Subsidiary" means, with respect to any Person, any other Person of which (i) such Person or any of its Subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (ii) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other corporate bodies performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests of which) are at any time directly or indirectly owned or controlled by such Person.

        "Superior Proposal" means a bona fide written Acquisition Proposal made after the date hereof that: (i) did not result from or arise in connection with a breach of the Company's obligations set forth in Section 6.04; (ii) if consummated, would result in any Person or group (other than Parent or its Affiliates) becoming the beneficial owner, directly or indirectly, of more than 50% of the consolidated assets of the Company and its Subsidiaries or more than 50% of the total voting power of the equity securities of the Company; and (iii) the Board of Directors determines in good faith, after considering the advice of its outside financial advisor and outside legal counsel, (A) if consummated, would result in a transaction more favorable (taking into account all legal, regulatory and financing aspects of the proposal and all other factors the Board of Directors deems relevant) to the Company's stockholders than the transactions contemplated by this Agreement (including any revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.04(d)(ii)) and (B) is reasonably likely to be consummated on the terms proposed.

        "Tax" means (i) any federal, state, local, foreign or supranational income, gains, alternative or add-on minimum tax, base erosion minimum, diverted profits, gross income, withholding, estimated, gross receipts, sales, use, ad valorem, value added, goods and services, transfer, franchise, fringe benefit, capital stock, profits, license, registration, payroll, social security (or equivalent) or any other applicable social contribution, employment, unemployment, workers' compensation, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), commercial rent, financial transaction, stamp, stamp duty, environmental, windfall profit, unclaimed property, escheat, and other tax of any kind, and any other similar fees, governmental charges, levies, excises, duties or assessments of any kind whatsoever, together with any interest, penalty, inflation linkage or addition thereto under applicable Law and (ii) any penalty (and interest with respect thereto) imposed for the failure to timely file, properly to file or timely to file any Tax Return.

        "Tax Law" means all former or currently applicable Laws relating to or regulating the assessment, determination, reporting, collection or imposition of Taxes.

        "Tax Return" means any report, return, declaration, statement, information return, claim for refund, declaration of estimated payments, voucher or other document, together with any schedule and attachment thereto and any amendment thereof, filed or required to be filed with any Taxing Authority in connection with Taxes.

        "Tax Sharing Agreement" means any Tax allocation, apportionment, sharing, or indemnification agreement or arrangement, other than any agreement that is (i) pursuant to an ordinary-course commercial Contract the primary purpose of which does not relate to Taxes or (ii) solely among the Company and its Subsidiaries.

        "Taxing Authority" means any Governmental Authority having jurisdiction over or responsible for the assessment, determination, reporting, collection or administration of Taxes.

        "Third Party" means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

        "Trade Secrets" means trade secrets and all other confidential know-how and confidential information and rights in any jurisdiction (domestic and foreign), including confidential recipes, ideas, formulae, formulations, compositions, specifications, techniques, data, results, methods, processes, schematics, prototypes, models, designs, customer lists and supplier lists.

        "Trademarks" means trademarks, service marks, trade names, business marks, brand names, certification marks, trade dress, logos, corporate names, trade styles, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

        "Willful Breach" means a party's knowing and intentional material breach of any of its representations or warranties as set forth in this Agreement, or such party's knowing and intentional material breach of any of its covenants or other agreements set forth in this Agreement, which material breach is the primary cause of, or is a consequence of, a purposeful act or failure to act by such party with the actual knowledge that the taking of such act or failure to take such act would be the primary cause of a failure of any of the conditions set forth in Article 9 to be satisfied.

          (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.04(d)(i)(D)
Agreement	Preamble
Alternative Acquisition Agreement	6.04(d)(i)(D)
Board of Directors	Recitals
Board Recommendation Notice	6.04(d)(ii)
Book-Entry Shares	2.02(a)
Capitalization Date	4.05(a)
Certificate	2.02(a)
Certificate of Merger	2.01(c)
Closing	2.01(b)
Closing Date	2.01(b)
Company	Preamble
Company Board Recommendation	4.02(b)
Company RSUs	2.05(b)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Stock Awards	2.05(b)
Company Stock Options	2.05(a)
Company Stockholders' Meeting	6.02(b)
Company Subsidiary Securities	4.06(b)
Consideration Fund	2.03(a)
CTA	4.23(c)
D&O Insurance	7.02(c)
DGCL	Recitals
Effective Time	2.01(c)
Employee Schedule	4.17(c)
End Date	10.01(b)(i)
Enforceability Exceptions	4.02(a)
ESPP	2.06
FCPA	4.12(b)
Final Exercise Date	2.06
Final Offering Period	2.06
Financial Advisor	4.20
Financing	5.06
First Extended End Date	10.01(b)(i)
IND	4.23(c)
Initial End Date	10.01(b)(i)
Lease	4.19(a)(ix)
Leased Real Property	4.14(b)
Legal Restraint	9.01(b)
Letter of Transmittal	2.03(b)
Material Contract	4.19(a)
Merger	2.01(a)
Merger Consideration	2.02(a)
Merger Sub	Preamble
Non-DTC Book-Entry Share	2.03(c)
Parent	Preamble
Parent Benefit Plans	7.03(b)

Term	Section
Paying Agent	2.03(a)
Preferred Shares	4.05(a)
Representatives	6.04(a)
Requisite Company Vote	4.02(a)
Sanctions	4.12(b)
Shares	Recitals
Surviving Corporation	2.01(a)
Termination Fee	10.02(b)
Transaction Litigation	6.10
Voting Agreement	Recitals

        SECTION 1.02.    Other Definitional and Interpretative Provisions.     The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions, table of contents and headings included herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. If a term used herein is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. "Extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if." References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any agreement or Contract are to that agreement or Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or Contract listed on the Company Disclosure Schedule, all such amendments, modifications, supplements, extensions and renewals must also be listed in the appropriate Section thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law," "laws" or to a particular statute or Law shall be deemed also to include any applicable Law. References to "foreign" or words of similar import shall be deemed to refer to any jurisdictions outside the United States. Unless otherwise specifically indicated, all references to "dollars" and "$" will be deemed references to the lawful money of the United States of America. Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not "material" or a "Company Material Adverse Effect" under this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Where used with respect to information, the phrases "delivered to Parent or Merger Sub or its Representatives" or "made available to Parent or Merger Sub or its

Representatives" means that the information referred to either has been physically or electronically delivered by the Company or its Representatives to Parent or its Representatives, or was posted and is accessible to Parent and its Representatives in the "data room" established by the Company with Merrill DataSite, in each case in this sentence at least one Business Day prior to the date hereof. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against any particular party.

ARTICLE 2
THE MERGER

        SECTION 2.01.    The Merger.     (a) Upon the terms and subject to the conditions set forth herein, at the Effective Time, Merger Sub shall be merged (the "Merger") with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

          (b)   Subject to the provisions of Article 9, the closing of the Merger (the "Closing") shall take place: (i) in New York City at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 as soon as possible, but in any event no later than three (3) Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions; or (ii) at such other place or time or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

          (c)   At the Closing, the Company and Merger Sub shall file a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Certificate of Merger") and shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger).

          (d)   The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under this Agreement and the DGCL.

        SECTION 2.02.    Conversion of Shares.     At the Effective Time, without any action on the part of Parent, Merger Sub, the Company or any holder of Shares:

          (a)   Except as otherwise provided in Section 2.02(b) or Section 2.04, each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive $48.00 in cash, without interest (the "Merger Consideration"). As of the Effective Time, each certificate formerly representing any Shares (each, a "Certificate") and each Share formerly represented in book-entry form (each, a "Book-Entry Share") shall automatically be canceled and all Shares represented thereby shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03.

          (b)   Each Share held by the Company as treasury stock and each Share held by Parent, Merger Sub or any wholly owned Subsidiary of Parent or of the Company, in each case immediately prior to the Effective Time, shall be canceled, and no payment shall be made with respect thereto.

          (c)   Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

        SECTION 2.03.    Surrender and Payment.     (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Paying Agent"), for the purpose of exchanging for the Merger Consideration (i) the Certificates and (ii) the Book-Entry Shares. On the Closing Date, Parent or one of its Affiliates shall make available to the Paying Agent, as needed, the aggregate Merger Consideration payable in respect of all the Shares converted in accordance with Section 2.02(a) and represented by the Certificates and the Book-Entry Shares (such cash, the "Consideration Fund"). In the event the Consideration Fund shall be insufficient to pay the Merger Consideration (including on account of any Merger Consideration returned to Parent pursuant to Section 2.03(h)) or any Merger Consideration becomes payable after a holder of Shares fails to perfect, waives, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL, Parent shall promptly deliver, or cause to be delivered, additional funds to the Paying Agent in an amount equal to the deficiency required to make such payments. The Consideration Fund shall not be used for any other purpose.

          (b)   With respect to Certificates, promptly (and in any event not later than the third (3rd) Business Day) after the Effective Time , Parent shall send, or shall cause the Paying Agent to send, to each holder of record of each such Certificate (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.09) to the Paying Agent (a "Letter of Transmittal") and (iii) instructions for surrendering a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.09) to the Paying Agent. Upon surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.09) together with a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required by the Paying Agent pursuant to such instructions, Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time the Merger Consideration payable for each Share represented by such Certificate pursuant to Section 2.02(a). Any Certificate that has been so surrendered shall be canceled by the Paying Agent. Until so surrendered or transferred, as the case may be, and subject to the terms of Section 2.04, each such Certificate or Book-Entry Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or shall accrue on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Shares.

          (c)   With respect to Book-Entry Shares not held through DTC (each, a "Non-DTC Book-Entry Share"), promptly (and in any event not later than the third (3rd) Business Day) after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holders of the effectiveness of the Merger, (ii) a Letter of Transmittal and (iii) instructions for surrendering the Non-DTC Book-Entry Share to the Paying Agent. Upon surrender to the Paying Agent of Non-DTC Book-Entry Shares by

  book-receipt of an "agent's message" by the Paying Agent in accordance with the terms of the Letter of Transmittal and accompanying instructions, Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, the Merger Consideration payable for each such Non-DTC Book-Entry Share pursuant to Section 2.02(a).

          (d)   With respect to Book-Entry Shares held through DTC, the Company and Parent shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC's customary surrender procedures, the Merger Consideration payable for each such Book-Entry Share pursuant to Section 2.02(a).

          (e)   With respect to any Certificate or Non-DTC Book Entry Share, if any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Non-DTC Book-Entry Share is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Non-DTC Book-Entry Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any Taxes required to be paid by the Paying Agent, Parent or their respective Affiliates as a result of such payment to a Person other than the registered holder of such Certificate or Non-DTC Book-Entry Share or establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not payable.

          (f)    Until disbursed in accordance with this Agreement, the cash in the Consideration Fund will be invested by the Paying Agent as directed by Parent; provided that (i) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Shares and (ii) following any such losses or events that result in the Consideration Fund becoming not immediately available or that result in the amount of funds in the Consideration Fund being insufficient to promptly pay the portion of the aggregate Merger Consideration that remains unpaid, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Shares to the extent of such insufficiency. Any interest and other income resulting from such investments shall be paid solely to Parent.

          (g)   From and after the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

          (h)   Any portion of the Consideration Fund (and any earnings, interest or other income earned thereon) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent or one of its Affiliates, upon demand, and any such holder who has not exchanged its Shares for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat or similar laws), as general creditors thereof, for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall be liable to any holder of Shares for any amounts paid to a Governmental Authority pursuant to applicable abandoned property, escheat or similar laws. If any Certificate or Book-Entry Share has not been surrendered immediately prior to the date on which the Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

          (i)    Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.03(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Parent or one of its Affiliates upon demand.

          (j)    All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Book-Entry Shares.

        SECTION 2.04.    Dissenting Shares.     Notwithstanding Section 2.02 or any other provision of this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time (other than Shares canceled in accordance with Section 2.02(a)) and held by a holder who did not vote in favor of the adoption of this Agreement or the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL shall not be converted into the right to receive the Merger Consideration, but shall be entitled only to such rights as a granted by Section 262 of the DGCL, unless such holder fails to perfect, waives, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL. If, either before or after the Effective Time, such holder fails to perfect, waives, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the appraisal provided by Section 262 of the DGCL, such Shares shall be treated as if they had been converted pursuant to Section 2.02(a) as of the Effective Time into, and shall represent only, the right to receive the Merger Consideration in accordance with Section 2.03 upon surrender of such Certificate formerly representing such Share or transfer of such Book-Entry Share, as the case may be. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of Shares, any waiver or withdrawal of any such demand, and any other demand, notice or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, offer to settle or settle, any such demands, or agree to do any of the foregoing.

        SECTION 2.05.    Company Stock Awards.

          (a)   Effective at or immediately prior to the Effective Time, each option (or portion thereof) to acquire Shares granted or issued pursuant to any Equity Incentive Plan that is outstanding immediately prior to the Effective Time (collectively, the "Company Stock Options"), whether or not then exercisable or vested, shall be, by virtue of the Merger and without any action on the part of the holder thereof, canceled and converted into the right to receive, promptly after the Effective Time, solely an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable per Share exercise price of such canceled Company Stock Option multiplied by (ii) the aggregate number of Shares subject to such Company Stock Option immediately prior to the Effective Time. For the avoidance of doubt, if the per Share exercise price under any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled as of the Effective Time without payment therefor and shall have no further force or effect. From and after the Effective Time, each Company Stock Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the corresponding amount determined in accordance with this Section 2.05(a), if any.

          (b)   Effective at or immediately prior to the Effective Time, each restricted stock unit granted or issued pursuant to any Equity Incentive Plan that is outstanding immediately prior to the Effective Time (collectively, the "Company RSUs" and, together with Company Stock Options,

  "Company Stock Awards"), whether or not then vested, shall be, by virtue of the Merger and without any action on the part of the holder thereof, canceled and converted into the right to receive, promptly after the Effective Time, solely an amount in cash equal to the product of (i) the Merger Consideration multiplied by (ii) the total number of Shares subject to such Company RSU.

          (c)   As soon as reasonably practicable following the Closing, but in any event no later than the later of twenty (20) days following the Closing and the Company's first regular payroll date following the Closing, Parent shall, or shall cause, the Surviving Corporation or a Subsidiary thereof to pay, through Parent's, the Surviving Corporation's, or the applicable Subsidiary's payroll system (and subject to withholding, if any, as provided in Section 2.08), to each former holder of a Company Stock Award that is a current or former employee of the Company, such holder's payment due in accordance with Section 2.05(a) or 2.05(b), as the case may be. If any payment due under Sections 2.05(a) or 2.05(b) is payable to a holder of a Company Stock Award that is not a current or former employee, then the Surviving Corporation will issue a check for such payment to such former holder (less applicable withholding Taxes, if any), which check will be sent by overnight courier to such former holder as soon as reasonably practicable following the Closing.

          (d)   Prior to the Effective Time, the Company, the Board of Directors or the compensation committee of the Board of Directors, as applicable, shall take all actions reasonably necessary or appropriate to effectuate the treatment of Company Stock Awards as contemplated in this Section 2.05 (including obtaining any required consents from holders of Company Stock Awards) and to terminate, effective as of the Closing Date and contingent upon the occurrence of the Closing, the Equity Incentive Plans, except with respect to the rights to payments contemplated in this Section 2.05.

        SECTION 2.06.    Employee Stock Purchase Plan.     The Company, the Board of Directors and the compensation committee of the Board of Directors, as applicable, shall take all actions reasonably necessary to terminate the Company's 2016 Employee Stock Purchase Plan (the "ESPP") and all outstanding rights thereunder as of the day immediately prior to the Closing Date, contingent upon the occurrence of the Closing, and to otherwise effectuate the treatment of the ESPP as contemplated in this Section 2.06. From and after the date hereof, (a) no new participants shall be permitted to participate in the ESPP, (b) participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement and (c) except for the offering or purchase period under the ESPP that is in effect on the date hereof (the "Final Offering Period"), no offering or purchase period shall be authorized, continued or commenced following the date hereof. If the Effective Time occurs during the Final Offering Period, (i) the final exercise date under the ESPP shall be such date as the Company determines in its sole discretion (provided that such date shall be no later than the date that is five (5) days prior to the Effective Time (the "Final Exercise Date"), (ii) each ESPP participant's accumulated contributions under the ESPP shall be used to purchase whole Shares in accordance with the terms of the ESPP as of the Final Exercise Date, which Shares, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.02(a), (iii) the ESPP shall terminate effective as of the Closing Date and contingent upon the occurrence of the Closing, and no further rights shall be granted or exercised under the ESPP thereafter and (iv) as promptly as practicable following the purchase of Shares in accordance with the preceding clause (ii), the Company shall return to each participant the funds, if any, that remain in such participant's account after such purchase. To the extent required by the ESPP, the Company shall provide notice to all ESPP participants describing the treatment of the ESPP pursuant to this Section 2.06, subject to Parent's right to review consistent with Section 7.03(e).

        SECTION 2.07.    Adjustments.     If at any time during the period between the date of this Agreement and the Effective Time, the outstanding Shares (or securities convertible into, or exchangeable or exercisable for, Shares) shall have been changed into a different number of shares or into a different class (including by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or similar transaction, or stock dividend or distribution thereon with a record date during such period), the Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted to reflect such change so as to provide Parent and the holder of Shares (or securities convertible into, or exchangeable or exercisable for, Shares) the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.07 shall be construed to permit the Company to take any action with respect to any Company Securities that is prohibited by the terms of this Agreement.

        SECTION 2.08.    Withholding Rights.     Notwithstanding any provision contained herein to the contrary, each of the Paying Agent, Merger Sub, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the payment of the Merger Consideration and any other amount payable to any Person pursuant to this Agreement any amount that is required to be deducted and withheld under applicable Tax Law. Any amount that is properly deducted and withheld by the Paying Agent, Merger Sub, the Surviving Corporation or Parent, as the case may be, and remitted to the appropriate Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Merger Sub, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

        SECTION 2.09.    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3
THE SURVIVING CORPORATION

        SECTION 3.01.    Certificate of Incorporation.     At the Effective Time, subject to the provisions of Section 7.02, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

        SECTION 3.02.    Bylaws.     The parties hereto shall take all actions necessary so that the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that (a) references to Merger Sub's name shall be replaced with references to the Surviving Corporation's name and (b) the bylaws of the Surviving Corporation will include the provisions in the bylaws of the Company as of the date hereof related to indemnification, advancement of expenses and exculpation from liability, which shall remain effective until thereafter further amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, applicable Law and Section 7.02.

        SECTION 3.03.    Directors and Officers.     The parties hereto shall take all actions necessary so that, from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with certificate of incorporation and bylaws of the Surviving Corporation and applicable Law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

 ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub as set forth in this Article 4, except as expressly disclosed in: (a) the Company SEC Documents filed with or furnished to the SEC and publicly available after January 1, 2019 and prior to the date of this Agreement (other than (i) any information that is contained in the "Risk Factors" or "Note Regarding Forward-Looking Statements" or similar sections of such Company SEC Documents and (ii) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Documents); provided that this clause (a) shall not apply to any of the representations and warranties set forth in Sections 4.01, 4.02, 4.05(a), 4.09, 4.20, 4.21 or 4.22; or (b) the Company Disclosure Schedule.

        SECTION 4.01.    Corporate Existence and Power.     The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designation), bylaws and other organizational documents, each as in effect, of the Company.

        SECTION 4.02.    Corporate Authorization.     (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly and validly authorized by the Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize the consummation of, and to consummate, the transactions contemplated by this Agreement, except, with respect to the Merger, for (i) the adoption of this Agreement by the affirmative vote of the holders of not less than a majority of the outstanding Shares (the "Requisite Company Vote") and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. Other than the Requisite Company Vote, no vote of the holders of any class or series of capital stock or other securities of the Company is necessary to adopt this Agreement or approve or consummate the transactions contemplated hereby (including the Merger). The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally and general principles of equity (the "Enforceability Exceptions").

          (b)   At a meeting duly called and held, the Board of Directors has unanimously (i) determined that this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair to, and in the best interests of, the Company and the holders of the Shares, (ii) approved, adopted and declared advisable this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, in accordance with the requirements of the DGCL, and (iii) resolved to recommend that the Company's stockholders vote to approve the adoption of this Agreement (such recommendation, the "Company Board Recommendation"). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way.

        SECTION 4.03.    Governmental Authorization.

          (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no action by or in respect of, Permit from or filing by or with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of any Antitrust Law, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable U.S. state or federal or any foreign securities laws and the rules and requirements of Nasdaq and Euronext Brussels, and (iv) any actions or filings the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   To the Company's Knowledge, (i) the Company does not produce, design, test, manufacture, fabricate, or develop "critical technologies" as defined pursuant to 31 CFR § 801.204 and (ii) the Company is not a Pilot Program U.S. Business within the meaning of 31 C.F.R. § 801.213.

        SECTION 4.04.    Non-contravention.     The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) subject to the receipt of the Requisite Company Vote, contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any Subsidiary of the Company, (b) assuming compliance with the matters referred to in clauses (i) through (iii) of Section 4.03(a) and subject to the receipt of the Requisite Company Vote, contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (c) assuming compliance with the matters referred to in clauses (i) through (iii) of Section 4.03(a), require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Contract binding on the Company or any of its Subsidiaries or any Permit affecting, or relating in any way to, the assets or business of the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d) inclusive, as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        SECTION 4.05.    Capitalization.     (a) The authorized capital stock of the Company consists solely of (i) 150,000,000 Shares and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Shares"). As of October 8, 2019 (the "Capitalization Date"), there were outstanding (A) 47,096,399 Shares, (B) no Preferred Shares, (C) 6,166,101 Shares reserved for issuance under the Equity Incentive Plans, of which there were outstanding 5,521,391 Shares subject to issuance upon exercise of outstanding Company Stock Options, (D) 194,374 Shares subject to issuance upon settlement of Company RSUs issued under the Equity Incentive Plans, (E) 907,614 Shares reserved for issuance under the ESPP, and (F) rights to purchase a maximum of 21,866 Shares under the Final Offering Period pursuant to the ESPP.

          (b)   All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Employee Plan or Company Security will be, when issued in accordance with the respective terms thereof and in compliance with the terms of this Agreement, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Section 4.05(b) of the Company Disclosure Schedule contains a complete and correct list, as of the Capitalization Date, of each outstanding Company Stock Award, including (1) the name of the holder of such Company Stock Award, (2) the date of grant of such Company Stock Award, (3) the number of Shares subject to such Company Stock Award and (4) where applicable, the exercise price. Each Company Stock Award has been granted in compliance in all material respects with all applicable securities laws or exemptions therefrom and all requirements set forth in the applicable Employee Plan and applicable award agreements. The exercise price of each Company Stock Option is not less than the fair market value (within the meaning of Section 409A of the Code) of a Share on the date of grant of such Company Stock Option and all such Company Stock Options are exempt from Section 409A of the Code. At all times, the ESPP has qualified as an "employee stock purchase plan" under Section 423 of the Code, and all options to purchase shares under the ESPP (now outstanding or previously exercised or forfeited) have satisfied applicable Law, including the requirements of Section 423 of the Code. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued any Shares, or any other capital stock or Company Securities, except upon the exercise of the Company Stock Options or vesting of Company RSUs, in each case outstanding as of the close of business on the Capitalization Date and as disclosed in Section 4.05(b) of the Company Disclosure Schedule.

          (c)   There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in this Section 4.05, there are no other issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, the Company, (ii) securities of the Company convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, the Company or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or ownership interests in, the Company (the items in clauses (i) through (iv), including, for the avoidance of doubt, the Shares, being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any Contract with respect to the voting, registration or transfer of any Company Securities.

          (d)   The Company or another of its Subsidiaries is the record and beneficial owner of all the outstanding shares of capital stock of each Subsidiary of the Company, free and clear of any Lien, other than restrictions arising under any applicable securities Laws, and there are no irrevocable proxies with respect to any such shares

          (e)   None of the Shares or any Company Securities are owned by any Subsidiary of the Company.

        SECTION 4.06.    Subsidiaries.     (a) Each Subsidiary of the Company has been duly organized or incorporated, as applicable, is validly existing and (where applicable) in good standing (where such concept is recognized under applicable Law) under the Laws of its jurisdiction of organization or incorporation, has all organizational powers and all Permits required to carry on its business in the places and in the manner as now conducted, except for those Permits the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.06(a) of the Company Disclosure Schedule sets forth a true, accurate and complete list of the Subsidiaries of the Company, indicating for each such Subsidiary its respective jurisdiction of organization or incorporation, as the case may be. The Company has delivered or made available to Parent a true and correct copy of the applicable organizational documents, each as in effect, of each of the Company's Subsidiaries.

          (b)   All of the outstanding shares, capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized and validly issued, are fully paid up and non-assessable and free of preemptive rights and are owned beneficially and legally, and solely, by the Company, directly or indirectly (through another of the Company's Subsidiaries), free and clear of any Lien (other than restrictions arising under any applicable securities Laws). There are no issued, reserved for issuance or outstanding (i) shares or other securities of the Company or any of its Subsidiaries convertible into, or exchangeable or exercisable for, shares, capital stock or other voting securities of, or ownership or economic interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares, capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any shares, capital stock or other voting securities of, or ownership or economic interests in, any Subsidiary of the Company or (iii) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share, capital stock or other voting security of, or ownership interest in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the "Company Subsidiary Securities"). Except for the shares, capital stock or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any shares, capital stock or other voting securities of, or ownership interests in, any Person. All dividends or distributions declared, made or paid by the Subsidiaries of the Company have been declared, made or paid in accordance with the applicable Subsidiary's constitutional documents, all applicable Law and any agreements or arrangements made with any Third Party regulating the payment of dividends and distributions. No Company Subsidiary Securities have been issued and no transfer of any such shares has been registered (where applicable), except in accordance with all applicable Laws and the organizational documents of the relevant Subsidiary of the Company, and all transfers have been duly stamped (where applicable).

        SECTION 4.07.    SEC Filings and the Sarbanes-Oxley Act.     (a) Since January 1, 2017, the Company has timely filed with or furnished to the SEC, and made available to Parent, all reports, schedules, forms, statements, certifications, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company (collectively, together with any exhibits and schedules thereto and other information incorporated or otherwise hyperlinked therein, the "Company SEC Documents"). As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents. No Subsidiary of the Company is, or at any time has been, required to file any reports, schedules, forms, statements or other documents with the SEC or similar foreign Governmental Authority.

          (b)   As of its filing date (and as of the date of any amendment), each Company SEC Document complied as to form in all material respects with the applicable requirements of Nasdaq, the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be.

          (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d)   Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e)   The Company and its Subsidiaries have established and maintain disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 under the 1934 Act) as required by Rule 13a-15 under the 1934 Act, as applicable. Such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. To the Knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and principal financial officer to material information required to be included in the Company's periodic and current reports required under the 1934 Act. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

          (f)    The Company and its Subsidiaries have established and maintain a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company's auditors and audit committee (i) any material deficiencies or weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a role in internal controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company's auditors and audit committee since January 1, 2017.

          (g)   No securitization transactions or other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) exist or have been effected by the Company or its Subsidiaries since January 1, 2017.

          (h)   The Company has complied with and is in compliance in all material respects with all applicable listing and corporate governance rules, regulations and requirements of Nasdaq, and is in compliance in all material respects with all rules, regulations and requirements of the SEC and with the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of the Company.

          (i)    Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and the statements contained in any such certifications are complete and correct as of their respective dates in all material respects.

          (j)    There are no Contracts between the Company or any of its Subsidiaries, on the one hand, and any other Person (other than the Company and its Subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K that are not appropriately disclosed in the Company SEC Documents.

        SECTION 4.08.    Financial Statements.     The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (a) as of their respective dates of filing with the SEC complied as to form in all material respects with the rules and regulations of the SEC with respect thereto and (b) fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be expressly indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements which are not material in the aggregate). The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP.

        SECTION 4.09.    Information in the Proxy Statement.     (a) The information to be contained in, or incorporated by reference in, the Proxy Statement (or any amendment or supplement thereto) will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Company's stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders' Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply in all material respects as to form with the requirements of the 1934 Act and the rules and regulations promulgated thereunder, and any other applicable Law.

          (b)   Notwithstanding the foregoing in this Section 4.09, the Company makes no representation with respect to statements made or incorporated by reference in the Proxy Statement (or any amendment or supplement thereto) based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.

        SECTION 4.10.    Absence of Certain Changes.     Since the Company Balance Sheet Date, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and (b) there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect that is continuing.

        SECTION 4.11.    No Undisclosed Material Liabilities.     There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known, unknown, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and reserved for in the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2019 and the footnotes thereto set forth in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2019, (b) liabilities or obligations arising out of or in connection with this Agreement and the transactions contemplated hereby and (c) liabilities or obligations (including liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2019) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        SECTION 4.12.    Compliance with Laws, Permits and Court Orders.     (a) Except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries, is, and since January 1, 2017 has been, in material compliance with all applicable Laws. Since January 1, 2017, none of the Company or its Subsidiaries has received written or, to the Company's Knowledge, oral notice of or, to the Knowledge of the Company, is under investigation with respect to, any violation of any applicable Law. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   In the past five (5) years, none of the Company or any of its Subsidiaries, or, to the Company's Knowledge, any of their respective directors, officers, consultants, agents or other Persons, in each case, acting for or on their behalf, has taken any action that would result in a violation by such Person of (i) the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff) (the "FCPA") or any other anti-corruption or anti-bribery applicable Law, (ii) any economic sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control, the U.S. Department of State, Her Majesty's Treasury or any applicable prohibited party list maintained by any U.S. Governmental Authority, the European Union or Her Majesty's Treasury (collectively, "Sanctions") and (iii) any applicable Law relating to export controls. The Company has conducted its business in compliance with the FCPA (and any state or foreign equivalents) and any other anti-corruption applicable Law (including the U.S. federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the U.S. False Claims Act (31 U.S.C. § 3729 et seq.), and any state or foreign equivalents), Sanctions and applicable Laws relating to export controls, except where such failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has instituted and maintained policies and procedures reasonably designed to promote and ensure compliance with all such laws described in the prior sentence.

          (c)   None of the Company or any of its Subsidiaries or, to the Company's Knowledge, any of their respective directors, officers, consultants, agents or other Persons, in each case, acting for or on their behalf, is a Person that is, or is owned or controlled by Persons that are (i) the subject of any Sanctions or (ii) located, organized or resident in a country or region that is the subject of Sanctions.

          (d)   The Company and its Subsidiaries hold all material Permits necessary or advisable to conduct their respective businesses in the places and in such manner in which such businesses are currently being conducted, and: (i) such Permits are valid and in full force and effect and are not subject to any pending or, to the Knowledge of the Company, threatened Action by any Governmental Authority to suspend, cancel, modify, terminate or revoke any such Permit; (ii) the Company and each of its Subsidiaries are in compliance with the terms and requirements of such Permits; and (iii) the Company and each of its Subsidiaries is not in default under, and, to the Company's Knowledge, no condition exists that with notice or lapse of time or both would constitute a material default under or would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of, any such Permit, except, in each case of clauses (i) through (iii) inclusive, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        SECTION 4.13.    Litigation.     As of the date hereof, there is no Action pending against or, to the Knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened Actions, would be before) or by any Governmental Authority or arbitrator, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        SECTION 4.14.    Properties.     (a) The Company and its Subsidiaries have good title to, or good and valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and in compliance with this Agreement, in each case free and clear of all Liens (other than Permitted Liens).

          (b)   Except as has not been, and would not reasonably be expected to be, material to the business of the Company, each Lease is valid and in full force and effect. Section 4.14(b) of the Company Disclosure Schedule sets forth a complete and correct list of all Leases, including all material modifications, amendments, supplements, waivers and side letters thereto, in each case identifying the tenant or lessee and the landlord or lessor under each such Lease and the address of the real property associated with such Lease (such property, together with all rights, title and interest of the Company or any Subsidiary in and to leasehold improvements relating thereto, including security deposits, reserves or prepaid rents paid in connection therewith, collectively, the "Leased Real Property"). Except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the performance by the Company of this Agreement and the transactions contemplated hereby will not result in the termination of, or in any increase of any material amounts payable under, any Lease or will require the consent or approval from any party to any such Lease and (ii) the Company or its applicable Subsidiary enjoys peaceful and undisturbed possession of the Leased Real Property. Neither the Company nor any of its Subsidiaries owns or has ever owned any interest in real property.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the plants, buildings, structures, equipment and tangible personal property owned, leased, licensed or otherwise used or held for use by the Company or any of its Subsidiaries have no material defects and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), and the fixtures and improvements on the Leased Real Property are suitable for the current operation of the business of the Company and its Subsidiaries, and (ii) to the Company's Knowledge, all improvements and other equipment used in connection with the business of the Company and its Subsidiaries is located entirely on the Leased Real Property. To the Company's Knowledge, the Leased Real Property and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under any applicable building, zoning, subdivision or similar Law applicable to the Leased Real Property, or under the applicable Lease. To the Knowledge of the Company, the current use of the Leased Real Property and all parts thereof as aforesaid does not violate any restrictive covenant affecting the Leased Real Property. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has received any notice of any pending or threatened condemnation Action with respect to any of the real property it leases, licenses or otherwise occupies, and neither the whole or any material portion of the Leased Real Property has been damaged or destroyed by fire or other casualty, which damage remains unrepaired. No Person leases, subleases, licenses or otherwise has the right to use or occupy any of the Leased Real Property other than the Company or any Subsidiary of the Company.

        SECTION 4.15.    Intellectual Property.     (a) Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete list of all registrations and applications for registration included in the Owned Intellectual Property Rights, specifying as to each such item, as applicable (i) the owner (or the co-owners) thereof, (ii) the jurisdiction (foreign and domestic) in which such item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of such item, and (iv) the date of application and issuance or registration of such item.

          (b)   The Company and its Subsidiaries are the sole, exclusive and record owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights, free and clear of any Lien except for Permitted Liens. The Company Intellectual Property constitutes all of the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Company and its Subsidiaries as currently conducted. There exist no material restrictions on the disclosure, use, license or transfer of the Company Intellectual Property Rights, except as provided by the terms of the Contracts set forth on Section 4.19(a) of the Company Disclosure Schedule. The Company or one of its Subsidiaries, as applicable, has a valid license or sublicense to use the Licensed Intellectual Property Rights in connection with the operation of its business as currently conducted and contemplated to be conducted, subject only to the terms of the Contracts contemplated by Section 4.19(a) and the Incidental Licenses. The consummation of the transactions contemplated by this Agreement will not (i) alter, encumber, impair or extinguish any rights of the Company or its Subsidiaries under any Company Intellectual Property, (ii) impair the right of Parent to develop, use, sell, license or dispose of, or to bring any Action for the infringement of, any Owned Intellectual Property Rights or, to the extent such rights thereunder are currently held by the Company or any of its Subsidiaries, any Licensed Intellectual Property Rights, or (iii) through the operation of any Contracts to which the Company or any of its Subsidiaries is a party or otherwise bound, encumber any of the Company Intellectual Property.

          (c)   Except pursuant to the terms of the Contracts set forth on Section 4.19(a)(ii)(B) of the Company Disclosure Schedule and the Incidental Licenses, neither the Company nor any of its Subsidiaries has granted any license with respect to, or authorized the retention of any rights in, any Owned Intellectual Property Rights. Notwithstanding the foregoing, the Company has not granted any exclusive license with respect to, or authorized the retention of any exclusive rights in, any Owned Intellectual Property Rights, other than pursuant to the Contracts set forth on Section 4.15(c) of the Company Disclosure Schedule.

          (d)   No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Company Intellectual Property, except for use of facilities or personnel that does not result in such Governmental Authority or educational institution obtaining ownership of, or use rights to, such Company Intellectual Property, and does not require or otherwise obligate the Company or any of its Subsidiaries to grant or offer to any such Governmental Authority or educational institution any license or other right to such Company Intellectual Property. To the Knowledge of the Company, no current or former Service Provider who contributed to the creation or development of the Owned Intellectual Property Rights has performed services for a Governmental Authority or any university, college, research institute or other educational institution related to the Company's business as presently conducted during a period of time during which such Service Provider was also performing services for the Company or any of its Subsidiaries.

          (e)   All necessary registration, maintenance, and renewal fees due in connection with the prosecution and maintenance of applications or registrations for the Owned Intellectual Property Rights have been timely paid, except for such fees pertaining to applications or registrations which the Company has decided in its good faith business judgment not to pay because the applications or registrations are no longer economically justifiable or needed for the conduct of the business. All necessary documents, recordations, and certificates in connection with the applications or registrations for the Owned Intellectual Property Rights have been filed with the relevant Patent, Copyright, Trademark, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Owned Intellectual Property Rights registered in such jurisdictions, except for such applications or registrations which the Company has decided in its good faith business judgment to withdraw, abandon, or allow to lapse, in each case because they are no longer economically justifiable or needed for the conduct of the business. There are no actions that must be taken by the Company or any of its Subsidiaries within ninety (90) days of the Closing Date that, if not taken, will result in the loss of any of the Owned Intellectual Property Rights, including the payment of any registration, maintenance, or renewal fees or the filing of any responses to U.S. Patent and Trademark Office (or equivalent authority) actions, documents, applications, or certificates for the purposes of obtaining, maintaining, perfecting, or preserving or renewing any of the Owned Intellectual Property Rights, except for such Owned Intellectual Property Rights which the Company has decided in its good faith business judgment are no longer economically justifiable or needed for the conduct of the business.

          (f)    To the Knowledge of the Company, there is no, and since January 1, 2017 there has been no, Action pending against, or threatened against or affecting, the Company or any of its Subsidiaries, or affecting the conduct of the respective businesses of the Company or any of its Subsidiaries as presently conducted (including the Exploitation of any Company Product) (i) based upon, or challenging or seeking to deny or restrict, any right of the Company or any of its Subsidiaries in any of the Company Intellectual Property, or (ii) alleging that any of the Company Intellectual Property is invalid or unenforceable. To the Knowledge of the Company, there is no information, materials, facts, or circumstances that would render any of the Owned Intellectual Property Rights invalid or unenforceable or would adversely affect any pending application for any of the Owned Intellectual Property Rights. To the Knowledge of the Company, it has not misrepresented, or failed to disclose, and there are no misrepresentations of or failure to disclose, any fact or circumstance in any application for any Owned Intellectual Property Rights that would constitute fraud, inequitable conduct, or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any such Owned Intellectual Property Rights.

          (g)   None of the Company or any of its Subsidiaries has infringed, contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right of any Person, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no, and since January 1, 2017, there has been no, Action pending against or, to the Knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries, or affecting the conduct of the respective businesses of the Company or any of its Subsidiaries as presently conducted (including the research, development, manufacture, marketing, promotion, offering for sale, sale or other commercialization, shipment, import, export or distribution, as applicable, of any Company Product) (i) alleging that the use of any of the Company Intellectual Property or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe, contribute to the infringement of, or otherwise violate any Intellectual Property Right of any Person or (ii) alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person. Since January 1, 2017, neither the Company nor any of its Subsidiaries has received from any Person any offer to license any Intellectual Property Rights of such Person in connection with any actual or threatened claim of infringement, misappropriation or other violation of any such Intellectual Property Rights.

          (h)   None of the Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, or in the case of pending Patent applications included in the Owned Intellectual Property Rights, have been the subject of a final and unappealable finding of unpatentability. All issued Patents, registered Trademarks and registered Copyrights included in the Owned Intellectual Property Rights are, to the Knowledge of the Company, valid, enforceable, in full force and effect and subsisting in all material respects.

          (i)    To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or any Intellectual Property Right exclusively licensed to the Company or any of its Subsidiaries, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (j)    The Company and its Subsidiaries have taken commercially reasonable actions in accordance with current industry practice to maintain the confidentiality of all Intellectual Property Rights of the Company or any of its Subsidiaries, the value of which to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof (including any Trade Secrets owned, used or held for use by the Company or any of its Subsidiaries), and no such confidential Intellectual Property Rights have been disclosed, and access to such Intellectual Property Rights has not been provided to any Person, other than to employees, Independent Contractors, Service Providers, representatives and agents of the Company or any of its Subsidiaries, and Third Parties who had a need to know such information, all of whom are bound by written confidentiality agreements that protect such Intellectual Property Rights. To the Knowledge of the Company, no Service Provider or agent of the Company or any of its Subsidiaries is in default or breach of any confidentiality or non-disclosure agreement, or any confidentiality provisions of any employment agreement or other such agreement, with the Company or such Subsidiary relating to the protection, ownership, development, use, or transfer of any Intellectual Property Rights of the Company or any of its Subsidiaries.

          (k)   To the extent that any Intellectual Property Right has been developed or created by a Third Party (including any current or former Service Provider) for the Company or any of its Subsidiaries, the Company or one of its Subsidiaries, as the case may be, has a written agreement with such Third Party with respect thereto pursuant to which such Person has agreed to hold all Intellectual Property Rights in confidence, and the Company or one of its Subsidiaries thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a valid and unrestricted right to Exploit, sufficient for the conduct of its business as currently conducted or disclosed in the Company SEC Documents as being proposed to be conducted, such Intellectual Property Right. In each case where the Company or any of its Subsidiaries has acquired any Intellectual Property Rights from any Person (including any Service Provider), the Company or such Subsidiary obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property Rights to the Company or such Subsidiary, and the Company or such Subsidiary has recorded each such assignment with the U.S. Patent and Trademark Office or its respective equivalents in any relevant foreign jurisdiction.

          (l)    Following the Closing, the Surviving Corporation will have all of the rights of the Company under the Company Intellectual Property, to the same extent that the Company would have had if the Merger had not occurred, and without the payment of any additional amounts or consideration other than ongoing fees, royalties, or payments that the Company would otherwise be required to pay.

          (m)  The IT Assets operate and perform in a manner that permits the Company and its Subsidiaries to conduct their respective businesses as currently conducted in all material respects and, to the Knowledge of the Company, no Person has gained unauthorized access to the IT Assets. The Company and each of its Subsidiaries take commercially reasonable actions in accordance with current industry practice to protect the confidentiality, integrity and security of the material IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable (i) data backup, (ii) disaster avoidance and recovery procedures and (iii) business continuity procedures, in each case consistent with current industry practices. Since January 1, 2017, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries have experienced any cybersecurity incidents, or unauthorized use, access, intrusion or theft, and there have been no outages of, or disruptions to, the Company's or any of its Subsidiaries', IT Assets that have materially and adversely affected the operation of the business of the Company and its Subsidiaries.

          (n)   Since January 1, 2017, the Company and its Subsidiaries have complied in all material respects with (i) all applicable Laws relating to privacy, data protection and the collection and use of personal information gathered or accessed by the Company or its Subsidiaries in the course of the operations of the Company and its Subsidiaries and (ii) all published rules, policies and procedures established by the Company or any of its Subsidiaries with respect to the foregoing. Since January 1, 2017, the Company has not received written notice, and is not otherwise aware of, any claims that have been asserted or threatened against the Company or any of its Subsidiaries by any Person alleging a violation of such Person's privacy, personal information, confidentiality or other sensitive or protected data or rights under any applicable Laws. To the Knowledge of the Company, there have been no material security breaches in the information technology systems used by or on behalf of the Company or its Subsidiaries.

        SECTION 4.16.    Taxes.

          (a)   Except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  All Tax Returns required by Tax Law to be filed with any Taxing Authority by the Company and each of its Subsidiaries have been timely filed in accordance with applicable Tax Laws. All Tax Returns filed by the Company or any of its Subsidiaries are true, correct and complete in all respects. No extension or waiver of the statute of limitations with respect to the time to assess Taxes of the Company or any of its Subsidiaries has been granted, which grant remains in effect, or has been requested where such request remains currently pending.

             (ii)  No claim has been made by any Taxing Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file a Tax Return to the effect that the Company or the relevant Subsidiary, as applicable, is or may be subject to Taxation by, or required to file any Tax Return in, such jurisdiction.

            (iii)  All Taxes due and payable by the Company and each of its Subsidiaries have been timely paid in full or are being contested in good faith by adequate proceedings (and with respect to which an adequate accrual has been reserved for on the books of the Company or the applicable Subsidiary in accordance with GAAP). The Company and each of its Subsidiaries has properly withheld, and paid over to the appropriate Taxing Authority, all amounts of Tax required to be withheld from any payment (including any dividend, royalty or interest payment) to any Company Employee, Independent Contractor, creditor, stockholder, vendor or other Person and has complied with all record keeping and information reporting obligation under applicable Tax Law in connection therewith.

            (iv)  There is no Action (including any refund litigation, deficiency, proposed adjustment or other matter in controversy) now pending or, to the Knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any amount of Taxes or any Tax Return.

             (v)  Any deficiency of Taxes in respect of the Company or any of its Subsidiaries that has been asserted as a result of any pending or completed audit or examination by any Taxing Authority has been timely paid, or is being contested in good faith and has been reserved for on the books of the Company or other applicable Subsidiary.

            (vi)  Neither the Company nor any of its Subsidiaries has entered into, or participated in, any reportable transaction within the meaning of Section 6707A(c)(1) of the Code or any corresponding or similar provision of state, local or foreign applicable Law.

           (vii)  None of the Company or any of its Subsidiaries is maintaining a permanent establishment (within the meaning of any applicable Tax treaty or convention) or an office or fixed place of business in a country other than the country in which it is organized.

          (viii)  Neither the Company nor any of its Subsidiaries (A) is or has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent, (B) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign applicable Law) or as transferee or successor, or (C) has any liability or potential liability to another Person under any Tax Sharing Agreement.

            (ix)  Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or to exclude any item of deductions from, taxable income from any Tax period (or portion thereof) ending after the Closing as a result of any (A) change in method of accounting for a Tax period (or portion thereof) ending prior to the Closing, (B) closing agreement as described in Section 7121 of the Code executed prior to the Closing, (C) election under Section 108(i) of the Code, (D) installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, or cash method of accounting adopted, in each case, used prior to the Closing, (E) open transaction disposition entered into prior to Closing, (F) prepaid amount received prior to Closing, (G) excess loss account in existence at Closing, (H) gain recognition agreement (within the meaning of Treasury Regulations Section 1.367-8) entered into before Closing, (I) dual consolidated loss arising prior to the Closing, or (J) any comparable provisions of foreign, supranational, state or local Tax Law. Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code to pay the net Tax liability under Section 965 of the Code in installments.

          (b)   Section 4.16(b) of the Company Disclosure Schedule contains a complete and correct list of all foreign jurisdictions in which the Company or any of its Subsidiaries currently files income Tax Returns.

          (c)   There are no material Liens in respect of Taxes with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

          (d)   Neither the Company nor any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code or any material closing agreement under any similar provision of state, local or foreign applicable Law. There is no request for a private letter ruling, technical advice memorandum or similar document with respect to the Company or any Subsidiary now pending with the IRS. The Company has made available to Parent accurate and complete copies of all private letter rulings, technical advice memoranda and similar documents received by the Company or any of its Subsidiaries from the IRS since their respective formation.

          (e)   None of the Company or any of its Subsidiaries (i) was a distributing corporation or a controlled corporation in any transaction intended to qualify under Section 355 of the Code in the two (2) year period ending on the date of this Agreement, (ii) is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A) of the Code, (iii) is or has ever been a surrogate foreign corporation as described in Section 7874(b) of the Code or (iv) owns stock in a corporation with respect to which the Company or any of its Subsidiaries maintains a positive balance in its extraordinary disposition account within the meaning of Section 1.245A-5T(c)(3) of the Treasury Regulations.

          (f)    For purposes of this Section 4.16, all representations and warranties made with respect to the Company or any of its Subsidiaries are, to the extent the Company or its Subsidiaries are liable for such Taxes, equally made with respect to any of their respective predecessors.

        SECTION 4.17.    Employee Benefit Plans; Labor Matters.     (a) Section 4.17(a) of the Company Disclosure Schedule lists each material Employee Plan, including any (i) Employment Agreement with a Service Provider (other than Employment Agreements terminable at-will without the payment of severance or provision of prior notice) and (ii) any Employee Plan providing any retention, change in control or other similar benefits or payments. The Company has furnished to Parent with respect to each Employee Plan required to be listed on Section 4.17(a) of the Company Disclosure Schedule, (A) a copy thereof (or a description, if such plan is not written) and all amendments thereto, (B) the most recent summary plan description and summary of material modifications thereto, (C) the most recently filed IRS Form 5500 and accompanying schedules and attachments thereto for each Employee Plan required to file IRS Forms 5500, (D) the most recently prepared actuarial reports and financial statements, (E) all material, non-routine correspondence relating thereto received from or provided to the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Authority during the past three years, (F) all material, non-routine correspondence with any Company Employee regarding any Employee Plan, and (G) the most recent IRS determination, notification, or opinion letter, if any, received with respect to any applicable Employee Plan. No Employee Plans cover Service Providers whose work location is outside the United States.

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, no current Company Employee or Independent Contractor is a party to, or is otherwise bound in any way by, any Contract that would reasonably be expected to interfere with the performance of such Person's duties to the Company or its Subsidiaries.

          (c)   The Company has made available to Parent a true and complete list in all material respects (the "Employee Schedule") that sets forth, as of October 9, 2019, for each Company Employee, each such Company Employee's employee identification number, job title, base salary or wage rate, target annual bonus opportunity, whether part-time or full-time and status as exempt or non-exempt under the Fair Labor Standards Act. The United States is the principal place of employment or engagement for each Company Employee and Independent Contractor.

          (d)   Neither the Company nor any of its ERISA Affiliates sponsors, maintains, administers or contributes to (or has any obligation to contribute to) or has any direct or indirect liability with respect to: (i) a "defined benefit plan" (as defined in Section 3(35) of ERISA); (ii) a "multiemployer plan" (as defined in Sections 4001(a)(3) and 3(37)(A) of ERISA); (iii) a pension plan subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code; (iv) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA or applicable state Law); or (v) a "multiple employer plan" (as defined in Section 413(c) of the Code).

          (e)   Each Employee Plan that is intended to be qualified under Section 401(a) of the Code (i) is so qualified, and no event has occurred since the date of such determination that would reasonably be expected to result in the loss of such qualification and (ii) is subject to a currently effective determination letter, or opinion letter on which the Company or applicable Subsidiary that is the plan sponsor is entitled to rely, from the IRS.

          (f)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Employee Plan has been established, maintained, funded and administered in compliance with its terms and with all applicable Law, including ERISA and the Code, (ii) no Action (other than routine claims for benefits) is pending against or, to the Company's Knowledge, is threatened against any Employee Plan, (iii) all returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all

  Employee Plans have been timely filed or delivered and (iv) neither the Company nor any of its ERISA Affiliates nor, to the Knowledge of the Company, any of their directors, officers, employees or agents, nor any fiduciary, trustee or administrator of any Employee Plan or trust created under any Employee Plan, has engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA.

          (g)   No asset of any Employee Plan intended to be qualified under Section 401(a) of the Code consists of employer securities (within the meaning of Section 407(d)(1) of ERISA).

          (h)   No Employee Plan provides or promises, and neither the Company nor any of its Subsidiaries have promised to provide in the future, any post-employment health, medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than (i) as required by applicable Law, (ii) coverage through the end of the month of employment termination in accordance with the terms of the Employee Plan or (iii) under an Employment Agreement or separation agreement made available to Parent).

          (i)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all contributions, premiums and payments that are due have been made for each Employee Plan within the time periods prescribed by the terms of such plan and applicable Law, and all contributions, premiums and payments for any period ending on or before the Effective Time that are not due are properly accrued to the extent required to be accrued under GAAP.

          (j)    Except as expressly required under this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan, (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent or any of its Affiliates, to merge, amend or terminate any Employee Plan or (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment," as defined in Section 280G(b)(1) of the Code (without regard to subsection (b)(4) thereof).

          (k)   Each Employee Plan which is a "nonqualified deferred compensation plan" subject to Section 409A of the Code has been established and operated in compliance with Section 409A of the Code in all material respects. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code.

          (l)    Neither the Company nor any of its Subsidiaries is, nor has it been since January 1, 2017, a party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement, and there is no, and, since January 1, 2017, there has not been any, material organizational campaign, petition or other unionization activity pending, or to the Knowledge of the Company, threatened, seeking recognition of a collective bargaining unit relating to any Company Employee.

          (m)  As of the date hereof, there are no material unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority. There is no, and since January 1, 2017, there has not been, any labor strike, slowdown, stoppage, picketing, material interruption of work or lockout pending against the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, is any such action threatened.

          (n)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws relating to labor and employment, including (i) those relating to labor management relations, wages, hours, overtime, employee classification, equal opportunity, discrimination, sexual harassment, disability accommodation, protected leave, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, wage payment, the payment and withholding of Taxes and workers compensation and (ii) the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law.

          (o)   To the Company's Knowledge, in the last three (3) years ending on the date hereof, (i) no allegations of sexual harassment have been made against any former or current executive officer of the Company or any of its Subsidiaries and (ii) the Company and its Subsidiaries have not entered into any settlement agreements related to allegations of sexual harassment by a Service Provider.

        SECTION 4.18.    Environmental Matters.     (a) No written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Action or review is pending or, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to the Company or any of its Subsidiaries and relating to or arising out of any Environmental Law that would reasonably be expected to result in material liabilities or obligations to the Company. The Company and its Subsidiaries are and have for the past five years been in compliance in all material respects with all Environmental Laws and all Environmental Permits. To the Knowledge of the Company, there has been no material release of any Hazardous Substance at, from, in, on, under, to or about any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or by any predecessors of the Company or any of its Subsidiaries. There are no material liabilities or obligations of the Company or any of its Subsidiaries arising under or relating to any Environmental Law or any Hazardous Substance and there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such material liability or obligation.

          (b)   Neither the execution of this Agreement by the Company nor the consummation by the Company of the Merger will require any material investigation, remediation or other action with respect to any Hazardous Substance, or any notice to or consent of any Governmental Authority, pursuant to any applicable Environmental Law.

        SECTION 4.19.    Material Contracts.     (a) Section 4.19(a) of the Company Disclosure Schedule contains an accurate and complete list of the following Contracts to which the Company or any of its Subsidiaries is a party or by which such Person is, or any of its properties or assets are, bound as of the date hereof (each such Contract required to be listed on Section 4.19(a) of the Company Disclosure Schedule, whether or not so listed, a "Material Contract"):

              (i)  any Contract (A) relating to the supply or manufacturing of any Company Product, (B) under which clinical or non-clinical data is generated that would need to be included in any Regulatory Approval (or filing or application therefor) in respect of a Company Product or (C) relating to any other partnership, joint venture, strategic alliance, collaboration, material research and development project or other similar arrangement;

             (ii)  any Contract (excluding Incidental Licenses) pursuant to which the Company or any of its Subsidiaries (A) obtains the right to use, or a covenant not to be sued under, any Intellectual Property Right or (B) grants the right to use, or a covenant not to be sued under, any Intellectual Property Right;

            (iii)  any Contract with any Governmental Authority;

            (iv)  any stockholders', investor rights, registration rights, tax receivables or similar or related Contract or arrangement, or any Contract or arrangement relating to the exercise of any voting rights in respect of any Company Securities;

             (v)  any Contract containing "most favored nation" or similar preferential pricing provisions, any exclusive dealing arrangement or any arrangement that grants any right of first refusal, first offer, first negotiation or similar preferential right;

            (vi)  any Contract that obligates the Company (together with its Subsidiaries) to make aggregate payments in excess of (A) $250,000 in the current or any future calendar year or (B) $500,000 in the aggregate;

           (vii)  any Contract (A) for the disposition of all, or any significant portion of, the assets (including any Intellectual Property Rights) or business of the Company or any of its Subsidiaries, (B) for the acquisition of, directly or indirectly, a material portion of the assets (including any Intellectual Property Rights) or business of any other Person (whether by merger, sale of stock or assets or otherwise) or (C) related to any acquisition or divestiture and that contains continuing representations, covenants, indemnities or other obligations (including "earn out" or other contingent payment obligations);

          (viii)  any Contract pursuant to which the Company or any of its Subsidiaries has continuing obligations or interests involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or any other material contingent payment obligations, in each case that is not terminable by the Company or its Subsidiaries without penalty without more than sixty (60) days' notice;

            (ix)  any lease, sublease or other agreement under which the Company or any of its Subsidiaries leases, subleases or licenses any real property (whether as lessor or lessee) (each, a "Lease");

             (x)  any indemnification agreements between (A) the Company or any of its Subsidiaries and any Indemnified Person or (B) any Indemnified Person and the relevant corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise in respect of which such Indemnified Person serves or has served;

            (xi)  any Contract relating to indebtedness for borrowed money, any guarantees thereof or the granting of Liens over the property or assets of the Company or any of its Subsidiaries;

           (xii)  any Contract relating to any loan or other extension of credit made by the Company or any of its Subsidiaries;

          (xiii)  any Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries) to (A) sell any products or services of or to any other Person or in any geographic region, (B) engage in any line of business or (C) compete with or to obtain products or services from any Person, or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries); and

          (xiv)  (A) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K) or (B) any other Contract that is material to the Company and its Subsidiaries, taken as a whole, in each case ((A) and (B)) other than any Employment

    Agreements, Employee Plans and Contracts described in any of the foregoing clauses of this Section 4.19(a).

          (b)   The Company has made available to Parent prior to the date hereof a true and complete copy of each Material Contract. Except as has not been, and would not reasonably be expected to be, material to the business of the Company, each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company or its applicable Subsidiary party thereto, subject to the Enforceability Exceptions. Except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any other party to a Material Contract, has breached or violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach or a default under the provisions of such Material Contract, and (ii) neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract.

        SECTION 4.20.    Finders' Fees.     Except for Centerview Partners LLC (the "Financial Advisor"), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with any of the transactions contemplated by this Agreement.

        SECTION 4.21.    Opinion of Financial Advisor.     The Board of Directors has received the opinion of the Financial Advisor, as financial advisor to the Company, that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, qualifications and limitations and other matters set forth therein, the Merger Consideration to be paid to holders of the Shares (other than (a) Shares in respect of which the holders thereof are entitled to appraisal rights in accordance with Section 2.04, (b) Shares that are canceled in accordance with Section 2.02(b) and (c) any Shares held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall deliver a correct and complete copy of such written opinion of the Financial Advisor to Parent solely for informational purposes promptly after receipt thereof by the Company.

        SECTION 4.22.    Antitakeover Statutes.     Assuming that the representations of Parent and Merger Sub contained in Section 5.08 are true, accurate and complete, (a) the Board of Directors has taken all action necessary to exempt the Merger, the execution, delivery and performance of this Agreement and the Voting Agreement, and the consummation of the transactions contemplated hereby or thereby from the restrictions on business combinations set forth in Section 203 of the DGCL and (b) no other "control share acquisition," "fair price," "moratorium" or other antitakeover laws enacted under U.S. state or federal laws apply to this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby. There is no stockholder rights plan, "poison pill" or similar device in effect to which the Company or any of its Subsidiaries is subject, party or otherwise bound.

        SECTION 4.23.    Regulatory Matters.     (a) Since January 1, 2017, all Company Products have been and are being researched, developed, tested, manufactured, labeled, distributed, shipped, imported, exported or otherwise Exploited in compliance, in all material respects, with all applicable Laws, including applicable requirements under the FDCA, FDA regulations promulgated thereunder, including those relating to drug and device research and development, device design, testing, manufacture, labeling, distribution, import, export, advertising and promotion, recordkeeping and filing of reports, Good Manufacturing Practice, Good Laboratory Practice and Good Clinical Practice, or any comparable state and foreign applicable Laws, in each case, as applicable.

          (b)   Neither the Company nor any of its Subsidiaries, nor to the Company's Knowledge, any Third Parties acting on behalf of the Company or any of its Subsidiaries, has received any written or, to the Company's Knowledge, oral notice or other written communication from the FDA or any other Governmental Authority, or any Review Board, alleging any material violation of any applicable Law relating solely to any Exploitation activity of a Company Product, including any failure to maintain systems and programs adequate to ensure compliance with any applicable Law related to Company Product quality, including, as applicable, Good Manufacturing Practice, Good Laboratory Practice and Good Clinical Practice, by the Company, any of its Subsidiaries, or any Third Party acting on behalf of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries, nor any Third Parties acting on behalf of the Company or any of its Subsidiaries (but solely to the extent related to any Exploitation activity of a Company Product), has received any (i) warning letters or untitled letters, or (ii) notices of enforcement action or other documents issued by or, to the Company's Knowledge, oral communications from the FDA or any other Governmental Authority, or any Review Board, that allege material noncompliance with any applicable Law by the Company or any of its Subsidiaries, or by Persons who are otherwise performing services for the benefit of the Company or any of its Subsidiaries.

          (c)   All animal studies or other preclinical tests performed in connection with or as the basis for any submission to the FDA or other comparable Governmental Authority, filed under an Investigational New Drug Application ("IND"), Clinical Trial Application ("CTA") or other foreign equivalent or that the Company or any of its Subsidiaries anticipates will be submitted to the FDA or other comparable Governmental Authority in support of any clinical investigation of any Company Product either (i) have been or are being conducted in accordance, in all material respects, with applicable Good Laboratory Practice, or (ii) involved experimental research techniques that were not required by applicable Law to be performed in accordance with Good Laboratory Practice and have otherwise complied in all material respects with applicable Law.

          (d)   All human clinical trials conducted by the Company or any of its Subsidiaries or, to the Company's Knowledge, any Third Party on behalf of the Company or any of its Subsidiaries, wherever conducted in any jurisdiction inside or outside the United States, have been and are being conducted in compliance in all material respects with all applicable Laws, including, (i) for those human clinical trials subject to the FDA's Good Clinical Practice requirements, those rules and regulations governing "Informed Consent" and "Institutional Review Boards," as those terms are defined by the FDA, and (ii) for those human clinical trials that are also subject to other Laws of other territories, the applicable Laws relating to clinical trials or the protection of human subjects of those territories.

          (e)   No human clinical trial conducted or sponsored by or on behalf of the Company or any of its Subsidiaries, or to the Company's Knowledge, by a Third Party on behalf of the Company or any of its Subsidiaries concerning a Company Product has been terminated or suspended by the FDA or any other applicable Governmental Authority or any Review Board, and to the Company's Knowledge, neither the FDA or any other applicable Governmental Authority nor any Review Board has commenced or threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay, suspend, materially modify, or materially restrict, any previous, proposed or ongoing clinical trial conducted or proposed to be conducted by or on behalf of the Company or any of its Subsidiaries.

          (f)    There is not and since January 1, 2017, there has not been, and to the Company's Knowledge, there is no threat by any Governmental Authority or clinical investigators of, any return or defect of any Company Product proposed to be used during a clinical investigation, nor has the Company issued any replacements, safety alerts or any other written notice to an investigator or Governmental Authority asserting potential lack of safety or regulatory compliance with respect to any Company Product used in or to be used during a clinical investigation, and to the Company's Knowledge, there are no facts that would be reasonably likely to result in the foregoing or a termination or suspension of developing and testing of any such Company Product.

          (g)   To the extent required by applicable Laws, all clinical trials conducted by or on behalf of the Company or any of its Subsidiaries and the results of all such clinical trials have been registered and disclosed in accordance with such applicable Laws.

          (h)   Since January 1, 2017, all personal data collected, disclosed, or otherwise processed by the Company or any of its Subsidiaries have been, and are being, collected, processed and disclosed in material compliance with applicable Laws, including, to the extent applicable, the U.S. Health Insurance Portability and Accountability Act of 1996 and the implementing regulations of the U.S. Department of Health and Human Services, or any foreign equivalent, and other applicable privacy Laws. Except as it would not reasonably be expected, individually or in the aggregate, to result in any material liability or obligation to the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any Third Party acting on behalf of the Company or any of its Subsidiaries, has received any: (i) written or, to the Company's Knowledge, oral notice or complaint alleging non-compliance with Law relating to the collection, processing and disclosure of information or data; (ii) written or, to the Company's Knowledge, oral claim for compensation for loss or unauthorized collection, processing or disclosure of data; or (iii) written or, to the Company's Knowledge, oral notification of an application for rectification, erasure or destruction of information or data that is still outstanding.

          (i)    All manufacturing operations conducted by or, to the Company's Knowledge, for the benefit of, the Company or any of its Subsidiaries involving a Company Product have been and are being conducted in accordance, in all material respects, with applicable current Good Manufacturing Practice requirements.

          (j)    Neither the Company or any of its Subsidiaries, nor to the Company's Knowledge, any other Person acting on behalf of or for the benefit of the Company or any of its Subsidiaries, is currently marketing, distributing, selling or otherwise commercializing, or has ever marketed, distributed, sold or otherwise commercialized, any Company Product currently under development, whether in or outside the United States.

          (k)   All applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for, or submitted in connection with, any plan to conduct clinical investigations, when submitted to the FDA or such other comparable Governmental Authority, were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or such other comparable Governmental Authority.

          (l)    Neither the Company or any of its Subsidiaries, nor, to the Company's Knowledge, any officer, employee or agent acting for the Company or any of its Subsidiaries, (i) has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed any act, made any statement, or failed to make any statement, in each case, relating to a Company Product or the development or manufacturing thereof, that would reasonably be expected to provide a basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or (ii) has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in or that has resulted in (A) debarment under 21 U.S.C. Section 335a or any similar U.S. state or federal applicable Law or (B) exclusion from participating in the U.S. federal health care programs under Section 1128 of the U.S. Social Security Act or any similar state or federal applicable Law. To the Company's Knowledge, no Actions that would reasonably be expected to result in such a debarment or exclusion are pending or threatened against the Company, any of its Subsidiaries, or any of the directors, officers, employees or agents of the Company or any of its Subsidiaries.

          (m)  There is not, and there has not been, since January 1, 2017, any Actions pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries with respect to (i) a violation by the Company or any of its Subsidiaries of any applicable Law, or (ii) any alleged injuries to a participant in any clinical trial conducted by or on behalf of the Company or any of its Subsidiaries concerning a Company Product.

          (n)   Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Authority.

        SECTION 4.24.    Transactions with Affiliates.     Other than awards granted under the Equity Incentive Plans, none of the following Persons is or has been since January 1, 2017 a party to any actual or proposed transaction, Contract, commitment, arrangement or understanding with the Company or has engaged in any transaction with the Company or any of its Subsidiaries: (a) any present or former officer or director the Company or any of its Subsidiaries; (b) any beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of 5% or more of any class of securities of the Company or any of its Subsidiaries or (c) to the Knowledge of the Company, any Affiliate or "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any Person described in the foregoing clauses (a) or (b).

        SECTION 4.25.    Insurance.     The Company has delivered or otherwise made available to Parent prior to the date hereof a copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. Except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all insurance policies and fidelity bonds maintained by the Company or any of its Subsidiaries are in full force and effect, and all premiums thereon have been timely paid or, if not yet due, accrued, (ii) as of the date of this Agreement, there is no claim pending under the Company's or any of its Subsidiaries' insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters thereof, (iii) the Company and its Subsidiaries are in compliance with the terms of all insurance policies and fidelity bonds maintained by the Company or any of its Subsidiaries, and (iv) the Company has no Knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.

        SECTION 4.26.    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article 4, neither the Company, its Subsidiaries, nor any Representative or other Person acting on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated hereby.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

        SECTION 5.01.    Corporate Existence and Power.     Each of Parent and Merger Sub has been duly organized or incorporated, as applicable, is validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its jurisdiction of organization or incorporation, and has all organizational powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All of the issued and outstanding capital stock of Merger Sub is owned indirectly by Parent.

        SECTION 5.02.    Corporate Authorization.     The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the organizational powers of Parent and Merger Sub and have been duly authorized by all necessary organizational action, subject to the approval and adoption of this Agreement by the sole stockholder of Merger Sub, following the execution and delivery of this Agreement. Assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. No vote of Parent's stockholders is necessary to approve this Agreement or any of the transactions contemplated hereby.

        SECTION 5.03.    Governmental Authorization.     The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with respect to Parent or Merger Sub by or with, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of any Antitrust Law, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable U.S. state or federal or any foreign securities laws and the rules and requirements of Nasdaq and Euronext Brussels, and (d) any actions or filings the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        SECTION 5.04.    Non-contravention.     The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in clauses (a) through (c) of Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (c) assuming compliance with the matters referred to in clauses (a) through (c) of Section 5.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding on Parent or any of its Subsidiaries or any Permit affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d) inclusive, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        SECTION 5.05.    Information Supplied.     (a) The information with respect to Parent or any of its Subsidiaries that Parent supplies to the Company specifically for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto), on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Company's stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders' Meeting (as it may be adjourned or postponed in accordance with this Agreement), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   Notwithstanding the foregoing in this Section 5.05, Parent makes no representation with respect to statements included or incorporated by reference in the Proxy Statement (or any amendment or supplement thereto) based upon information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

        SECTION 5.06.    Financing.     On the Closing Date, Parent will have sufficient cash, available lines of credit or other sources of immediately available funds to satisfy Parent's cash payment obligations under this Agreement on the Closing Date, including payment of the Merger Consideration and any fees and expenses of, or payable by, Parent or Merger Sub in connection with the Merger or the Financing. Parent has delivered to the Company true, complete and correct copies of the Finance Documents as of the date of this Agreement, redacted in a customary manner, pursuant to which the Financing Sources have agreed to lend the amounts set forth therein on the terms and subject to the conditions set forth therein (the "Financing"). Neither Parent nor any of its Affiliates has entered into any agreement, side letter or other arrangement relating to the Financing that would have the effect of reducing the amount of the Financing below the amount required, when taken together with all other sources of funding available for payment of the aggregate Merger Consideration, to pay the Merger Consideration on the Closing Date, or the effect of increasing the conditionality of the availability of such Financing, in each case other than as set forth in the Finance Documents and other than in a manner that Parent in good faith considers to be immaterial to the availability of the Financing on the Closing Date. Parent has not received notice and is not aware that any of the respective commitments contained in the Finance Documents have been withdrawn or rescinded in any respect. The Finance Documents are in full force and effect and represent a valid, binding and enforceable obligation of Parent, subject to the Enforceability Exceptions. Parent has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of the Finance Documents. Assuming satisfaction of the conditions set forth in Section 9.01 and Section 9.02, Parent has no reason to believe that (a) any of the Financing Conditions will not be satisfied or (b) the Financing will not be made available to Parent on the Closing Date.

        SECTION 5.07.    No Other Operations.     Merger Sub was formed solely for the purpose of effecting the Merger. Merger Sub has not and will not prior to the Effective Time engage in any activities other than those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement.

        SECTION 5.08.    Interested Stockholder.     Neither Parent nor any of its Subsidiaries, nor any "affiliate" or "associate" (as such terms are defined in Section 203 of the DGCL) thereof, is, or has been at any time during the period commencing three years prior to the date hereof, an "interested stockholder" of the Company, as such term is defined in Section 203 of the DGCL. None of Parent, Merger Sub nor any of their Affiliates directly or indirectly owns any Shares.

        SECTION 5.09.    Finders' Fees.     Except for Bank of America Merrill Lynch International DAC and Lazard Frères & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or Merger Sub upon consummation of the transactions contemplated by this Agreement.

        SECTION 5.10.    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article 5, neither Parent, its Subsidiaries (including Merger Sub), nor any Representative or other Person acting on behalf of the Parent or its Subsidiaries makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or with respect to any other information provided to the Company in connection with the transactions contemplated hereby.

ARTICLE 6
COVENANTS OF THE COMPANY

        SECTION 6.01.    Conduct of the Company.     Except (w) as required by applicable Law, (x) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (y) as expressly required or expressly provided for by this Agreement or (z) as provided in

Section 6.01 of the Company Disclosure Schedule, during the period from the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms, the Company shall, and shall cause each of its Subsidiaries to, (1) conduct its business in the ordinary course consistent with past practice, (2) use reasonable best efforts to preserve intact its present business organization, keep available the services of its directors, officers, key employees and key consultants and maintain its existing business relationships and goodwill with those Persons having significant business relationships with it, and (3) without limiting the generality of the foregoing, not:

          (a)   amend its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

          (b)   (i) split, combine or reclassify any shares of its capital stock or any other equity securities (including the Shares), (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends payable by any of wholly owned Subsidiary of the Company or (iii) redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any Company Securities or any Company Subsidiary Securities, in each case, other than (A) as provided by any Employee Plan, (B) the acquisition by the Company of Shares in connection with the surrender of Shares by holders of Company Stock Options in order to pay the exercise price of such Company Stock Options, (C) the withholding of Shares to satisfy Tax obligations with respect to Company Stock Options or Company RSUs or (D) the acquisition by the Company of Company RSUs in connection with the forfeiture of such Company RSUs;

          (c)   (i) issue, sell or otherwise deliver, or authorize the issuance, sale or other delivery of, any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any Shares upon the exercise of Company Stock Options or purchase rights under the ESPP, in each case that are outstanding on the date hereof in accordance with their respective terms on the date hereof and in compliance with the terms of this Agreement, (B) any Shares upon the vesting of any Company RSUs that are outstanding on the date hereof in accordance with their respective terms on the date hereof and (C) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company; or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

          (d)   incur any capital expenditures (or any obligations or liabilities in respect thereof), other than (i) those set forth in the capital expenditure plan set forth on Section 6.01(d) of the Company Disclosure Schedule or (ii) unbudgeted capital expenditures in an amount not to exceed, in the aggregate, $1,000,000;

          (e)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than supplies in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice;

          (f)    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (g)   sell, assign, lease, license or otherwise transfer, abandon, dispose of or permit to lapse, or create or incur any Lien (other than Permitted Liens) on, any of the Company's or its Subsidiaries' assets (including any Intellectual Property Rights owned by or licensed to the Company or any of its Subsidiaries), securities, properties, interests or businesses, other than (i) sales of obsolete equipment in the ordinary course of business consistent with past practice, (ii) non-exclusive licenses of Intellectual Property Rights in the ordinary course of business consistent with past practice that are not material to the Company or its Subsidiaries, (iii) the abandonment or lapsing of any Intellectual Property Rights which the Company has decided in its good faith business judgment are no longer economically justifiable or needed for the conduct of the business or (iv) pursuant to Contracts existing as of the date of this Agreement and listed on Section 4.19(a) of the Company Disclosure Schedule;

          (h)   transfer any Intellectual Property Rights owned by or licensed to the Company or any of its Subsidiaries to, or to any Person incorporated or organized under the Laws of, any jurisdiction outside the United States;

          (i)    (i) extend, amend, waive, cancel or modify any material rights in or to the Company Intellectual Property in a manner that is adverse to the Company or its Subsidiaries, (ii) fail to diligently prosecute any material Patent application owned by the Company or any of its Subsidiaries or the Licensed Intellectual Property Rights for which the Company or any of its Subsidiaries controls the prosecution thereof as of the date of this Agreement, except for such applications which Company has decided in its good faith business judgment are no longer economically justifiable or needed for the conduct of the business, or (iii) divulge, furnish or make accessible any material Owned Intellectual Property Rights that constitute Trade Secrets, other than in the ordinary course of business (consistent with past practice) to any Third Party that is subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets;

          (j)    make any loans, advances or capital contributions to, or investments in, any other Person, or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of the date hereof, in each case, in an amount in excess of $500,000 in the aggregate;

          (k)   create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries;

          (l)    (i) other than in the ordinary course of business consistent with past practice, renew, enter into, amend or modify in any material respect or terminate any Material Contract or any Contract that would constitute a Material Contract if it were in effect on the date of this Agreement (except the expiration or renewal of any Material Contract in accordance with its terms); provided that the renewal, entry into, amendment or modification in any material respect, or termination of any Contract described in clauses (i)(A), (iv), (v), (viii), (xiii) or (xiv)(A) of Section 4.19(a) shall not be deemed to be in the ordinary course of business consistent with past practice; or (ii) waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries;

          (m)  except as required by any Employee Plan, Employment Agreement or Consulting Agreement as in effect on the date hereof: (i) with respect to any current or former Service Provider, (A) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits to (or amend any existing severance pay or termination arrangement), other than annual increases in base compensation in the ordinary course of business consistent with past practice, (B) discretionarily accelerate the vesting or payment of any equity or equity-based awards held by any current or former Service Provider, (C) grant any equity or equity-based awards to any current or former Service Provider, or (D) establish, adopt, enter into, or materially amend any Employee Plan or Collective Bargaining Agreement; (ii) recognize any new union, works council or similar employee representative with respect to any current or former Service Provider; (iii) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit to, gross up or indemnify, or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code; or (iv) hire or engage the services of any individual as a Service Provider or terminate the service of any such Service Provider other than for cause;

          (n)   commence any offering or offering period, or otherwise issue or grant any awards of purchase rights under the ESPP;

          (o)   fail to keep in full force and effect all material insurance policies maintained by the Company and its Subsidiaries, other than such policies that expire or are terminated by their terms (in which event the Company or its applicable Subsidiary shall use reasonable best efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course consistent with past practice;

          (p)   change the Company's methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X, as agreed to by its independent public accountants;

          (q)   settle, or offer or propose to settle, (i) any Action (except with respect to immaterial routine matters in the ordinary course of business) in excess of $500,000 individually or $2,000,000 in the aggregate, (ii) any stockholder Action or dispute against the Company or any of its officers or directors or (iii) any other Action or dispute that relates to the transactions contemplated hereby;

          (r)   (i) unless required by applicable Tax Law or consistent with past practice, change any material Tax election, material Tax accounting period or material method of Tax accounting, make any material Tax election, or adopt any material Tax accounting method, (ii) amend any income Tax Return or other material Tax Return, or (iii) without the prior written consent of Parent, enter into any closing agreement with respect to Taxes, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability; or

          (s)   agree, resolve or commit to do any of the foregoing;

provided that nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses, assets and properties. Notwithstanding anything in this Agreement to the contrary, no consent of Parent shall be required with respect to any matter set forth in this Section 6.01 or elsewhere in this Agreement to the extent that the requirement of such consent would, upon the advice of outside antitrust legal counsel, violate applicable Antitrust Law.

        SECTION 6.02.    Proxy Statement; Company Stockholders' Meeting.     (a) As promptly as reasonably practicable, and no later than twenty (20) Business Days following the date of this Agreement, the Company shall prepare, in consultation with Parent, and file with the SEC the preliminary Proxy Statement. Subject to Section 6.04(d)(ii), the Company and the Board of Directors shall include the Company Board Recommendation in the Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each of the Company and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto) will, on the date the Proxy Statement is first mailed to the Company's stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders' Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments (written or oral) of the

SEC with respect to the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments (written or oral) from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating them to the Company's stockholders and a reasonable opportunity to review and comment on all responses to requests for additional information, and shall consider any comments proposed by Parent in good faith. The Company will cause the definitive Proxy Statement to be mailed at the earliest reasonably practicable date to the Company's stockholders entitled to vote at the Company Stockholders' Meeting (and in any event no later than twenty (20) days before the date of the Company Stockholders' Meeting), and shall use its reasonable best efforts (subject to Section 6.04) to obtain the necessary adoption of this Agreement by the stockholders entitled to vote thereon. If, at any time prior to the Company Stockholders' Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, the party that discovers such information shall promptly notify the other party and correct such information, and the Company shall file an appropriate amendment or supplement describing such information with the SEC.

          (b)   Unless this Agreement is terminated in accordance with its terms, and notwithstanding any Adverse Recommendation Change, the Company shall, as promptly as practicable, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Requisite Company Vote (the "Company Stockholders' Meeting") with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be no later than thirty (30) Business Days after (i) the tenth day after the preliminary Proxy Statement has been filed with the SEC (or if such date is not a Business Day, the next succeeding Business Day) if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (ii) if by such tenth day the SEC has informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement. Subject to an Adverse Recommendation Change in accordance with 6.04(d)(ii), the Company shall use its reasonable best efforts to obtain the Requisite Company Vote. Unless this Agreement is terminated in accordance with its terms, the Company shall (A) provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (B) give written notice to Parent one day prior to the Company Stockholders' Meeting, and on the day of, but prior to the Company Stockholders' Meeting, indicating whether as of such date sufficient proxies representing the Requisite Company Vote has been obtained. Notwithstanding anything to the contrary contained herein, unless this Agreement is terminated in accordance with its terms, the Company shall not postpone or adjourn the Company Stockholders' Meeting without the prior written consent of Parent; provided that if at any time following the dissemination of the Proxy Statement, either the Company or Parent determines in good faith that the Requisite Company Vote is unlikely to be obtained at the Company Stockholders' Meeting, including due to an absence of quorum, then each of the Company and Parent shall have the right to require an adjournment or postponement of the Company Stockholders' Meeting for the purpose of soliciting additional votes in favor of the adoption of this Agreement; provided, further, that the Company Stockholders' Meeting shall not be adjourned or postponed in accordance with the foregoing sentence by more than an aggregate of thirty (30) days from the originally-scheduled date, or to a date on or after the fifth Business Day preceding the End Date. Notwithstanding the foregoing, the Company may postpone or adjourn the Company Stockholders' Meeting if (1) the Company is required to postpone or adjourn the Company Stockholders' Meeting by applicable Law, or (2) the

  Board of Directors or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholders' Meeting in order to give the Company's stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (in each case so long as any such information or disclosure was made in compliance with this Agreement). Unless this Agreement is terminated in accordance with its terms, notwithstanding any Adverse Recommendation Change, (x) the Company shall submit this Agreement to the stockholders of the Company for adoption at the Company Stockholders' Meeting and (y) the only matters to be voted upon at the Company Stockholders' Meeting shall be the Requisite Company Vote and routine proposals required in connection with such vote (and not any other matters, including any Acquisition Proposal).

        SECTION 6.03.    Access to Information.     (a) From the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Effective Time, subject to applicable Law and the Confidentiality Agreement, the Company shall (i) give to Parent, its counsel, lenders (including the Financing Sources), financial advisors, auditors and other authorized representatives reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, facilities, assets, books, records, officers, employees, consultants and agents of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, lenders, financial advisors, auditors and other authorized representatives such financial and operating data and other information (including the work papers of the Company's independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters) as such Persons may reasonably request and (iii) instruct the employees, consultants, agents, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

          (b)   The foregoing provisions of Section 6.03(a) shall not require and shall not be construed to require the Company to permit any access or any inspection or review, or to disclose or otherwise make available any information that the Company determines in its reasonable judgment, (i) would violate any applicable Law which restricts or otherwise prohibits access to such documents or information, (ii) would violate any obligations of the Company or any of its Subsidiaries with respect to confidentiality to any Third Party or otherwise breach, contravene or violate, constitute a default under, or give a Third Party the right to terminate or accelerate an obligation under, any then effective Contract to which the Company or any of its Subsidiaries is a party, (iii) would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, (iv) relate to the evaluation or negotiation of this Agreement, the transactions contemplated hereby or, subject to Section 6.04, an Acquisition Proposal or Superior Proposal, or (v) would result in the disclosure of personal information that would expose the Company to the risk of liability. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law, Contract or obligation or waive any privilege.

          (c)   From the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Effective Time, subject to applicable Law, the Company shall: (i) provide Parent with advance notice of and an opportunity for one designated Representative of

  Parent to participate as an observer in any meetings or conference calls the Company has with the FDA or its advisory committees, or any other similar Governmental Authority; (ii) consider in good faith and, to the extent reasonable to do so, incorporate, any comments or other input provided by Parent in respect of the foregoing; (iii) promptly notify Parent of any notice or other communication to the Company from the FDA or its advisory committees, or any other similar Governmental Authority, or a Review Board, and, subject to applicable Law, permit Parent to review in advance any proposed written communication to such Governmental Authority, as considered appropriate by Parent, and consider Parent's reasonable comments; (iv) furnish Parent with non-confidential copies of all correspondence, filings and written communications between the Company, its Affiliates and their respective Representatives, on one hand, and any such Governmental Authority or its staff, on the other hand; and (v) consult with Parent prior to making any significant submission to the FDA or any similar Governmental Authority, or a Review Board, relating to the Company's business or any Company Product, or supplement or amendment thereto, response to any warning letter, untitled letter, or observation on FDA Form 483, and shall give Parent reasonable opportunity to review and comment on any such submission prior to its submission to such Governmental Authority.

          (d)   From the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Effective Time, subject to applicable Law, the Company shall, and shall cause each of its Subsidiaries to: (i) diligently conduct its Patent prosecution practice in the ordinary course consistent with past practice and in material compliance with applicable Law and the rules of the U.S. Patent and Trademark Office or similar foreign office; (ii) promptly notify Parent of any notice or other communication to the Company or such Subsidiary from the U.S. Patent and Trademark Office or any similar foreign office, and consider in good faith and, to the extent reasonable to do so, incorporate, any comments or other input provided by Parent in respect of the foregoing; (iii) furnish Parent with non-confidential copies of all correspondence, filings and written communications between the Company, its Subsidiaries and their respective Representatives, on one hand, and any such office or its staff, on the other hand; and (iv) consult with Parent prior to making any significant submission to the U.S. Patent and Trademark Office or any similar foreign office relating to the Company's or such Subsidiary's Patent prosecution practice, response to any rejection or any similar communication from such office, and shall give Parent reasonable opportunity to review and comment on any such submission prior to its submission to any such office.

          (e)   Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein, and the terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent, its counsel, lenders (including the Financing Sources), financial advisors, auditors or other authorized representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.03.

        SECTION 6.04.    Acquisition Proposals; Change of Recommendation; No Solicitation.     (a) No Solicitation. From the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its and its Subsidiaries' respective officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents, and other advisors or representatives (collectively, "Representatives") not to, directly or indirectly:

              (i)  initiate, solicit, propose, knowingly encourage (including by way of furnishing nonpublic information relating to the Company or any of its Subsidiaries) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal

    (in each case, other than discussions solely to clarify and understand the terms and conditions of any unsolicited inquiry, offer or proposal, to the extent necessary to determine whether such inquiry, offer or proposal constitutes or would reasonably be expected to result in an Acquisition Proposal);

             (ii)  engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (in each case, other than (A) to state that the terms of this Section 6.04 prohibit such discussions or negotiations, or (B) discussions solely to clarify and understand the terms and conditions of any unsolicited inquiry, offer or proposal, to the extent necessary to determine whether such inquiry, offer or proposal constitutes or would reasonably be expected to result in an Acquisition Proposal);

            (iii)  furnish any nonpublic information relating to the Company or any of its Subsidiaries or afford access to nonpublic information relating to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Third Party in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

            (iv)  amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; provided, however, that if, and only if, the Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill or similar agreement would be inconsistent with the directors' fiduciary duties under the DGCL, the Company may then amend or grant a waiver or release under such standstill or similar agreement, solely to the extent necessary to permit a Third Party to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, conditioned upon such Third Party agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by this Section 6.04; or

             (v)  otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (in each case, other than discussions solely to clarify and understand the terms and conditions of any unsolicited inquiry, offer or proposal, to the extent necessary to determine whether such inquiry, offer or proposal constitutes or would reasonably be expected to result in an Acquisition Proposal).

          (b)    Exceptions.     Notwithstanding Section 6.04(a) or any other provision in this Agreement, at any time prior to obtaining the Requisite Company Vote, in response to a bona fide written Acquisition Proposal received after the date of this Agreement that did not arise from or in connection with a breach of the obligations set forth in this Section 6.04, the Company may:

              (i)  furnish information in response to a request therefor (including nonpublic information regarding the Company or any of its Subsidiaries) to the Person who made such Acquisition Proposal or its Representatives; provided that (A) such information has previously been made available to, or is made available to, Parent prior to or substantially concurrently with the time such information is made available to such Person and (B) prior to furnishing any such information, the Person making such Acquisition Proposal enters into an Acceptable Confidentiality Agreement with the Company and a copy of such Acceptable Confidentiality Agreement is provided to Parent; and

             (ii)  engage or participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal;

in each case, if, and only if, prior to taking any action described in clauses (i) or (ii) above, the Board of Directors determines in good faith after consultation with its outside legal counsel and its financial advisor that, based on the information then available, such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.

          (c)    Notice of Acquisition Proposals.     The Company shall promptly (and, in any event, within twenty four (24) hours) give notice to Parent if, after entry into this Agreement, (i) any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, (ii) any information is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or had with, in each case of clauses (i) through (iii), it or any of its Representatives, setting forth in such notice the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, complete copies of any material written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a reasonably current basis (and, in any event, within twenty four (24) hours), of the status and material terms of any such proposals or offers (including any material amendments thereto).

          (d)    No Change of Recommendation.

              (i)  Except as permitted by Section 6.04(d)(ii) and Section 6.04(e), the Company agrees that the Board of Directors and any committee thereof shall not:

              (A)  withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Board Recommendation, in each case in a manner adverse to Parent or Merger Sub;

              (B)  fail to include the Company Board Recommendation in the Proxy Statement;

              (C)  fail to (x) reaffirm the Company Board Recommendation, and (y) recommend against acceptance of a tender or exchange offer by the Company's stockholders pursuant to Rule 14d-2 under the 1934 Act for outstanding Shares, in each case, within ten (10) Business Days after receipt of a written request of Parent following an Acquisition Proposal that has been publicly announced (and not publicly withdrawn) (in the case of clause (x)) or the commencement of such tender offer or exchange offer (in the case of clause (y)) or, in each case, if earlier, prior to the Company Stockholders' Meeting; provided that the taking of no position or a neutral position by the Board of Directors in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer; provided, further, that the Board of Directors shall not be required to make any reaffirmation in the case of clause (x) more than one time with respect to any Acquisition Proposal unless there shall have been a publicly disclosed change regarding such Acquisition Proposal;

              (D)  approve or recommend, or publicly declare advisable or publicly propose to approve or recommend, or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, or other agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 6.04(b)) relating to any Acquisition Proposal (an "Alternative Acquisition Agreement", and any of the actions set forth in the foregoing clauses (A), (B), (C) and (D), an "Adverse Recommendation Change"); or

              (E)  cause or permit the Company to enter into an Alternative Acquisition Agreement.

             (ii)  Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote, the Board of Directors may effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 10.01(d)(i) in order to enter into a binding and definitive written Alternative Acquisition Agreement with respect to a Superior Proposal, in each case only if: (A)(1) a bona fide written Acquisition Proposal received after the date of this Agreement that did not result from or arise in connection with a breach of the Company's obligations set forth in Section 6.04(a) is received by the Company and is not withdrawn, and the Board of Directors determines in good faith, after consultation with its outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal or (2) an Intervening Event has occurred; and (B) the Board of Directors determines in good faith, after consultation with its outside legal counsel and its financial advisor, that failure to take such action described in this Section 6.04(d)(ii) in response to such Superior Proposal or Intervening Event, as applicable, would be inconsistent with the directors' fiduciary duties under the DGCL; provided, however, that, prior to taking such action, the Company has given Parent written notice (the "Board Recommendation Notice") of such action and the basis therefor five (5) Business Days in advance, which Board Recommendation Notice shall set forth in writing that the Board of Directors intends to consider whether to take such action and (x) in the case of a Superior Proposal, include the information required pursuant to Section 6.04(c) and (y) in the case of an Intervening Event, include a reasonably detailed description of such Intervening Event. After giving such Board Recommendation Notice and prior to taking any action in response to a Superior Proposal or Intervening Event as described in the first sentence of this Section 6.04(d)(ii), the Company shall negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make such revisions to the terms of this Agreement as would cause such Acquisition Proposal to cease to be a Superior Proposal or cause such Intervening Event to cease to warrant an Adverse Recommendation Change. At the end of the five (5) Business Day period, prior to and as a condition to taking any action in response to a Superior Proposal or Intervening Event as described in the first sentence of this Section 6.04(d)(ii), the Board of Directors shall take into account any changes to the terms of this Agreement proposed in writing by Parent and any other information offered by Parent in response to the Board Recommendation Notice, and shall have determined in good faith, after consultation with its outside legal counsel and its financial advisor that, (I) in the case of a Superior Proposal, such Superior Proposal continues to constitute a Superior Proposal and, in the case of an Intervening Event, such Intervening Event remains in effect and (II) the failure to take such action described the first sentence of this Section 6.04(d)(ii) in response to such Superior Proposal or Intervening Event, as applicable, would be inconsistent with the directors' fiduciary duties under the DGCL, in each case, if such changes offered or proposed in writing by Parent were to be given effect. Any amendment to the financial terms and any other material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of Section 6.04(c) and this Section 6.04(d)(ii) and require a new Board Recommendation Notice, except that references in this Section 6.04(d)(ii) to "five (5) Business Days" shall be deemed to be references to "three (3) Business Days" and such three (3) Business Day period shall expire at 11:59 p.m. on the third Business Day immediately following the day on which such new Board Recommendation Notice is delivered (it being understood and agreed that in no event shall any such additional three (3) Business Day period be deemed to shorten the initial five (5) Business Day period).

          (e)    Certain Permitted Disclosures.     Nothing contained in this Section 6.04 shall prevent the Company from (i) complying with its disclosure obligations under Rule 14e-2(a) or Rule 14d-9 under the 1934 Act or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal and (ii) issuing "stop, look and listen" communications or similar communications of the type contemplated by Section 14d-9(f) under the Exchange Act); provided that this Section 6.04(e) shall not be deemed to permit the Board of Directors to make an Adverse Recommendation Change except, in each case, to the extent permitted by Section 6.04(d)(ii).

          (f)    Obligation of the Company to Terminate Existing Discussions.     The Company shall, and shall cause its Subsidiaries and shall use its reasonable best efforts to cause their respective Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party, its Representatives and its financing sources conducted prior to the date hereof with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal, and shall use its reasonable best efforts to cause any such Third Party, its Representatives and its financing sources in possession of confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries to return or destroy all such information as promptly as practicable. The Company will promptly terminate all physical and electronic "data room" or similar access previously granted to any such Persons.

        SECTION 6.05.    Section 16 Matters.     Prior to the Effective Time, the Company and the Board of Directors (or a duly formed committee thereof satisfying the applicable requirements of the 1934 Act) shall take all such steps as may be reasonably required or appropriate to cause any dispositions of Shares (including derivative securities with respect to such Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

        SECTION 6.06.    Stock Exchange Delisting; 1934 Act Deregistration.     Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the 1934 Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

        SECTION 6.07.    Takeover Statutes.     In the event that any "control share acquisition," "fair price," "moratorium" or other antitakeover or similar statute or regulation becomes applicable to any of the transactions contemplated by this Agreement or the Voting Agreement, the Company and the Board of Directors shall grant such approvals and take all actions necessary so that the transactions contemplated by this Agreement or the Voting Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby or thereby.

        SECTION 6.08.    Interim Communications by the Company.     The Company shall keep Parent reasonably informed of any material communications broadly disseminated to Service Providers, lenders, material suppliers and other Persons having material business relationships with the Company or its Subsidiaries relating to the transactions contemplated by this Agreement, which communications shall not, without the prior written consent of Parent, be inconsistent in substance with any public statements made jointly by the parties or made by one party in accordance with Section 8.03.

        SECTION 6.09.    Tax Matters.

          (a)    Tax Sharing Agreements.     Any Tax Sharing Agreement to which the Company or any of its Subsidiaries is party shall be terminated with respect to the Company and each Subsidiary as of the Effective Time and shall have no further effect thereafter. Any payment to be made by the Company or any Subsidiary under any Tax Sharing Agreement shall be made prior to the Closing Date, and no payment thereunder shall be required to be made after the Effective Time.

          (b)    FIRPTA Certificate.     Prior to the Closing, the Company shall deliver to Parent (i) a statement, in form and substance satisfactory to Parent, certifying that the Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a "United States real property holding company" within the meaning of Section 897(c)(2) of the Code, which statement shall satisfy the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with (ii) a notice prepared and executed in accordance with Treasury Regulations Section 1.897-2(h) to be mailed by Parent (with a copy of the statement described in clause (i)) to the IRS in accordance with Treasury Regulation Section 1.897-2(h); provided, however, that Parent's only recourse for the Company's failure to provide such certificate and notice or any defect in such certificate and notice shall be the ability to withhold Tax from the Merger Consideration as required by applicable Law.

        SECTION 6.10.    Transaction Litigation.     The Company shall promptly advise Parent of any Action (including any putative class action or derivative litigation) asserted, threatened in writing or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Board of Directors, any committee thereof or any of the Company's directors or officers relating to this Agreement, the Merger or any of the transactions contemplated hereby (any such Action, a "Transaction Litigation") and shall keep Parent informed on a reasonably prompt basis regarding any such Transaction Litigation. The Company shall give Parent the opportunity to (a) participate in the defense, prosecution, settlement or compromise of any Transaction Litigation, and (b) consult with counsel to the Company regarding the defense, prosecution, settlement or compromise with respect to any such Transaction Litigation. For purposes of this Section 6.10, "participate" means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith; provided that the Company shall not settle or compromise or agree to settle or compromise any Transaction Litigation without Parent's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

ARTICLE 7
COVENANTS OF PARENT

        SECTION 7.01.    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        SECTION 7.02.    Director and Officer Liability.

          (a)   For six years after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries as of the Effective Time, as the case may be, to (i) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under the (A) Contracts listed on Section 4.19(a)(x) of the Company Disclosure Schedule and (B) indemnification, expense advancement and exculpation provisions in the certificate of incorporation or bylaws or comparable organizational documents of the Company or such Subsidiary, in each case in effect on the date of this Agreement, and (ii) indemnify and hold harmless each Indemnified Person against any losses incurred by such Indemnified Person in respect of any Action based upon or arising out of the fact that such Indemnified Person was a director, officer or employee of the Company or any of its Subsidiaries at or prior to the Effective Time to the fullest extent permitted by the DGCL and any other applicable Law and the certificate of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries in effect on the date hereof; provided that, such indemnification shall be subject to any limitation imposed from time to time under applicable Law.

          (b)   For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the certificate of incorporation and bylaws (and other similar organizational documents or in such documents of any successor to the business of the Surviving Corporation) of the Surviving Corporation and its Subsidiaries regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law.

          (c)   Parent shall, or shall cause the Surviving Corporation to purchase directors' and officers' insurance policies and fiduciary liability insurance policies (collectively, "D&O Insurance") or "tail" insurance policies with a claims period of six years from the Effective Time, in each case with terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the Company's D&O Insurance policies in effect as of the date hereof, in each case with respect to any claim related to any period of time at or prior to the Effective Time; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to the foregoing an annual premium amount in excess of 300% of the annual premium amount paid by the Company for such D&O Insurance in its last full fiscal year prior to the date hereof, which amount is set forth in Section 7.02(c) of the Company Disclosure Schedule. If such insurance coverage cannot be obtained at an annual premium equal to or less than such amount, the Surviving Corporation will obtain D&O Insurance (or "tail" coverage) with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount. Notwithstanding any of the foregoing, Parent may, at its sole discretion, request that the Company obtain, in which case the Company shall use reasonable best efforts to obtain, prior to the Effective Time, prepaid "tail" or "runoff" policies providing such directors and officers with coverage for an aggregate period of six years with respect to claims arising from acts or omissions that occurred on or before the Effective Time, including in respect of the transactions contemplated hereby, and in case such prepaid "tail" or "runoff" policies are so obtained by the Company prior to the Effective Time: (A) the provisions of the preceding sentences of this Section 7.02(c) shall be deemed to have been satisfied; and (B) the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

          (d)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case in clause (i) or (ii), to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 7.02.

          (e)   The rights of each Indemnified Person under this Section 7.02 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under the DGCL or any other applicable Law, or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

        SECTION 7.03.    Employee Matters.     (a) For the 12-month period following the Effective Time (or, if shorter, during the applicable period of employment of a Continuing Employee), Parent shall, or shall cause the Surviving Corporation to, provide Continuing Employees with: (i) a base salary or base wages and cash target bonus opportunity that, in each case, is no less than those provided to such Continuing Employee immediately prior to the Effective Time; (ii) other benefits that are substantially comparable in the aggregate to those offered by the Company to the Continuing Employees as of immediately prior to the Effective Time (other than any equity or equity-based and change in control or transaction-based compensation or benefits or post-employment health or welfare benefits); and (iii) severance pay to Continuing Employees terminated without "Cause" in accordance with Parent's severance policy, and subject to entering into Parent's standard release and separation agreement. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible into, or exchangeable or exercisable for, such shares pursuant to any such plans or arrangements.

          (b)   With respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by Parent or any of its Subsidiaries or any other employee benefit plan or other compensation or severance arrangement of Parent or any of its Subsidiaries, but excluding (i) any retiree healthcare or life insurance plans or programs maintained by Parent or any of its Subsidiaries, (ii) any equity compensation arrangement and (iii) any defined benefit plan maintained by Parent or any of its Subsidiaries, in each case, in which any Continuing Employee will participate on or after the Effective Time (collectively, the "Parent Benefit Plans"), Parent shall, or shall cause the Surviving Corporation to, recognize all service with the Company or any Subsidiary rendered prior to the Effective Time by Continuing Employees for purposes of vesting, eligibility and benefit accrual (other than under any defined benefit pension plans) under the terms of such Parent Benefit Plans. In no event shall anything contained in this Section 7.03(b) result in any duplication of benefits for the same period of service. In addition, Parent shall (x) waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company or its Subsidiaries applicable to such Continuing Employee prior to the Effective Time and (y) use reasonable best efforts to recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs.

          (c)   No later than ten Business Days following the date of this Agreement, the Company shall deliver to Parent a list of each "disqualified individual" (as defined in Section 280G of the Code) of the Company and (i) the Company's reasonable, good faith estimate of the maximum amount (separately identifying single and double-trigger amounts and Tax gross-up payments, if any) that could be paid to such disqualified individual as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event), (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual and (iii) underlying documentation on which such calculations are based. Such information shall be updated and delivered to Parent not later than five Business Days prior to the Closing Date. From and after the date hereof, the Company shall reasonably cooperate with Parent to limit potential adverse Tax consequences under Section 280G of the Code.

          (d)   No later than fifteen (15) Business Days following the date of this Agreement, the Company shall deliver to Parent (i) a version of the Employee Schedule that includes, in addition to the information already provided, the following: name, work location, start date, immigration status and whether a Form I-9 is on file, and (ii) a full and complete list of each current Independent Contractor as of the date hereof with an annual base compensation in excess of $50,000, including each such Independent Contractor's name, work location, description of services, consulting or contracting term, consulting or contracting fee, and an indication of whether such Independent Contractor has entered into a Contract with the Company or any of its Subsidiaries.

          (e)   Prior to the Effective Time, the Company shall take all actions that may be reasonably necessary or appropriate to terminate the Employee Plans required to be terminated pursuant to

  Sections 2.05(d) and 2.06. All resolutions, amendments, notices or other documents issued, adopted or executed in connection with the termination of such Employee Plans shall be subject to Parent's prior review and approval, which shall not be unreasonably withheld.

          (f)    This Section 7.03 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.03, express or implied, shall confer upon any Service Provider or former Service Provider (including any beneficiary or dependent of such Service Provider or former Service Provider), or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.03. Nothing contained herein, express or implied: (i) except as expressly required in this Section 7.03, shall be construed to establish, amend or modify any Employee Plan; (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any Employee Plan at any time assumed, established, sponsored or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent or any of their respective Affiliates from terminating the employment of any Service Provider (including any Continuing Employee) following the Effective Time. This Section 7.03 shall not create any right in any Service Provider (including any Continuing Employee) or any other Person to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Service Provider and the Surviving Corporation.

ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY

        SECTION 8.01.    Reasonable Best Efforts.     (a) Subject to the terms and conditions of this Agreement, each of the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, including (i) the taking of all acts necessary to cause the conditions to the other party's (viewing Parent and Merger Sub together) obligation to close set forth in Article 9 to be satisfied as promptly as practicable (but in any event prior to the End Date), (ii) the obtaining of all necessary consents, approvals or waivers from, and the giving of all required notices to, Third Parties (iii) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (iv) obtaining and maintaining all Permits required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided that the parties hereto understand and agree that notwithstanding anything to the contrary in this Agreement, in no event shall Parent or any of its Affiliates be required to, and "reasonable best efforts" will in no event require, or be construed to require, Parent or any of its Affiliates to (A) initiate, litigate, challenge, defend or otherwise participate or take any action with respect to any Action (except as provided in Section 8.01(b)(iii)) by, against or involving any Third Party or Governmental Authority with respect to the transactions contemplated by this Agreement, (B) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated by this Agreement, (C) otherwise take any other steps or actions to defend against, vacate, modify or suspend any injunction or order of any Governmental Authority, including any injunction related to a private cause of action that would prevent the consummation of the transactions contemplated by this Agreement, (D) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any Intellectual Property Rights or otherwise), or take any other action (including by providing its consent to permit the Company or any of its Subsidiaries to take any of the foregoing actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of Parent, the Company, the

Surviving Corporation or any of their respective Affiliates or Subsidiaries or (E) otherwise offer to take or offer to commit to take any action that would limit Parent's or any of its Affiliates' freedom of action with respect to, or ability to retain, operate or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries (or equity interests held by Parent or any of its Affiliates in entities with businesses, assets or properties). At the request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services, or assets of the Company or any of its Subsidiaries (but, absent such request, the Company shall not take any such action); provided that in no event shall the Company be required to take any such action described in this sentence that would not be conditioned on, and effective upon or after, the occurrence of the Closing.

          (b)   In furtherance and not in limitation of the foregoing, each of Parent and the Company shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable, and in any event within ten (10) Business Days after the date hereof (unless otherwise agreed by Parent and the Company), (ii) make appropriate filings pursuant to any other Antitrust Law with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (iii) supply as promptly as practicable any additional information and documentary material that may be requested and (iv) use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under any Antitrust Law as soon as practicable.

          (c)   To the extent permitted by applicable Law, each of Parent and the Company shall use its reasonable best efforts to (i) keep the other party apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any Action initiated by a Third Party, (ii) promptly inform the other party of any communication received from, or given to, any Governmental Authority and of any material communication received or given in connection with any Action by a Third Party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any such Governmental Authority or, in connection with any Action by a Third Party, with any other Person, and to the extent reasonably practicable, give the other party the opportunity to attend and participate in such meetings and conferences.

        SECTION 8.02.    Certain Filings.     The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Proxy Statement and (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts or otherwise in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company and Parent shall use their respective reasonable efforts to take such actions or make any such filings and furnish information required in connection therewith or with the Proxy Statement, and timely seek to obtain such actions, consents, approvals or waivers from parties under such Material Contracts; provided, however, that (i) the parties shall not be required to commence any litigation against, or offer to grant any material accommodation (financial or otherwise) to, any counterparty to any such Material Contract and (ii) the restrictions set forth in this Section 8.02 shall not apply to any release or announcement made or proposed to be made by the Company with respect to the matters addressed in Section 6.04. Unless this Agreement is terminated in accordance with its terms, the obligations of the Company under this Section 8.02 shall continue in full force and effect notwithstanding (A) any Adverse Recommendation Change, (B) the public proposal or announcement or other submission to the Company or any of its Representatives of an Acquisition Proposal or (C) anything in this Agreement to the contrary.

        SECTION 8.03.    Public Announcements.     Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of Nasdaq or Euronext Brussels, as the case may be; provided, however, that the restrictions set forth in this Section 8.03 shall not apply to any release or public statement (a) made or proposed to be made by the Company in compliance with Section 6.04 with respect to the matters contemplated thereby (or by Parent in response thereto) or (b) in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated hereby. The parties agree that the initial press release to be issued with respect to the Merger and the other transactions contemplated by this Agreement shall be a joint press release to be reasonably agreed upon by the Company and Parent. Notwithstanding the foregoing, (i) to the extent the content of any press release or other public statement is substantially the same as a statement previously issued in accordance with this Section 8.03, no separate approval shall be required in respect of such content to the extent replicated in whole or in part in any subsequent press release or other public statement, and (ii) the parties may make public statements in response to questions by the press, analysts, investors or those attending industry conferences or financial analysts conference calls, so long as any such statements are consistent with the initial press release and other press releases and public statements made jointly by the parties or made by one party in accordance with this Section 8.03 and do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby.

        SECTION 8.04.    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any agreements, instruments, deeds, bills of sale, assignments, assurances or other documents and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        SECTION 8.05.    Notices of Certain Events.     Each of the Company and Parent shall promptly notify the other of:

          (a)   any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b)   any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

          (c)   in the case of the Company, any Actions commenced, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13. In no event shall the delivery of any notice by a party pursuant to this Section 8.05 limit or otherwise affect the respective rights, remedies, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        SECTION 8.06.    Financing Cooperation.

          (a)   Prior to the Closing Date, the Company shall use its reasonable best efforts to, and shall cause its Subsidiaries to use reasonable best efforts to, cause the respective Representatives of the

  Company and its Subsidiaries to provide to Parent and Merger Sub such cooperation in connection with the Financing as may be reasonably requested by Parent or Merger Sub, including using reasonable best efforts to:

              (i)  assist in preparation for and participation, upon reasonable advance notice, in a reasonable number of meetings and calls (including customary one-on-one meetings with parties acting as lead arrangers, underwriters, book-runners or agents for, and prospective lenders under, the Financing), drafting sessions, road shows and due diligence sessions (including accounting due diligence sessions);

             (ii)  assist Parent, Merger Sub and their potential financing sources in the preparation of bank information memoranda and similar marketing documents for any of the Financing (including the provision of customary "backup" or factual support to the extent reasonably requested by the Financing Sources or any potential financing sources, or as otherwise reasonably required for purposes of the Financing), including the execution and delivery of customary representation letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders, confirming the accuracy in all material respects (when taken together with all supplements or updates thereto) of the information provided and identifying any portion of such information that constitutes material, nonpublic information regarding the Company or its Subsidiaries or their respective securities (in each case in accordance with customary syndication practices) and containing a representation that the public-side version of such memoranda does not include material nonpublic information about the Company and its Subsidiaries or their securities;

            (iii)  reasonably cooperate with the customary marketing efforts of Parent, Merger Sub and their potential financing sources;

            (iv)  deliver, as promptly as reasonably practicable, to Parent, Merger Sub and their potential financing sources, the Required Information, and supplement the Required Information to the extent that any Required Information, to the Knowledge of the Company, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as soon as reasonably practicable after obtaining Knowledge thereof (it being understood that (A) to the extent any Required Information is contained in any Company SEC Documents, such inclusion shall constitute delivery to Parent and Merger Sub hereunder and (B) notwithstanding anything to the contrary, in no circumstances shall the Company be required to provide any financial statements hereunder that are not required to be included in any Company SEC Document, including any Company SEC Documents filed after the date hereof);

             (v)  deliver to Parent and Merger Sub (A) within 40 days after the end of any fiscal quarter that is not a fiscal year end, the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (B) within 75 days after the end of any fiscal year, the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of operations and cash flows (it being understood that (A) to the extent any Required Information is contained in any Company SEC Documents, such inclusion shall constitute delivery to Parent and Merger Sub hereunder and (B) notwithstanding anything to the contrary, in no circumstances shall the Company be required to provide any financial statements hereunder that are not required to be included in any Company SEC Document, including any Company SEC Documents filed after the date hereof);

            (vi)  obtain customary consents, approvals and authorizations required in connection with the Financing as may be reasonably requested by Parent;

           (vii)  reasonably cooperate in any customary process required for due diligence and verification;

          (viii)  take all customary corporate actions reasonably requested by Parent and Merger Sub that are necessary or advisable to permit the consummation of the Financing, including with respect to corporate actions of the Surviving Corporation to be effected immediately following the Effective Time and any financing, and to permit the proceeds thereof, together with the cash of the Company and its Subsidiaries, if any, to be made available on the Closing Date to consummate the transactions contemplated hereby; and

            (ix)  no later than five (5) Business Days after request by Parent at least ten (10) Business Days prior to the Closing Date, provide all documentation and other information relating to the Company and its Subsidiaries required by applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act to the extent requested by Parent, Merger Sub or their potential financing sources.

          (b)   The Company hereby consents to the use of all of its and its Subsidiaries' logos in connection with the Financing; provided that such logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. Notwithstanding any other provision set forth herein or in any other agreement between the Company and Parent (or their respective Affiliates), the Company agrees that Parent and its Affiliates may share customary projections with respect to the Company and its business, which are hereby approved for distribution by the Company, with their potential financing sources and other prospective lenders in connection with any marketing efforts undertaken as part of the Financing; provided that the recipients of such information agree to be bound by customary confidentiality arrangements. Notwithstanding anything to the contrary in this Agreement, none of the Company, any of the Company's Subsidiaries or any of its or their respective directors or officers or other personnel shall be required by this Section 8.06 to: (i) take any action or provide any assistance (A) that unreasonably interferes in any material respect with the ongoing operations of the Company or its Subsidiaries, (B) to the extent it would reasonably be expected to cause any representation or warranty of the Company in this Agreement to be breached or any condition to the Closing set forth in Article 9 to fail to be satisfied or (C) that the Company reasonably believes would result in a violation by it or any of its Subsidiaries of any Material Contract or any material confidentiality arrangement (having taken reasonable steps to procure permission to take the action or provide the assistance requested of the Company or its applicable Subsidiary) or the loss of any legal or other applicable privilege by the Company or any of its Subsidiaries in a manner that would be materially adverse to their respective interests; (ii) execute or deliver any Contract that by its terms becomes effective prior to the Closing Date or is not capable of being terminated without liability to the Company or any of its Affiliates upon the termination of this Agreement; (iii) except as otherwise expressly provided in this Agreement, take any corporate or similar action in connection with the Financing that is not conditioned on the occurrence of the Effective Time; (iv) except as set forth in clause (i)(C) above, agree to any amendment or modification, effective prior to the Closing, of any existing Contract to which it is a party; or (v) pay any commitment or other similar fee in connection with the Financing prior to the Closing Date. In each case, the Company's cooperation shall be at Parent's written request, and Parent shall reimburse the Company for its reasonable and documented out-of-pocket expenses incurred in connection therewith. No Affiliate of the Company as of immediately prior to the Effective Time (other than its Subsidiaries) shall have any obligations under this Section 8.06 following the Effective Time.

          (c)   Notwithstanding the provisions of the Confidentiality Agreement, the Company hereby agrees with and consents to the disclosure to any Financing Sources (or potential financing sources) by Parent, Merger Sub or any of their respective Representatives of any Required Information or any other information provided by the Company or its Representatives in accordance with this Section 8.06, for purposes of and in connection with the Financing (in the case of any nonpublic information with respect to the Company, solely to the extent that is subject to customary confidentiality arrangements).

          (d)   Parent acknowledges and agrees that obtaining the Financing is not a condition to Closing. For the avoidance of doubt, if the Financing has not been obtained, Parent shall, subject to the terms and conditions of this Agreement, continue to be obligated to consummate the transactions contemplated by this Agreement, until such time as the Agreement is terminated in accordance with its terms; provided, in any case, that the conditions set forth in Sections 9.01 and 9.02 have been satisfied or, to the extent permitted by applicable Law, waived.

        SECTION 8.07.    Financing.

          (a)   Parent shall use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Finance Documents, and Parent shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), permit any amendment or modification to be made to, or any waiver of any provision be granted under, the Finance Documents, except that, without the prior consent of the Company, Parent may amend the Finance Documents to: (i) amend pricing terms (including pursuant to any "market flex" provisions contained in any side letter); (ii) replace or add lenders, arrangers, underwriters, book-runners, agents or similar entities; or (iii) make any other changes that do not (A) reduce (or could have the effect of reducing) the aggregate amount of any portion of the Financing, if such reduction would reduce the aggregate amount of Financing below the amount required, when taken together with all other sources of funding available for payment thereof, to pay the aggregate Merger Consideration on the Closing Date (subject to the provisions in the final sentence of this Section 8.07(a)), (B) impose new or additional conditions precedent to the availability of the Financing or otherwise expand, amend or modify any of the Financing Conditions in a manner that could reasonably be expected to delay or prevent or make less likely to occur the funding of the Financing (or satisfaction of the Financing Conditions) on the Closing Date or (C) adversely impact the ability of Parent to enforce its rights against other parties to the Finance Documents. For purposes of Section 5.06, Section 8.06 and this Section 8.07, references to "Financing" shall include the Financing contemplated by the Finance Documents as it may be amended, modified or replaced in accordance with this Section 8.07(a), and references to "Finance Documents" shall include such documents as they may be amended, modified or replaced in accordance with this Section 8.07(a). Notwithstanding anything to the contrary contained in this Agreement, Parent and Merger Sub shall have the right to replace all or any portion of the Financing contemplated by the Finance Documents with any other debt or equity financing, from the same or any alternative financing sources, so long as such substitute financing would not impose new, revised or additional conditions precedent to the availability of such financing relative to the Financing in a manner that would reasonably be expected to delay or prevent or make less likely to occur the funding of such financing relative to the Financing or otherwise adversely impact the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement on the Closing Date.

          (b)   Parent shall use its reasonable best efforts to (i) maintain in effect the Finance Documents and (ii) satisfy (or obtain the waiver of), on a timely basis, all Financing Conditions (not including any condition where the failure to be so satisfied is a direct result of the Company's failure to furnish any information described in Section 8.06(a)) that are within Parent's control, so as to consummate the Financing on or prior to the Closing Date.

          (c)   Parent shall give the Company notice as soon as reasonably practicable following the occurrence of a Financing Adverse Event; provided that Parent shall not be required to provide any such notice or additional information in connection with such notice to the extent disclosure would be prohibited under applicable Law or such disclosure could reasonably be expected to result in a waiver of attorney-client privilege. If all or any portion of the Financing becomes unavailable as a result of a Financing Adverse Event, and such portion is required, when taken together with all other sources of funding available for payment thereof, to pay the aggregate Merger Consideration, then Parent shall use reasonable best efforts to arrange and obtain in replacement thereof, as promptly as reasonably practicable, alternative debt financing from alternative sources in an amount sufficient, when taken together with available cash of Parent and any then-available Financing pursuant to the Finance Documents, to consummate the Merger.

ARTICLE 9
CONDITIONS TO THE MERGER

        SECTION 9.01.    Conditions to the Obligations of Each Party.     The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by each such party) prior to the Effective Time of the following conditions:

          (a)    Requisite Company Vote.     The Requisite Company Vote shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

          (b)    Laws and Governmental Orders.     No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or any injunction, order or decree (whether temporary, preliminary or permanent) (any of the foregoing, a "Legal Restraint") that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger or the other transactions contemplated by this Agreement.

          (c)    Antitrust Approval.     (i) Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or expired, and (ii) any other clearance, approval or consent that is required under any other applicable Antitrust Law shall have been obtained or any Governmental Authority exercising jurisdiction under any other applicable Antitrust Law has failed to render a decision in the relevant time period, so that the Merger is deemed to be cleared, approved or consented to under such other applicable Antitrust Law.

        SECTION 9.02.    Conditions to the Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by Parent) of the following conditions:

          (a)    Representations and Warranties.     The representations and warranties of the Company set forth in (i) Section 4.10(b) shall be true and correct as of the Closing as though made as of the Closing, (ii) Section 4.05(a) shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except for de minimis inaccuracies, (iii) Section 4.01, Section 4.02, Section 4.03(a) and Section 4.20 that are (A) qualified as to materiality or Company Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all respects and (B) not qualified as to materiality or Company Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all material respects, in each case ((A) and (B)) as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date), and (iv) the other provisions of Article 4 shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)    Performance of Obligations of the Company.     The Company shall have performed or complied in all material respects with all the obligations, agreements and covenants contained in this Agreement to be performed and complied with by the Company at or prior to the Closing pursuant to the terms of this Agreement.

          (c)    No Company Material Adverse Effect.     Since the date of this Agreement, there shall not have occurred any Effect that has had, individually or in the aggregate with all other Effects, a Company Material Adverse Effect that is continuing.

          (d)    Closing Certificate.     Parent shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been satisfied.

        SECTION 9.03.    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, the waiver in writing by the Company) of the following conditions:

          (a)    Representations and Warranties.     The representations and warranties of Parent set forth in (i) Section 5.01, Section 5.02, Section 5.03 and Section 5.09 that are (A) qualified as to materiality or Parent Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all respects and (B) not qualified as to materiality or Parent Material Adverse Effect and other qualifications based upon the concept of materiality or similar phrases contained therein shall be true and correct in all material respects, in each case ((A) and (B)) as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date), and (ii) the other provisions of Article 5 shall be true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent and Merger Sub.     Parent and Merger Sub shall have performed or complied in all material respects with all the obligations, agreements and covenants contained in this Agreement to be performed and complied with by them at or prior to the Closing pursuant to the terms of this Agreement.

          (c)    Closing Certificate.     The Company shall have received a certificate signed by a duly authorized officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in Section 9.03(a) and Section 9.03(b) have been satisfied.

 ARTICLE 10
TERMINATION

        SECTION 10.01.    Termination.     This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained (except as otherwise stated below), as follows:

          (a)   by mutual written agreement of the Company and Parent;

          (b)   by either the Company or Parent, if:

              (i)  the Effective Time shall not have occurred on or before 5:00 p.m. (New York City time) on April 9, 2020 (the "Initial End Date" and, as it may be extended below, the "End Date"); provided that, if on such date any of the conditions to the Closing set forth in Section 9.01(b) (solely as it relates to any Antitrust Laws) or Section 9.01(c) have not been satisfied or, to the extent permissible, waived on or prior to the Initial End Date but all other conditions to Closing set forth in Article 9 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing (so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the Initial End Date)) or, to the extent permissible, waived, then the Initial End Date may be extended to (and including) 5:00 p.m. (New York Time) on July 9, 2020 (the "First Extended End Date") by either the Company or Parent, by delivery of written notice to the other party at or prior to 5:00 p.m. (New York Time) on the date that is two (2) Business Days prior to the Initial End Date, without further action of the other party; provided, further, that, if on the First Extended End Date any of the conditions to the Closing set forth in Section 9.01(b) (solely as it relates to any Antitrust Laws) or Section 9.01(c) have not been satisfied or, to the extent permissible, waived on or prior to the First Extended End Date but all other conditions to Closing set forth in Article 9 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing (so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the First Extended End Date)) or, to the extent permissible, waived, then the First Extended End Date may be extended to (and including) 5:00 p.m. (New York Time) on October 9, 2020 by either the Company or Parent, by delivery of written notice to the other party at or prior to 5:00 p.m. (New York Time) on the date that is two (2) Business Days prior to the First Extended End Date, without further action of the other party; provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party that has breached in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner that shall have been the primary cause of or primarily resulted in the failure of a condition to the consummation of the Merger to be satisfied;

             (ii)  a Legal Restraint permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated hereby shall become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall have used reasonable best efforts to prevent the entry of and to remove such Legal Restraint in accordance with, and subject to the limitations set forth in, Section 8.01; provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party that has breached in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner that shall have been the primary cause of or primarily resulted in the failure of any of the conditions set forth Sections 9.01(b) or 9.01(c) to the consummation of the Merger to be satisfied; or

            (iii)  the Company Stockholders' Meeting (as it may be adjourned or postponed in accordance with this Agreement), in each case, at which a vote on the adoption of this

    Agreement was taken, shall have concluded and the Requisite Company Vote shall not have been obtained;

          (c)   by Parent, if:

              (i)  at any time prior to obtaining the Requisite Company Vote, an Adverse Recommendation Change shall have occurred; or

             (ii)  the Company shall have breached or failed to perform any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause any of the conditions set forth in Section 9.01 or Section 9.02, as applicable, not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within the earlier of (A) thirty (30) days of receipt by the Company of written notice of such breach or failure or (B) three (3) Business Days prior to the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 10.01(c)(ii) if Parent or Merger Sub has breached in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner that shall have been the primary cause of or primarily resulted in the failure of a condition to the consummation of the Merger not to be satisfied;

          (d)   by the Company:

              (i)  at any time prior to obtaining the Requisite Company Vote, in order to accept a Superior Proposal and enter into, immediately following such termination, a binding and definitive written Alternative Acquisition Agreement with respect to such Superior Proposal; provided that (A) the Company has materially complied with its covenants and agreements under Section 6.04 and (B) the Company pays the Termination Fee to Parent in accordance with Section 10.02(b)(iv); or

             (ii)  if Parent or Merger Sub shall have breached or failed to perform any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause any of the conditions set forth in Section 9.01 or Section 9.03, as applicable, not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within the earlier of (A) thirty (30) days of receipt by the Company of written notice of such breach or failure or (B) three (3) Business Days prior to the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(d)(ii) if the Company has breached in any material respect any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner that shall have been the primary cause of or primarily resulted in the failure of a condition to the consummation of the Merger not to be satisfied.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other parties.

        SECTION 10.02.    Effect of Termination.

          (a)   Except to the extent provided in Section 10.02(b) and Section 10.02(c), in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or any of its Representatives or Affiliates); provided that, notwithstanding anything in this Agreement to the contrary, (i) no such termination shall relieve any party of any liability or damages to any other party resulting from any fraud or Willful Breach of this Agreement and (ii) the provisions set forth in this Section 10.02 and Article 11 (and any related definitions contained in any such Sections or Article) and the Confidentiality Agreement shall survive the termination of this Agreement.

          (b)   The Company shall pay in cash to Parent or its designee, by wire transfer of immediately available funds, a termination fee of $75,000,000 (the "Termination Fee"), if this Agreement is terminated:

              (i)  by either the Company or Parent, in each case, pursuant to Section 10.01(b)(i) or Section 10.01(b)(iii), or by Parent pursuant to Section 10.01(c)(ii), and, in each case, (A) an Acquisition Proposal shall have been publicly made directly to the Company's stockholders or shall otherwise have become publicly known, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, (B) such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification, in each case, (1) prior to the date of such termination, with respect to any termination pursuant to Section 10.01(b)(i) or Section 10.01(c)(ii), or (2) prior to the date of the Company Stockholders' Meeting, with respect to termination pursuant to Section 10.01(b)(iii), and (C) at any time within twelve (12) months after such termination, (1) the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to any Acquisition Proposal that is ultimately consummated (whether during such twelve (12) month period or thereafter) or (2) there shall have been consummated any Acquisition Proposal (provided that for purposes of this clause (C), each reference to "20%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"); in which case the Termination Fee shall be paid immediately prior to or concurrently with the occurrence of either of the applicable events described in the foregoing clause (C);

             (ii)  by Parent pursuant to Section 10.01(c)(i); in which case the Termination Fee shall be paid no later than three (3) Business Days after the date of such termination;

            (iii)  by (A) the Company pursuant to Section 10.01(b)(i) or (B) by either Parent or the Company pursuant to Section 10.01(b)(iii), and, in each such case of clause (A) or (B), at the time of such termination, Parent had the right to terminate this Agreement pursuant to Section 10.01(c)(i); in which case the Termination Fee shall be paid no later than, in the case of such termination by Parent, three (3) Business Days or, in the case of such termination by the Company, one Business Day, in each case, after the date of such termination; or

            (iv)  by the Company pursuant to Section 10.01(d)(i); in which case the Termination Fee shall be paid concurrently with, and as a condition to, the effectiveness of such termination.

          (c)   The Company hereby acknowledges and agrees that the agreements contained in this Section 10.02 are an integral part of the transactions contemplated hereby, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amounts due pursuant to this Section 10.02 and, in order to obtain such payment, Parent or Merger Sub, as applicable, commences a suit that results in a judgment against the Company for the fees or expenses set forth in this Section 10.02 or any portion of such fees or expenses, the Company shall pay Parent or its designee its costs and expenses (including reasonable attorneys' fees, costs and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate as published by The Wall Street Journal (in effect on the date such payment was required to be made) from the date such payment was required to be made through the date of payment. Notwithstanding anything in this Agreement to the contrary, the parties hereby acknowledge and agree that in the event that the Termination Fee becomes payable by, and is paid by, the Company, the Termination Fee shall be Parent's sole and exclusive remedy for damages against the Company and its former, current or futures stockholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement set forth in this Agreement or the failure of the Merger to be consummated; provided that no such payment shall relieve any party of any liability or damages to any other party resulting from any fraud or Willful Breach of this Agreement. The parties acknowledge and agree that the Company shall not be obligated to pay the Termination Fee on more than one occasion.

ARTICLE 11
MISCELLANEOUS

        SECTION 11.01.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("e-mail") transmission, so long as a receipt of such facsimile transmission is requested and received or, in the case of e-mail, with acknowledgment of receipt) and shall be given,

          (a)   if to Parent or Merger Sub or, after the Effective Time, the Company or the Surviving Corporation, to:

    UCB S.A.
    Allée de la Recherche, 60
    B-1070 Brussels
    Belgium
    Attention: William Silbey, Executive Vice President—General Counsel
    E-mail: Bill.Silbey@ucb.com

    with a copy (which shall not constitute notice) to:

Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018
Attention:	J. D. Weinberg Kyle Rabe
Facsimile No.:	(646) 441-9037
E-mail:	jweinberg@cov.com krabe@cov.com

          (b)   if to the Company prior to the Effective Time, to:

    Ra Pharmaceuticals, Inc.
    87 Cambridge Park Drive
    Cambridge, MA 02140
    Attention: David Lubner
    Facsimile No.: (617) 401-4060
    E-mail: dlubner@rapharma.com

    with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116
Attention:	Peter Handrinos R. Scott Shean Daniel Rees
Facsimile No.:	(617) 948-6001
E-mail:	peter.handrinos@lw.com scott.shean@lw.com daniel.rees@lw.com or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto pursuant to this Section 11.01. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

        SECTION 11.02.    Survival of Representations, Warranties and Covenants.     None of the representations warranties, covenants or agreements contained herein and in any schedule, instrument, certificate or other writing delivered pursuant hereto shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time. After the Effective Time, neither Parent nor Merger Sub shall be permitted to claim that any breach by the Company of any of its covenants or obligations under this Agreement resulted in a failure of a condition to consummate the Merger or excuses performance by Parent or Merger Sub of any of its obligations hereunder.

        SECTION 11.03.    Amendments and Waivers.

          (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Requisite Company Vote is obtained, if any such amendment shall by applicable Law require further approval of the Company's stockholders, the effectiveness of such amendment shall be subject to the approval of the Company's stockholders.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

          (c)   Notwithstanding the foregoing provisions of this Section 11.03, no amendment or modification to this Section 11.03(c), the provisions of Section 11.07(b), Section 11.08(b), Section 11.09, Section 11.14 or Section 11.15 in a manner that is materially adverse to the Financing Sources shall become effective without the prior written consent of the materially adversely affected Financing Sources.

        SECTION 11.04.    Expenses.

          (a)   Except as otherwise provided herein (including in Section 11.04(b)), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b)   In the event that this Agreement is terminated by either Parent or the Company pursuant to (i) Section 10.01(b)(i) and, at the time of such termination, one or more of the conditions set forth in Section 9.01(b) (solely as it relates to any Antitrust Laws) or Section 9.01(c) was or were not satisfied, or (ii) Section 10.01(b)(ii) as the result of any applicable Antitrust Law or other Legal Restraint imposed by a Governmental Authority with jurisdiction over enforcement of any applicable Antitrust Law with respect to such Antitrust Law, and, in the case of each of (i) or (ii), at the time of such termination, (A) all of the other conditions set forth in Article 9 have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing, provided that such conditions were then capable of being satisfied if the Closing had taken place) and (B) the Company is not in breach in any material respect of its obligations under this Agreement in any manner that shall have primarily contributed to the failure of the conditions referred to in clause (i) above or the imposition of the Legal Restraint that resulted in the termination referred to in clause (ii), as applicable, then Parent shall pay the fees and expenses of counsel, accountants and consultants (but, for the avoidance of doubt, not any other fees or expenses) incurred by the Company or on the Company's behalf in connection with or related to the entry into this Agreement, in an amount in the aggregate not to exceed $5,000,000, which payment shall be made to the Company not later than three (3) Business Days after delivery to Parent of notice of demand for payment setting forth in reasonable detail all such fees and expenses.

        SECTION 11.05.    Disclosure Schedule.     The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent on its face.

        SECTION 11.06.    Binding Effect; Benefit; Assignment.

          (a)   The provisions of this Agreement shall be binding on and, except as provided in Section 7.02, shall inure to the benefit of the parties hereto and their respective successors and assigns.

          (b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that each of Parent or Merger Sub may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, (i) to one or more of its Affiliates at any time, (ii) as collateral to any Financing Sources at any time, and (iii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its respective obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub.

        SECTION 11.07.    Governing Law.

          (a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

          (b)   Notwithstanding anything herein to the contrary, the parties hereto irrevocably agree that any Action, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources (in their capacities as such) arising out of, or relating to, the transactions contemplated hereby, the Financing or the performance of services thereunder or related thereto shall, except as expressly provided otherwise in the definitive documentation pertaining to such Financing, be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such jurisdiction that would result in the application of the laws of any other jurisdiction.

        SECTION 11.08.    Jurisdiction.

          (a)   The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

          (b)   Notwithstanding anything herein to the contrary, any Action against any Financing Source in any way relating to this Agreement, the Financing or the transactions contemplated hereby or thereby shall be heard and determined exclusively in the United States District Court for the Southern District of New York. The parties hereto hereby (i) submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any Action against the Financing Sources (in their capacities as such) in any way relating to this Agreement, the Financing or the transactions contemplated hereby or thereby brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the Financing or the transactions contemplated hereby or thereby may not be enforced in or by the above-named court.

        SECTION 11.09.    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING ANY LEGAL PROCEEDING AGAINST ANY FINANCING SOURCE).

        SECTION 11.10.    Counterparts.     This Agreement may be signed manually or by facsimile or other electronic transmission by the parties (including in .pdf, .tiff, .jpg or similar format), in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        SECTION 11.11.    Entire Agreement.     This Agreement (including the Company Disclosure Schedule), the Voting Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

        SECTION 11.12.    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        SECTION 11.13.    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

        SECTION 11.14.    No Third Party Beneficiaries.     Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for: (a) solely if the Effective Time occurs, (i) the right of the Company's stockholders to receive the Merger Consideration following the Effective Time in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Stock Awards and participants in the Company's ESPP to receive the applicable treatment pursuant to Article 2 in accordance with the terms of this Agreement; (b) the provisions set forth in Section 7.02 with respect to the Persons referred to therein; and (c) the provisions set forth in Section 11.03(c), Section 11.07(b), Section 11.08(b), Section 11.09, Section 11.15 and this Section 11.14 (in each case, to the extent they relate to the Financing Sources) which are intended to be for the benefit of, and shall be enforceable by, the Financing Sources. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.03 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        SECTION 11.15.    Non-Recourse.     Notwithstanding anything herein to the contrary and to the fullest extent permitted by Law, the Company agrees that neither it nor any of its Subsidiaries shall have any claim against any Financing Source, nor shall any Financing Source have any liability whatsoever to the Company or any of its Subsidiaries, in connection with the Financing or in any way relating to this Agreement or any of the transactions contemplated hereby, whether at law, in equity, in contract, in tort or otherwise, in each case, whether arising, in whole or in part, out of comparative, contributory or sole negligence by any Financing Source.

[Remainder of page intentionally blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

UCB S.A.
By:	/s/ CHARL VAN ZYL
	Name:	Charl van Zyl
	Title:	Executive Vice President, Head of Neurology
By:	/s/ WILLIAM SILBEY
	Name:	William Silbey
	Title:	Executive Vice President, General Counsel

[Signature page to Agreement and Plan of Merger]

FRANQ MERGER SUB, INC.
By:	/s/ CHARL VAN ZYL
	Name:	Charl van Zyl
	Title:	Vice President

[Signature page to Agreement and Plan of Merger]

RA PHARMACEUTICALS, INC.
By:	/s/ DOUGLAS A. TRECO
	Name:	Douglas A. Treco
	Title:	President & CEO

[Signature page to Agreement and Plan of Merger]

EXHIBIT A

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

RA PHARMACEUTICALS, INC.

ARTICLE I

NAME

        The name of the Corporation is Ra Pharmaceuticals, Inc.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

        The total number of shares of capital stock that the Corporation shall have authority to issue is one thousand (1,000) shares, which shall be shares of common stock with a par value of $0.001 per share.

ARTICLE V

RESERVATION OF RIGHT TO AMEND BY-LAWS

        In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation to the fullest extent permitted by the provisions of the DGCL.

ARTICLE VI

ELECTION OF DIRECTORS

        The election of directors need not be conducted by written ballot except and to the extent provided in the Bylaws of the Corporation.

ARTICLE VII

LIMITATION ON LIABILITY; INDEMNIFICATION

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.

ARTICLE VIII

RESERVATION OF RIGHT TO AMEND
CERTIFICATE OF INCORPORATION

        The Corporation reserves the right to amend, alter, restate, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law and all the provisions of this Certificate of Incorporation and all rights, preferences, privileges and powers conferred in this Certificate of Incorporation on stockholders, directors, officers or any other persons are subject to the rights reserved in this Article VIII.

Annex B

Section 262 of the General Corporation Law of the State of Delaware

  § 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder's request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex C

Centerview Partners LLC 31 West 52nd Street New York, NY 10019
October 9, 2019

The Board of Directors
Ra Pharmaceuticals, Inc.
87 Cambridge Park Drive
Cambridge, MA 02140

The Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.001 per share (the "Shares") (other than Excluded Shares, as defined below), of Ra Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of the $48.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the "Agreement") among UCB S.A., a societe anonyme formed under the laws of Belgium ("Parent"), Franq Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL") (the "Merger" and, collectively with the other transactions contemplated by the Agreement, the "Transaction"), whereupon the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation and each Share outstanding immediately prior to the effective time of the Merger (other than (i) each Share held by the Company as treasury stock and each Share held by Parent, Merger Sub or any wholly owned subsidiary of Parent or of the Company, in each case immediately prior to the effective time of the Merger and (ii) Shares outstanding immediately prior to the effective time of the Merger (other than Shares that will automatically be canceled and represent only the right to receive the Consideration in accordance with the Merger Agreement) and held by a holder who did not vote in favor of the adoption of the Merger Agreement or the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (the shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of the Company or Parent, "Excluded Shares")) will be converted into the right to receive $48.00 per Share in cash,.without interest, (the $48.00 per Share consideration to be paid in cash, without interest, in the Merger, the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement,

        We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

        We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received compensation from Parent or Merger Sub during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates' directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent or any of their respective affiliates, or any other party that may be involved in the Transaction.

        In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated October 9, 2019 (the "Draft Agreement"); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2018, December 31, 2017 and December 31, 2016; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the "Forecasts") (collectively, the "Internal Data"). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

        We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

        We express no view as to, and our opinion does not address, the Company's underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

        Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

        Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,
/s/Centerview Partners LLC CENTERVIEW PARTNERS LLC

Annex D

Execution version

VOTING AND SUPPORT AGREEMENT

AMONG

UCB S.A.,

AND

CERTAIN STOCKHOLDERS OF RA PHARMACEUTICALS, INC.

DATED AS OF

OCTOBER 9, 2019

    VOTING AND SUPPORT AGREEMENT dated as of October 9, 2019 (this "Agreement"), among UCB S.A., a société anonyme formed under the Laws of Belgium ("Parent"), and each of the individuals and entities listed on the signature pages hereto (each, a "Stockholder" and, collectively, the "Stockholders").

INTRODUCTION

        WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner (for purposes of this Agreement, "beneficial owner" (including "beneficially own" and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "1934 Act")) of the number of the Shares, as set forth opposite the name of such Stockholder on Schedule I hereto;

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Franq Merger Sub, Inc., a Delaware corporation and an indirect wholly owned Subsidiary of Parent ("Merger Sub"), and Ra Pharmaceuticals, Inc., a Delaware corporation (the "Company"), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent upon the terms and subject to the conditions set forth therein; and

        WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement with respect to the Subject Shares (as defined below).

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
VOTING AGREEMENT; GRANT OF PROXY

        SECTION 1.01    Voting Agreement.     (a) During the Agreement Period (as defined below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Shares, however called (each, a "Company Stockholders' Meeting"), and in connection with any written consent of the holders of the Shares, such Stockholder shall cause all of such Stockholder's Subject Shares to be counted as present thereat for purposes of calculating a quorum and vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder's Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:

            (i)  in favor of (A) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and any actions related thereto; and (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone the Company Stockholders' Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Company Stockholders' Meeting is held; and

           (ii)  against (A) any Acquisition Proposal or any acquisition agreement related to such Acquisition Proposal; (B) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Merger Agreement; (C) each of the following actions (other than the transactions contemplated by the Merger Agreement): (I) any merger, consolidation or other business combination involving the Company or any of its Subsidiaries, (II) any sale, lease, license or other transfer of a material amount of the assets of the Company or any of its Subsidiaries, taken as a whole and (III) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries; and (D) any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or materially delay the consummation, of the transactions contemplated by the Merger Agreement.

        (b)   Each Stockholder shall retain at all times the right to vote or exercise such Stockholder's right to consent with respect to such Stockholder's Subject Shares in such Stockholder's sole discretion and without any other limitation on those matters other than those set forth in Section 1.01(a) that are at any time or from time to time presented for consideration to the holders of the Shares generally. Without limiting the foregoing, each Stockholder hereby agrees that such Stockholder shall not deposit any of such Stockholder's Subject Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of such Stockholder under this Agreement with respect to any of such Stockholder's Subject Shares.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

        SECTION 2.01    Representations and Warranties of Stockholder.     Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows:

          (a)    Organization.     If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

          (b)    Authorization.     If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If such Stockholder is a married individual, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder's spouse (including pursuant to Section 3.07) and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder's spouse in accordance with its terms, subject to the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

          (c)    No Conflict.     (i) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its articles of incorporation, bylaws or similar organizational documents, (B) contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (C) constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under any provision of any Contract binding on such Stockholder or (D) result in the creation or imposition of any Lien upon such Stockholder's Subject Shares, except, in the case of clauses (B), (C) and (D), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder's ability to perform its obligations under this Agreement.

             (ii)  Except for (A) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable U.S. state or federal or any foreign securities Laws and the rules and requirements of Nasdaq or Euronext Brussels, and (B) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder's ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

          (d)    Ownership of Subject Shares.     Such Stockholder (together with such Stockholder's spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Law) is, and (except with respect to any Subject Shares Transferred (as defined below) in accordance with Section 3.02) at all times during the Agreement Period will be, the record and beneficial owner of such Shares as set forth opposite the name of such Stockholder on Schedule I hereto (together with any Shares or other Company Securities that may become subject to this Agreement as provided in Section 3.04, including pursuant to any exercise of Company Stock Options or vesting of any Company RSUs, the "Subject Shares") free and clear of any Liens (except any Lien arising under applicable securities Laws or arising hereunder) and with no restrictions on such Stockholder's rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the 1933 Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only Shares beneficially owned by such Stockholder on the date hereof.

          (e)    Absence of Litigation.     With respect to such Stockholder, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of his, her or its properties, assets or Affiliates (including such Stockholder's Subject Shares) that could reasonably be expected to materially impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (f)    Reliance.     Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement.

          (g)    Finder's Fees.     No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

        SECTION 2.02    Representations and Warranties of Parent.     Parent hereby represents and warrants to the Stockholders as follows:

          (a)    Organization.     Parent has been duly organized, is validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its jurisdiction of organization.

          (b)    Authorization.     Parent has the requisite authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its respective terms, subject in each case to the Enforceability Exceptions.

ARTICLE 3
CERTAIN COVENANTS

        SECTION 3.01    No Solicitation.     Without limiting and subject to the provisions of Section 4.18, during the Agreement Period, each Stockholder agrees that it, he or she will not, directly or indirectly, take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to Section 6.04 of the Merger Agreement, as applicable.

        SECTION 3.02    Transfer Restrictions.     (a) Except pursuant to the terms of this Agreement, including Section 3.02(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder's control to), without the prior written consent of Parent, directly or indirectly, (i)sell (including short sell), assign, transfer, tender, pledge or otherwise dispose of (including by gift), whether voluntarily or by operation of Law any Subject Shares (any transaction described in this clause (i), a "Transfer"), or (ii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares. Each Stockholder agrees to authorize and request the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of such Stockholder's Subject Shares and that this Agreement places limits on the voting and Transfer of such Subject Shares.

        (b)   Notwithstanding anything in Section 3.02(a) to the contrary, any Stockholder (i) who is an individual may Transfer Subject Shares (A) to any member of such Stockholder's immediate family, (B) to a trust for the sole benefit of such Stockholder or any member of such Stockholder's immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (C) to a charity, charitable trust, or other charitable organization under Section 501(c)(3) of the Code, (D) upon the death of such Stockholder or (E) to effect a cashless exercise for the primary purpose of paying the exercise price of Company Stock Options or to cover Tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Company Stock Options and (ii) that is an entity may Transfer Subject Shares to any parent entity, Subsidiary or Affiliate under common control with such Stockholder, or to a partner or member of such Stockholder; provided that any such Transfer referred to in this Section 3.02(b) (other than in the case of clause (i) (E)) shall be permitted only if the applicable Transferee agrees in writing to be bound by the terms of this Agreement.

        SECTION 3.03    Documentation and Information.     Each Stockholder consents to and authorizes the publication and disclosure by Parent or the Company of such Stockholder's identity and holding of Subject Shares, the nature of such Stockholder's commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed by Parent or the Company with the SEC or any other disclosure document in connection with the transactions contemplated by the Merger

Agreement; provided that such Stockholder shall have a reasonable opportunity to review and comment upon such disclosure to the extent it relates to such Stockholder prior to any such filing.

        SECTION 3.04    Additional Subject Shares.     In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Securities with voting rights, or any other voting interest with respect to the Company, such Company Securities and voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly. Each Stockholder shall promptly notify Parent of any such event; provided, however, that nothing in this Section 3.04 or elsewhere in this Agreement shall obligate any Stockholder to convert, exercise, or exchange any Company Stock Options in order to obtain any underlying Shares.

        SECTION 3.05    Certain Adjustments.     In the event of a stock split, stock dividend or distribution, or any change in the Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include such Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such Shares may be changed or exchanged.

        SECTION 3.06    Waiver of Appraisal Rights and Actions.     Each Stockholder hereby (a) irrevocably waives and agrees not to exercise any rights of appraisal or dissent such Stockholder may have with respect to any of such Stockholder's Subject Shares in connection with the Merger and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Board of Directors in connection with the Merger Agreement or the other transactions contemplated thereby.

        SECTION 3.07    Spousal Consent.     If Stockholder is a married individual and any of the Subject Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder's spouse, in the form attached hereto as Exhibit A.

        SECTION 3.08    Further Assurances.     Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

        SECTION 3.09    Directors and Officers.     Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any Stockholder, or a designee of such Stockholder, who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office, including by voting, in his capacity as a director of the Company, in the Stockholder's, or its designee's, sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder's capacity as a holder of the Subject Shares). In this regard, the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder's capacity as a director or officer of the Company.

 ARTICLE 4
MISCELLANEOUS

        SECTION 4.01    Termination.     This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (the period from the date hereof through such earlier time being referred to as the "Agreement Period"): (a) the Effective Time; (b) the termination of this Agreement by written notice from Parent to the Stockholders; and (c) the termination of the Merger Agreement in accordance with its terms; provided that (i) this Section 4.01, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.13, Section 4.16, Section 4.17 and Section 4.18 shall survive such termination, and (ii) upon termination of this Agreement, all obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, further, that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful and intentional breach prior to such termination. For clarity, this Agreement shall not terminate upon an Adverse Recommendation Change (pursuant to Section 6.04 of the Merger Agreement) unless the Merger Agreement is terminated in accordance with its terms.

        SECTION 4.02    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

        SECTION 4.03    Representations and Warranties.     The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Agreement Period.

        SECTION 4.04    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("e-mail") transmission, so long as a receipt of such facsimile transmission is requested and received or, in the case of e-mail, with acknowledgment of receipt) and shall be given, if to Parent, to:

  UCB S.A.
  Allée de la Recherche, 60
  B-1070 Brussels
  Belgium
  Attention: William Silbey
  E-mail:

  with a copy (which shall not constitute notice) to:

  Covington & Burling LLP
  The New York Times Building
  620 Eighth Avenue
  New York, New York 10018
  Attention:      J. D. Weinberg
                          Kyle Rabe

  Facsimile No.:
  E-mail:

  if to a Stockholder, to his, her or its address set forth on such Stockholder's signature page hereto;

or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto pursuant to this Section 4.04. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

        SECTION 4.05    Amendment; Waiver.     Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

        SECTION 4.06    Expenses.     Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the transactions are consummated.

        SECTION 4.07    Binding Effect; Benefit; Assignment.

        (a)   The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        (b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its respective obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent.

        SECTION 4.08    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        SECTION 4.09    Jurisdiction.     Each of the parties hereto agrees that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.04 shall be deemed effective service of process on such party.

        SECTION 4.10    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        SECTION 4.11    Counterparts.     This Agreement may be signed manually or by facsimile or other electronic transmission by the parties (including in .pdf, .tiff, .jpg or similar format), in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        SECTION 4.12    Entire Agreement.     This Agreement (including the Schedules and Exhibits hereto), together with the Merger Agreement, constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

        SECTION 4.13    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        SECTION 4.14    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

        SECTION 4.15    No Third Party Beneficiaries.     This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.

        SECTION 4.16    Construction.     The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions and headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. If a term used herein is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. "Extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if." References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any agreement or Contract are to that agreement or Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law," "laws" or to a particular statute or Law shall be deemed also to include any applicable Law. References to "foreign" or words of similar import shall be deemed to refer to any jurisdictions outside the United States. Unless otherwise specifically indicated, all references to "dollars" and "$" will be deemed references to the lawful money of the United States of America. Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not "material" or a "material adverse effect" under this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

        SECTION 4.17    No Presumption.     Each of the parties hereto agrees that he, she or it has had the opportunity to review this Agreement with counsel of his, her or its own choosing and, therefore, waives the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        SECTION 4.18    Obligations; Stockholder Capacity.     The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his, her or its capacity as the beneficial owner of such Stockholder's Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by him, her or it in his, her or its capacity as an employee, officer or director of the Company or any of its Subsidiaries.

[Signature Page Follows]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

UCB S.A.
By:	/s/ CHARL VAN ZYL
	Name:	Charl van Zyl
	Title:	Executive Vice President, Head of Neurology
By:	/s/ WILLIAM SILBEY
	Name:	William Silbey
	Title:	Executive Vice President, General Counsel
Douglas A. Treco
By:	/s/ DOUGLAS A. TRECO
NEW ENTERPRISE ASSOCIATES 13, L.P.
By:	/s/ LOUIS S. CITRON
	Name:	Louis S. Citron
	Title:	Chief Legal Officer
RA CAPITAL MANAGEMENT, LLC
By:	/s/ RAJEEV SHAH
	Name:	Rajeev Shah
	Title:	Authorized Signatory

[Signature page to Voting and Support Agreement]

SCHEDULE I

SUBJECT SHARES

Stockholder Name	Subject Shares Beneficially Owned
New Enterprise Associates 13, L.P.	Shares:	6,135,234
RA Capital Management, LLC	Shares:	4,858,260
Douglas A. Treco	Shares:	218,799
	Company Stock Options:	1,206,116
	Company RSUs:	41,666

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [******]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Ra Pharmaceuticals, Inc. 87 CAMBRIDGEPARK DRIVE CAMBRIDGE, MA 02140 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [******]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to [******]. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E86719-S93414 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Ra Pharmaceuticals, Inc. The Board of Directors recommends you vote FOR the following: For Against Abstain ! ! ! ! ! ! 1.The proposal to adopt the Merger Agreement. 2.The proposal to approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting. NOTE: To conduct any other business that properly comes before the Special Meeting (including any continuations, adjournments and postponements thereof). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E86720-S93414 Ra Pharmaceuticals, Inc. Special Meeting of Stockholders [*******] at [*****] This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Douglas A. Treco and David C. Lubner, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Ra Pharmaceuticals, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [******] on [*******], at the offices of Latham & Watkins LLP, 200 Clarendon Street, Boston, MA 02116 and any continuation, adjournment or postponement thereof (the "Special Meeting"). This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and with respect to any other matters that properly come before the Special Meeting, the proxies named herein will vote in their discretion. Continued and to be signed on reverse side